UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
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Soliciting Material under §240.14a-12

INGEVITY CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2024

ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

PURIFY | PROTECT | ENHANCE

ingevity

MESSAGE FROM OUR CEO

John C. Fortson | March 11, 2024

Dear Ingevity Stockholders:

It is our pleasure to invite you to attend the 2024 annual meeting of stockholders (the “Annual Meeting”) of Ingevity Corporation (“Ingevity,” the “Company” or “us”). The Annual Meeting will be held virtually via live audio webcast on April 23, 2024, at 9:30 a.m. Eastern Time.

You can participate in the Annual Meeting, submit questions and vote your shares of the Company’s common stock (the “Common Stock”) by visiting www.virtualshareholdermeeting.com/NGVT2024. Further details regarding participation, voting and the business to be conducted at the Annual Meeting appear in the following notice of the Annual Meeting and this proxy statement.

2023 was a busy year as Ingevity accelerated the implementation of several key strategic initiatives that broaden our capabilities and diversify our product portfolio to meet the needs of global customers across all our businesses. In an environment that remained dynamic and challenging, our team doubled down on our commitment to being an innovative, forward thinking, best-in-class specialty chemicals business, and I am incredibly proud of their performance. We are excited about where we’re heading.

Our carbon and pavement businesses led the way in delivering record performance. Performance Materials delivered record revenue and segment EBITDA* and continued to see strong segment growth as global auto production recovered from diminished coronavirus pandemic era production levels over the course of the year. Advanced Polymer Technologies (“APT”), formerly known as our Engineered Polymers business, continued strong business development, expanding into growth markets such as apparel and agriculture. Our Performance Chemicals segment was a tale of two businesses in 2023 as we worked through the impacts of unprecedented crude tall oil price levels on our legacy Industrial Specialties business while Pavement Technologies, hereafter Road Technologies, continued its strong performance and had another record year.

We made significant investments in growth initiatives for our future. We fully integrated Ozark Materials into our newly formed Road Technologies business to broaden our impact in the pavement industry, opened a new APT Innovation Center in Warrington, United Kingdom to support technology development, and launched a repositioning plan for our Performance Chemicals segment to enable Ingevity to produce a more diverse portfolio of renewable raw material-based products and expand into oleochemical growth markets such as soy, palm and canola oils. Additionally, we advanced our strategic investment in Nexeon to identify more opportunities to support the electric battery industry using our carbon and our production and engineering capabilities.

Our world class team remains focused on continuous improvement to prioritize employee safety and strategic growth. In 2023 we launched a global Safety Pledge campaign, reaffirming each employee’s commitment to our collective responsibility to prioritize the well-being and care of every individual at Ingevity. We added international marketing and business strategy development expertise to our board of directors (the “Board”) by electing Bruce Hoechner to the Board, and also invested in talent to support our oleochemicals transition and battery technology initiatives.

We advanced our purpose to be a responsible company that purifies, protects, and enhances the world around us. Ingevity received a Silver rating from EcoVadis in 2023, placing us in the top quartile of all responding companies, and took steps to offset Scope 2 emissions related to our United States manufacturing locations by entering into a renewable product purchase agreement to advance the Company toward greenhouse gas reduction targets. In addition to growing our portfolio of renewably based products in 2023, we achieved key biodegradability and compostability certifications for our Capa® portfolio that further endorse the sustainable nature of our Company and our products.

INGEVITY | 2024 Proxy Statement	1

Thank you for your interest and investment in Ingevity. We hope you share our enthusiasm for Ingevity and the exciting opportunities ahead as we advance bold plans to better ourselves, our Company and our communities. We are excited about the future and confident in our ability to be a best-in-class specialty chemicals company that is a leader in sustainability and our markets.

A notice of internet availability of proxy materials or proxy card is being mailed, and the attached proxy statement is being made available, beginning on March 11, 2024, to each holder of record of Common Stock as of the record date, February 26, 2024. Please see “Questions and Answers about the Annual Meeting, Proxy Solicitation and Voting Information” for additional information about how to attend, vote, examine the list of stockholders and submit questions during the Annual Meeting.

Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials. Your vote will mean that you are represented at the Annual Meeting even if you do not attend virtually. Thank you for your ongoing support of Ingevity.

Best regards,

John C. Fortson
President and CEO

* Reconciliation of these non-GAAP financial measures can be found in Appendix A.

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NOTICE

of 2024 Annual Meeting of Stockholders of Ingevity Corporation

How to vote:

Online Before the Annual Meeting, vote online at www.proxyvote.com

By phone Call 1-800-690-6903

By mobile device Scan the QR code on your proxy card or Notice

By mail If you received a printed version of the proxy materials, you may vote by mail

During the virtual meeting See “Questions and Answers about the Annual Meeting, Proxy Solicitation, and Voting Information” for details on how to virtually attend and vote during the meeting

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 23, 2024. The Proxy Statement and our Annual Report are available at www.proxyvote.com.

DATE & TIME Tuesday, April 23, 2024 9:30 a.m. Eastern Time	LIVE AUDIO WEBCAST LOCATION www.virtualshareholder meeting.com/NGVT2024 To be admitted, enter the control number found on your proxy card or Notice regarding the availability of proxy materials	RECORD DATE February 26, 2024 Holders of record of our Common Stock at the close of business on the Record Date are entitled to receive notice of, virtually attend, and vote at the Annual Meeting

To allow our stockholders greater access to the meeting and lower the barriers to stockholder participation, our Annual Meeting will be held in a virtual format only with no physical meeting location.

Items of business

At the Annual Meeting, stockholders will be asked to act on the following items:

■	Elect the nine (9) director nominees named in the proxy statement;
■	Approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers;
■	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024;
■	Approve the amendment to the Company’s Certificate of Incorporation to provide for the exculpation of certain officers from liability in limited circumstances; and
■	Consider any other business properly brought before the meeting.

Additional information

Whether or not you plan to attend the Annual Meeting virtually, we urge you to review the proxy materials carefully and to vote in advance.

By Order of the Board of Directors,

Stacy L. Cozad
Secretary

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Table of Contents

Message from our CEO	1

Notice of 2024 Annual Meeting of Stockholders of Ingevity Corporation	4

Proxy Statement Summary	8
2023 Business Highlights	9
Sustainability Highlights	10
Snapshot of Director Nominees	12
Board Demographics	12
Corporate Governance Highlights	13
Executive Compensation Governance Practices	14

Proposal 1: Election of Directors	15
Director Nominees	16
Summary of the Director Nominees’ Skills and Experience	22

Board and Corporate Governance Matters	23
Role of the Board of Directors	23
Corporate Governance Guidelines	23
Board Leadership Structure	24
Committees of our Board of Directors	24
Director Nominees and Selection	26
Evaluating Board performance and effectiveness	28
Board meetings and executive sessions	28
Board’s role in risk oversight	29
Board oversight of ESG matters	31
Management development and succession planning	31
Board oversight of DEIB and human capital matters	31
Director education program	31
Retirement age, term limits and significant change in job responsibilities	32
Overboarding policy	32
Stockholder outreach and engagement	32
How to contact the Board	33
Code of Conduct	33
Governance materials on our website	33
Related party transactions	34

Director Compensation	35
Ingevity’s Director compensation approval process	35
2023 Non-employee Director compensation	35
Cash retainers	35
Restricted Stock Unit awards	36
Other compensation	36
Stock ownership guidelines; prohibition on hedging	36
2023 Director compensation table	37

Proposal 2: Non-Binding Advisory Vote to Approve The Compensation of Ingevity’s Named Executive Officers (Say-on-Pay)	38

Compensation Discussion and Analysis	39
Executive Summary	40
How We Set Compensation	43
NEO compensation elements	45
Payout of 2021 PSU award	51
CEO Pay	52
NEO performance and compensation decisions	53
Other compensation and benefits	55
Other compensation policies and practices	59
Risk analysis	60
Tax and accounting considerations	60

Talent and Compensation Committee Report	61

Compensation Tables and Other Matters	62
Summary Compensation Table	62
Grants of Plan-Based Awards in 2023	64
Outstanding Equity Awards at 2023 Fiscal Year End	65
Option Exercises and Stock Vested During Fiscal 2023	67
Pension Benefits Table – 2023	68
Non-Qualified Deferred Compensation at 2023 Fiscal Year End	68
Potential Payments Upon Certain Termination Events or a Change of Control	69
CEO Pay Ratio—2023	72
Pay Versus Performance	72

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm	77

Audit Committee Matters	78
Audit and other fees	78
Pre-approval policy and procedures	78

Audit Committee Report	79

Proposal 4: Approval of Amendment to the Company’s Certificate of Incorporation to Provide for the Exculpation of Certain Officers from Liability in Limited Circumstances	80

Ownership of Equity Securities	82
Principal stock owners	82
Executive Officers and Directors	83
Delinquent Section 16(a) reports	83

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INGEVITY | 2024 Proxy Statement	7

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Proxy Statement Summary

This summary highlights information about Ingevity Corporation and certain information contained elsewhere in this proxy statement (the “Proxy Statement”) for our 2024 Annual Meeting of Stockholders (the “Annual Meeting”). This summary does not contain all of the information that you should consider in deciding to vote. Please read the entire Proxy Statement carefully before voting.

Agenda Items and Board Recommendations

Proposal	Board Vote Recommendation	Page
Proposal 1: Election of Directors	FOR each nominee	15

Proposal 2: Advisory vote on compensation of our Named Executive Officers (Say-on-Pay)	FOR	38

Proposal 3: Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024	FOR	77

Proposal 4: Amendment to the Company’s Certificate of Incorporation to provide for the exculpation of certain officers from liability in limited circumstances	FOR	80

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2023 Business Highlights

OVERALL FINANCIAL PERFORMANCE

REVENUE
$1.692 BILLION ↗ 1% VS. 2022

NET INCOME (LOSS)
$(5.4) MILLION ↘ 103% VS. 2022

ADJUSTED EBITDA*
$396.8 MILLION ↘ 12% VS. 2022

ADJUSTED EBITDA MARGIN*
23.5%

CASH FLOW PROVIDED BY OPERATING ACTIVITIES
$205.1 MILLION

FREE CASH FLOW*
$95.3 MILLION

REPURCHASED IN COMMON STOCK
$92.1 MILLION

PERFORMANCE MATERIALS

REVENUE
$586.0 MILLION ↗ 7% VS. 2022

SEGMENT EBITDA**
$286.6 MILLION ↗ 14% VS. 2022

SEGMENT EBITDA MARGIN**
48.9%

- Record revenue and EBITDA year for Performance Materials
- Strong segment growth throughout the year as auto production in China saw a post-coronavirus pandemic recovery and global auto production accelerated in the second half of the year resulting in strong sales in Asia and North America

ADVANCED POLYMER TECHNOLOGIES

REVENUE
$204.0 MILLION ↘ 17% VS. 2022

SEGMENT EBITDA**
$44.5 MILLION ↗ 11% VS. 2022

SEGMENT EBITDA MARGIN**
21.8%

- Strong business development in Bioplastics, expanding into growth markets such as apparel, where Capa® enables sustainable fibers, and agriculture, where Capa is being used to create biodegradable coatings for controlled release fertilizers addressing new European Union (EU) regulatory standards

PERFORMANCE CHEMICALS

REVENUE
$902.1 MILLION ↗ 3% VS. 2022

SEGMENT EBITDA**
$65.7 MILLION ↘ 59% VS. 2022

SEGMENT EBITDA MARGIN**
7.3%

- Pavement Technologies, hereafter, Road Technologies, achieved another record year as the unique performance characteristics and environmental benefits of the product portfolio drove global technology adoption. High double-digit growth was seen in South America and Europe resulting from strategic global expansion efforts. Road Markings, formerly known as Ozark Materials, furthered Ingevity's presence in the road markings market and saw growth in paint-based applications
- Industrial Specialties continued to diversify the product portfolio and focus on higher margin, less cyclical, higher growth end markets resulting in the announcement to exit certain markets supported by our DeRidder, Louisiana facility

WE ADVANCED PROGRESS TOWARD STRATEGIC GROWTH INITIATIVES

- Transitioned our Crossett, Arkansas, facility from legacy crude tall oil (CTO) feedstocks, broadening our sustainable feedstock options, providing entry into new growth markets and offering new product formulations to customers
- Successfully integrated Ozark Materials into our Road Technologies business
- Continued work with Nexeon to develop activated carbon for use in silicon anode batteries
- Opened a new Innovation Center at our Warrington, United Kingdom location to further support new technology development

PRIORITIZING SAFETY

- Achieved zero Tier 2 Process Safety Events for the second straight year
- Fully integrated Ozark Materials manufacturing operations into compliance with regulatory standards for permitting and reporting
- Expanded focus on Hazard Recognition to increase identification of hazardous conditions and behaviors before an incident occurs, resulting in a 54% increase in Near Miss/Hazard reporting
- Launched global Safety Pledge campaign, reaffirming each employee's commitment to our collective responsibility to prioritize the well-being and care of every individual at Ingevity

** *Segment EBITDA is a GAAP financial measure for segment performance calculated pursuant to Accounting Standards Codification ("ASC") 280, Segment Reporting ("ASC 280").*

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Sustainability Highlights

Advancing Environmental Stewardship

■	Entered into a renewable product purchase agreement to produce renewable energy to offset Scope 2 emissions related to Ingevity’s United States manufacturing locations and advance the company toward greenhouse gas (“GHG”) reduction targets
■	Capa® portfolio earned additional sustainability certifications including compostable certification from the Biodegradable Products Institute, the elite OK biodegradable WATER and SOIL certifications from TÜV Austria Bureau of Inspection and Certification and ISCC+ certification for the production of ‘mass-balance’ materials that increase the content of renewable raw materials in Capa products
■	Completed lifecycle analysis that studied CTO from cradle to the completion of the distillation process of 21 of Ingevity’s CTO distillate products and concluded that, due to their temporary storage of biogenic carbon, the carbon negative properties of the CTO distillate products completely offset GHG emissions released with the energy and land use outputs associated with production and distillation, leaving negative carbon footprints for all 21 products at the factory gate

Committed to Social Responsibility

■	Ingevity and our employees donated over $1.6 million and 4,200 volunteer hours through our IngeviCares philanthropy program in 2023 in support of our sustainability goal to make a positive impact in the communities where we operate
■	Honored as a leading employee benefits provider in 2023, receiving benefits industry awards in recognition of Ingevity’s robust programs and campaigns to inform employees about financial wellness and retirement benefits
■	Celebrated recognition as one of 60 companies in North America honored with Talent Board’s Global Candidate Experience Award for excellence in talent acquisition practices
■	Incorporated the concept of belonging into our diversity, equity, and inclusion program, now called “DEIB,” to promote and foster day-to-day experiences that enable our employees to feel safe and bring their full, authentic selves to work
■	Advanced our DEIB priorities by adding iVet, a new veterans employee resource group (“ERG”), and expanding programming for existing ERGs

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Corporate Governance

■	Achieved the silver rating for sustainability by EcoVadis®, an independent organization that provides evidence-based sustainability assessments for companies within global supply chains, placing Ingevity in the top quartile of all responding companies
■	Placed in the 91st percentile among our industry peers in the 2023 S&P Global Corporate Sustainability Assessment ranking
■	Earned a first-time score from the Carbon Disclosure Project (commonly known as CDP), the global disclosure system for investors, companies, cities, states and regions that helps identify ways to manage environmental risks and opportunities and provide vital information back to Ingevity’s stakeholders
■	Continued refreshment of our Board with the election of Bruce Hoechner
■	Completed centralization of Ingevity’s sustainability data in the Dakota Scope 5 platform to enhance environmental performance data tracking and forecasting toward GHG goals

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Snapshot of Director Nominees

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships*	Other Public Company Boards
JEAN S. BLACKWELL (CHAIR)	69	2016	Retired; Former Senior Executive at Cummins Inc.		– T&C – N&G – Executive (Chair)	2
LUIS FERNANDEZ-MORENO	61	2016	Sole Member and Manager, Strat and Praxis LLC; Former Senior Executive at Ashland Inc.		– N&G (Chair) – S&S – Executive	1
JOHN C. FORTSON	56	2020	President and CEO, Ingevity Corporation
DIANE H. GULYAS	67	2019	Retired; Former President, DuPont Performance Polymers, E.I. du Pont de Nemours		– T&C (Chair) – N&G – Executive	1
BRUCE D. HOECHNER	64	2023	Retired; Former CEO, Rogers Corporation		– T&C – N&G	1
FREDERICK J. LYNCH	59	2016	Operating Partner, AEA Investors LP; Former President and CEO, Masonite International Corporation		– Audit – T&C
KAREN G. NARWOLD	64	2019	Retired; Former EVP, Chief Administrative Officer, General Counsel and Corporate Secretary, Albemarle Corporation		– Audit – S&S (Chair) – Executive
DANIEL F. SANSONE	71	2016	Retired; Former EVP, Strategy and CFO, Vulcan Materials Company		– Audit (Chair) – T&C – Executive	1
BENJAMIN G. (SHON) WRIGHT	49	2022	Vice President, Cummins & President, Cummins Engine Components		– Audit – S&S
*	Audit – Audit Committee
T&C – Talent and Compensation Committee
N&G – Nominating and Governance Committee
S&S – Sustainability and Safety Committee
Executive – Executive Committee

Board Demographics

62.2 years	4 years	3 new	3/9	2/9	3/5	8/9

AVERAGE AGE	MEDIAN TENURE	DIRECTORS ADDED SINCE 2022(1)	DIRECTORS ARE WOMEN	DIRECTORS IDENTIFY AS RACIALLY OR ETHNICALLY DIVERSE	COMMITTEES AND BOARD CHAIRED BY WOMEN	DIRECTORS ARE INDEPENDENT

(1)	William J. Slocum will not stand for reelection at the Annual Meeting.

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Corporate Governance Highlights

We recognize that strong corporate governance practices contribute to long-term stockholder value. We are committed to sound governance practices, including those described below.

Board Independence, Composition, and Accountability

■  8 of 9 directors are independent, including the Chair

■  Separate Chair and CEO

■  Five fully independent Board committees

■  Regular Board and committee executive sessions

■  Diverse Board in terms of gender, race, ethnicity, experience, and skills

■  Director overboarding policy

■  Directors shall not stand for re-election in the Board service year after they reach 72 years of age (unless waived by the Board on a case-by-case basis)

Best Practices

■  Active stockholder engagement program

■  Annual Board and committee self-evaluations

■  Annual director evaluations

■  Board leadership role in CEO and executive succession planning

■  Robust risk management program that includes Board oversight of key risk areas, including cybersecurity

■  Board oversight of environmental and sustainability matters (primarily through the Sustainability and Safety Committee)

■  Annual Sustainability Report containing measurable sustainability goals

■  Comprehensive new director orientation

■  Policy prohibiting officers, directors, and employees from hedging and pledging our Common Stock

■  Policy to include candidates identifying as gender-diverse and racially/ethnically-diverse among the pool of potential new director candidates

■  Significant Board refreshment, with three new directors added since 2022(1)

■  Robust stock ownership guidelines applicable to executives and directors

■  Comprehensive Code of Conduct and Ethics and Compliance Program

Stockholder Rights

■  Annual election of all directors

■  Majority voting with director resignation policy (plurality in contested elections)

■  Stockholder right to call special meetings

■  No poison pill or dual-class shares

■  One share, one vote standard

■  No supermajority voting requirements

(1)	William J. Slocum will not stand for reelection at the Annual Meeting.

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Executive Compensation Governance Practices

The T&C Committee continues to implement and maintain practices in our compensation programs and related areas that reflect responsible corporate governance and compensation policies. These practices include the following:

What We Do	What We Don’t Do
Use performance metrics to align pay with Company financial performance	No repricing, backdating or discounting of stock options
Balance short-term and long-term incentives through focused use of performance metrics	No hedging, pledging or short sales of Common Stock by any director, executive officer or other employee
Emphasize stock ownership with long-term incentives being paid in Common Stock and meaningful Common Stock ownership guidelines	No excise tax gross-ups for change of control payments
Maintain a “clawback” policy for executive incentive compensation in the event of a restatement of financial results regardless of fault	No excessive perquisites
Use “double trigger” change of control (with respect to replacement awards) for severance and equity vesting provisions	No tax gross-ups on perquisites other than in connection with relocation benefits
Engage an independent consultant to advise the T&C Committee
Discourage excessive risk taking by offering a balanced compensation program that uses multiple incentive metrics that balance focus on achievement of long-and short-term goals
Pay dividend equivalents only on stock unit awards that vest, if any

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PROPOSAL 1 ELECTION OF DIRECTORS

OUR BOARD RECOMMENDS A VOTE FOR EACH NOMINEE.

Our Nominating & Governance Committee has recommended, and the Board has nominated, nine incumbent directors for election at the Annual Meeting as identified below. William J. Slocum will not stand for reelection at the Annual Meeting. Effective as of the Annual Meeting, the size of the Board will be reduced to nine.

Each director elected at the Annual Meeting will serve until the 2025 annual meeting of stockholders and until his or her successor has been elected and qualified. Each director nominee has consented to being named in this Proxy Statement and to serving as a director if elected. If any nominee is unable to stand for election for any reason, the Common Stock represented at our Annual Meeting by proxy may be voted for another candidate proposed by our Board, or our Board may choose to reduce its size.

The information below summarizes the particular experience, qualifications, attributes and skills of each nominee. The Nominating & Governance Committee and the Board believe that, as a group, these nominees provide our Board with a strong balance of experience, leadership, qualifications, attributes and skills, and that each individual nominee can make a significant contribution to the Board and should serve as a director of the Company.

Vote Required:

At any meeting of stockholders for the election of directors at which a quorum is present, the election will be determined by a majority of the votes cast by the stockholders entitled to vote in the election, except that in the case of a contested election, the election will be determined by a plurality of the votes cast by the stockholders entitled to vote in the election. The election of directors is not contested at this Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

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Director Nominees

JEAN S. BLACKWELL
	BOARD COMMITTEES ■ T&C ■ Nominating & Governance ■ Executive (Chair)	OTHER PUBLIC COMPANY DIRECTORSHIPS ■ Johnson Controls International plc (since 2018) ■ Celanese Corporation (since 2014)

Age: 69 Director since: 2016 Independent chair since: 2021

SKILLS AND EXPERIENCE

Ms. Blackwell has substantial experience in the areas of finance and law, and also as to matters of corporate responsibility, sustainability and human resources, having served both as a public company Chief Financial Officer and General Counsel, among other corporate leadership roles. She also has significant oversight and governance expertise as an experienced public company board member, having served in a number of committee chair roles. From 2016 until she took over as Board chair in 2021, Ms. Blackwell served as the chair of our Audit Committee.

ADDITIONAL INFORMATION

Ms. Blackwell has served as a director on numerous non-profit boards. Ms. Blackwell holds a bachelor’s degree in economics from The College of William and Mary and a juris doctor degree from the University of Michigan.

PROFESSIONAL HIGHLIGHTS

Chief Executive Officer of Cummins Foundation and Executive Vice President of Corporate Responsibility for Cummins Inc. (“Cummins”) from 2008 until her retirement in 2013. Previous positions with Cummins (joined in 1997) included Chief Financial Officer; Vice President, business services; Vice President, human resources; and General Counsel.

Earlier experience includes Budget Director for the State of Indiana; Executive Director of the Indiana State Lottery Commission, and Partner at the law firm of Bose McKinney & Evans, LLC.

PRIOR PUBLIC COMPANY DIRECTORSHIPS

■

Essendant Inc. (formerly, United Stationers Inc.) (former public company) (2007-2018)

■

The Nassau Companies of New York (formerly Phoenix Companies, Inc.) (former public company) (2004-2009)

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LUIS FERNANDEZ-MORENO
	BOARD COMMITTEES ■ Nominating & Governance (Chair) ■ Sustainability & Safety ■ Executive	OTHER PUBLIC COMPANY DIRECTORSHIPS ■ Select Energy Services, Inc. (since 2022)

Age: 61 Director since: 2016

SKILLS AND EXPERIENCE

Mr. Fernandez-Moreno has over thirty years of executive and operational experience in the performance materials, specialty chemicals and coatings industries. He has significant mergers and acquisitions (“M&A”) and international business experience, having held leadership roles in complex global business operations in the United States, Mexico, Brazil, France and the United Kingdom. Mr. Fernandez also has extensive expertise in the area of sustainability with a focus on integrating responsible environmental, social and governance principles and metrics into global business strategies to maximize stakeholder value.

ADDITIONAL INFORMATION

Mr. Fernandez-Moreno has served as a member of several private and non-profit company boards including Hasa, Inc., a portfolio company of Wind Point Partners (commencing in 2023); Huber Engineered Materials, a portfolio company of J.M. Huber Corporation, since 2019; Ascensus Specialties International Company, a portfolio company of Wind Point Partners (2017-2021); and OQ Chemicals GmbH (formerly Oxea S.a.r.l.), a subsidiary of OQ, an integrated energy company, owned by the Oman government, from 2018 to 2023. Mr. Fernandez-Moreno holds a bachelor’s degree in chemical engineering from Universidad Iberoamericana in Mexico City, Mexico, and is a graduate of the Wharton Management Certificate Program at the University of Pennsylvania.

PROFESSIONAL HIGHLIGHTS

Sole Manager and Member of Strat and Praxis LLC, a consulting services company, since June 2018.

Executive Advisor, Wind Point Partners (since December 2023).

Senior Vice President of Ashland Inc. (“Ashland”) (2012-2017), including serving as President of its Chemicals Group (2015-2017); President, Ashland specialty ingredients (2013-2015); and President, Ashland water technologies (2012-2013). Previous experience included 27 years at Rohm & Haas Company and, after its acquisition, with The Dow Chemical Company. He also served as Executive Vice President at Arch Chemicals until its acquisition by Lonza Group AG (2010-2011).

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JOHN C. FORTSON

SKILLS AND EXPERIENCE

Mr. Fortson has served as our President and Chief Executive Officer since September 2020. From 2015 to April 2021, he served as the Company’s Chief Financial Officer, and from 2015 to February 2021, he served as the Company’s Treasurer. Mr. Fortson has more than 23 years of experience in executive, management, strategic planning, financial, M&A and sustainability matters and has held leadership positions in the chemicals, manufacturing, global aerospace and defense industries.

ADDITIONAL INFORMATION

Mr. Fortson has served as a member of private and non-profit company boards, including as a member of the board of the American Chemistry Council (2021-present), and as a member of the Medical University of South Carolina Heart and Vascular Advisory Board (2017-present). Mr. Fortson has a bachelor’s degree from the United States Military Academy at West Point and a master’s degree in business administration from Duke University’s Fuqua School of Business.

PROFESSIONAL HIGHLIGHTS

President and Chief Executive Officer of Ingevity since September 2020. Served as Chief Financial Officer and Treasurer of Ingevity from 2015-2021.

Vice President, Chief Financial Officer, and Treasurer, AAR Corporation (2013–October 2015).

Managing Director, Bank of America Merrill Lynch (2007–2013).

Age: 56 Director since: 2020

DIANE H. GULYAS
	BOARD COMMITTEES ■ T&C (Chair) ■ Nominating & Governance ■ Executive	OTHER PUBLIC COMPANY DIRECTORSHIPS ■ Expeditors International of Washington, Inc. (since 2015)

Age: 67 Director since: 2019

SKILLS AND EXPERIENCE

Ms. Gulyas’ qualifications to serve as a director include her extensive executive experience at one of the world’s largest chemical companies, as well as her extensive experience in international operations, sustainability, global manufacturing and sales, including in the automotive parts industry. Ms. Gulyas also has significant oversight and governance expertise as an experienced public company board member.

ADDITIONAL INFORMATION

Ms. Gulyas has served on the boards of several non-profit and private companies, including as chair of the board of directors of the Ladies Professional Golfing Association (2016-2022). Ms. Gulyas has a bachelor’s degree in chemical engineering from the University of Notre Dame.

PROFESSIONAL HIGHLIGHTS

President, Performance Polymers business of E.I. du Pont de Nemours (“du Pont”) from 2009 until her retirement in 2014. Previous positions in her thirty-five year du Pont career include Global Chief Marketing and Sales Officer (2004-2006); Group Vice President of the electronic and communication technologies platform (2002-2004); and Vice President and General Manager of the advanced fiber business (1997-2001).

PRIOR PUBLIC COMPANY DIRECTORSHIPS

■

W.R. Grace & Co. (former public company) (2015-2021)

■

Mallinckrodt Pharmaceuticals (2013-2018)

■

Navistar International Corporation (2009-2012)

■

Viasystems (former public company) (2003-2009)

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BRUCE D. HOECHNER
	BOARD COMMITTEES ■ T&C ■ Nominating & Governance	OTHER PUBLIC COMPANY DIRECTORSHIPS ■ Curtiss Wright Corp. (since 2017)

Age: 64 Director since: 2023

SKILLS AND EXPERIENCE

Mr. Hoechner has experience leading a publicly traded, global manufacturing company and has significant expertise in international marketing and business strategy development. Mr. Hoechner has significant oversight and governance expertise as an experienced public company board member, having served on governance and finance committees.

ADDITIONAL INFORMATION

Mr. Hoechner has served on non-profit boards. He holds a Bachelor of Science degree in chemical engineering from Pennsylvania State University and is a graduate of the Wharton Management Certificate Program at the University of Pennsylvania.

PROFESSIONAL HIGHLIGHTS

President & CEO of Rogers Corporation from 2011 until his retirement in 2022. Director of Rogers Corporation from 2017 until 2023.

Various positions of increasing responsibility with Rohm and Haas Company for whom he worked for 28 years and with The Dow Chemical Company (after its acquisition of Rohm and Haas), including over ten years spent living and working in Asia, culminating as President, Asia Pacific Region, Dow Advanced Materials Division (2009-2011).

FREDERICK J. LYNCH
BOARD COMMITTEES ■ T&C ■ Audit

Age: 59 Director since: 2016

SKILLS AND EXPERIENCE

Mr. Lynch served as President and Chief Executive Officer of a public, global manufacturing company for twelve years until his retirement in 2019, also having served as a director for that organization. He also brings substantial prior executive experience in the chemicals industry, and in-depth knowledge of global business, manufacturing, supply chain management, sustainability and strategic planning. He is an “audit committee financial expert” under SEC rules.

ADDITIONAL INFORMATION

Mr. Lynch has served on the board of several non-profit and private companies. Mr. Lynch has a bachelor’s degree in chemical engineering from Villanova University and a master’s degree in business administration from Temple University.

PROFESSIONAL HIGHLIGHTS

Operating Partner, AEA Investors, LP, a global private investment firm (since 2020); Board Chair, Verdesian Life Sciences (since 2023); Director of TileBar (since 2023), Ascential Technologies (since 2022), Traeger Grills (2020-2021), and Process Sensing Technologies (since 2020) (portfolio companies of AEA Investors, LP). President and CEO of Masonite International Corporation, a global manufacturer of doors and door systems from 2006 until his retirement in 2019.

Previous experience includes President of human generics division and Senior Vice President of global supply chain for Alpharma, Inc. (2003-2006), and eighteen years at Honeywell International, including Vice President and General Manager of its specialty chemicals business.

PRIOR PUBLIC COMPANY DIRECTORSHIPS

■

Masonite International Corporation (2009-2019)

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KAREN G. NARWOLD
BOARD COMMITTEES ■ Audit ■ Sustainability & Safety (Chair) ■ Executive

Age: 64 Director since: 2019

SKILLS AND EXPERIENCE

Ms. Narwold has over thirty years of executive, management, legal and compliance experience in chemicals and manufacturing, including as Chief Administrative Officer and General Counsel of several public companies. Her areas of expertise include law, corporate governance, compliance, executive compensation, risk oversight, strategic planning, M&A and cybersecurity. Ms. Narwold also has expertise in the area of sustainability with a focus on leveraging best-in-class benchmarking to drive corporate accountability and reporting.

ADDITIONAL INFORMATION

Ms. Narwold has bachelor’s degree in political science from the University of Connecticut and a juris doctor degree from the University of Connecticut School of Law.

PROFESSIONAL HIGHLIGHTS

Executive Vice President, Chief Administrative Officer, General Counsel, and Corporate Secretary of Albemarle Corporation (“Albemarle”), a global specialty chemicals company, from 2010 until her retirement in 2023, including leadership of the legal, public affairs (government and regulatory affairs and communications) and compliance organizations. She was also a member of Albemarle’s Enterprise Risk Management and Disclosure Committees.

Previously held various leadership roles at Symmetry Holdings (2007-2010) and Barzel Industries (2008-2009), including for both as General Counsel, and at GrafTech International (1990-2006), a global graphite and carbon manufacturer and former subsidiary of Union Carbide, including serving as Vice President, human resources, General Counsel and Secretary.

DANIEL F. SANSONE
	BOARD COMMITTEES ■ Audit (Chair) ■ T&C ■ Executive	OTHER PUBLIC COMPANY DIRECTORSHIPS ■ AdvanSix Inc. (since 2016)

Age: 71 Director since: 2016

SKILLS AND EXPERIENCE

Mr. Sansone has extensive executive and general management experience and substantial financial expertise, including service as Chief Financial Officer and Treasurer at a global manufacturing public company and is an “audit committee financial expert” under SEC rules. Given his level of financial expertise, Mr. Sansone is well qualified to chair the Company’s Audit Committee. He also brings expertise in the asphalt and paving markets.

ADDITIONAL INFORMATION

Mr. Sansone has a bachelor’s degree in finance from John Carroll University and a master’s degree in business administration from the Illinois Institute of Technology.

PROFESSIONAL HIGHLIGHTS

Executive Vice President and Chief Financial Officer at Vulcan Materials Company (“Vulcan”), an S&P 500 company and the largest U.S. producer of aggregate-based construction materials, including asphalt, from 2005 until his retirement in 2014. Other roles at Vulcan included President, southern and gulf coast division; President, Gulf Coast Materials; EVP, Strategy; Treasurer; and Corporate Controller. Before joining Vulcan, Mr. Sansone held positions domestically and internationally at Monroe Auto Equipment (now Tenneco Inc.), FMC Corporation (1978-1986), and Kraft Inc. (1976-1978).

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BENJAMIN G. (SHON) WRIGHT
BOARD COMMITTEES ■ Audit ■ Sustainability & Safety

Age: 49 Director since: 2022

SKILLS AND EXPERIENCE

Mr. Wright is an executive with extensive international manufacturing experience with industrial and chemical companies. As President of Cummins Engine Components, he is responsible for approximately 7,000 employees and 14 manufacturing locations. Mr. Wright also holds a certification in cybersecurity oversight from Carnegie Mellon University’s Software Engineering Institute.

ADDITIONAL INFORMATION

Mr. Wright has served on non-profit and private company boards, including as a member of the Board of Trustees at The Children’s Museum of Indianapolis (from 2019-2021). He holds a Bachelor of Science degree in chemical engineering from the University of South Carolina, and a Master of Business Administration degree from Harvard Business School.

PROFESSIONAL HIGHLIGHTS

Vice President, Cummins Incorporated & President, Cummins Engine Components; various positions of increasing responsibility over a 19-year career at Cummins.

Chemical Engineer, British Petroleum (1997-2002)

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Summary of the Director Nominees’ Skills and Experience

The Company’s Board consists of a diverse group of respected leaders who possess the requisite skills, experience and character to effectively oversee Ingevity’s evolving needs and strategy. The following chart summarizes the core competencies that the Board considers valuable for effective governance and oversight and illustrates how the current Board members individually and collectively represent these key competencies.

Skill/Experience	Blackwell	Fernandez- Moreno	Fortson	Gulyas	Hoechner	Lynch	Narwold	Sansone	Wright
Industry or Market Experience
C-Suite Experience
Other Public Company Board Experience
International Manufacturing Experience (P&L)
Executive Compensation/Human Capital Management
SEC Financial Expert*
Enhances Diversity
Substantial M&A/Joint Venture Experience
Compliance/Legal Experience
Environmental, Safety & Sustainability Experience
Cybersecurity Experience
Risk Management
*	While each of Ms. Blackwell, Mr. Fortson, and Mr. Hoechner meet the qualifications of an audit committee financial expert under the SEC rules, none of them presently serve on the Audit Committee or are formally designated as an audit committee financial expert for the Company.

In addition, many of our directors have experience as members of non-profit, academic and philanthropic institutions, which adds additional perspective to their roles at Ingevity.

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Board and Corporate Governance Matters

Role of the Board of Directors

The Board is responsible for overseeing and providing guidance on the Company’s strategy, business and performance, and protecting stockholder interests and value. In addition, the Board is responsible for appointing, overseeing and evaluating the executive officers who manage the Company’s day-to-day operations. The Board oversees management’s activities to ensure that the Company’s assets are properly safeguarded; that the Company maintains appropriate financial and other internal controls; and that the Company complies with responsible corporate governance practices, and applicable laws, regulations and ethical standards. One of the Board’s most important functions is oversight of risk management, including cybersecurity. This is discussed further below under the section titled “Board’s role in risk oversight.”

The Board actively oversees the development and execution of our strategies, including those related to business, operations and finance, as well as strategies focused on legal and regulatory matters, corporate responsibility and sustainability, stockholder engagement, innovation and protection of intellectual property, cybersecurity, talent development and executive succession.

In carrying out its responsibilities, the Board has created and delegated responsibilities to five fully independent committees:

■	The Audit Committee;
■	The Talent and Compensation Committee (the “T&C Committee”);
■	The Nominating and Governance Committee;
■	The Sustainability and Safety Committee; and
■	The Executive Committee.

Each committee’s responsibilities are described under “Committees of our Board of Directors.”

Corporate Governance Guidelines

The Board is committed to sound corporate governance policies and practices that are designed to enable Ingevity to operate responsibly and with integrity, to compete effectively, to sustain its business and to build long-term stockholder value. Our Board-approved Corporate Governance Guidelines (the “Guidelines”) are available on our website at https://ir.ingevity.com/corporate-governance/corporate-governance-documents.

The Guidelines form a transparent framework for the effective governance of Ingevity, addressing matters such as the respective roles and responsibilities of the Board and management, the Board’s leadership structure, director independence and Board and committee membership criteria. The Guidelines are reviewed at least annually by the Nominating & Governance Committee in light of changing regulations, evolving best practices and other governance developments.

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Board Leadership Structure

Our Board regularly reviews its leadership structure, how the structure is functioning, and whether the structure continues to be in the best interest of our stockholders. The Company’s current Board leadership structure consists of the following:

INDEPENDENT CHAIR	JEAN S. BLACKWELL

Main Responsibilities:

■  Presides over Board and stockholder meetings

■  Provides advice and counsel to CEO

■  Acts as liaison between independent directors and CEO

■  Provides input to the T&C and Nominating & Governance Committees regarding the annual CEO performance evaluation, Board evaluation, and succession planning

■  Chairs the Executive Committee

PRESIDENT & CEO	JOHN C. FORTSON
Main Responsibilities: ■ Manages Ingevity’s day-to-day business and operations ■ Manages and develops Ingevity’s executive leadership team ■ Ensures proper execution of Ingevity’s corporate strategy

Our Guidelines do not contain a firm policy regarding separation of the offices of CEO and Chair. Instead, the Guidelines give the Board flexibility to make the determination that is in the best interests of the stockholders based on applicable circumstances at the time of the decision. Except in connection with a leadership transition in 2020, the Company has always separated the roles of Chair and CEO. The Board believes that separating the positions of CEO and Chair allows for clear delineation of the role of the Chair and minimizes duplication of effort between the CEO and the Chair. The separation of roles also allows the CEO to focus on executing Ingevity’s strategic plan and managing its operations and performance, and facilitates effective oversight by the Chair and improved communications and relations between the Board, the CEO, and other senior leaders of the Company.

The Guidelines provide that if the Chair is not independent, the Board must appoint a Lead Independent Director. During the leadership transition in 2020, Mr. Lynch served as the Lead Independent Director.

Ms. Blackwell has served as Independent Chair of the Board since February 2021. Our Board Chair is elected to serve a two-year term, unless otherwise determined by the Board. Upon the recommendation of the Nominating & Governance Committee and following its own review, the Board elected Ms. Blackwell in February 2023 to continue her service as Board Chair for another two-year term. Because Ms. Blackwell is an independent director, the Board has not deemed it necessary to appoint a lead independent director.

Committees of our Board of Directors

Our Board has established five standing committees to help the Board fulfill its responsibilities. Committee members are elected annually by the Board based on the recommendations of the Nominating & Governance Committee. Each committee operates under a charter, all of which are available at https://ir.ingevity.com/corporate-governance/corporate-governance-documents.

The Board has determined that each member of its standing committees is independent under the relevant SEC and New York Stock Exchange (“NYSE”) standards, including the heightened independence standards required for members of audit and compensation committees. For more information on independence standards, see “Director independence.”

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AUDIT COMMITTEE		2023 Meetings: 9 Average attendance in 2023: 93%
CHAIR Daniel F. Sansone*	MEMBERS Frederick J. Lynch* Karen G. Narwold William J. Slocum* Benjamin G. (Shon) Wright * Audit Committee Financial Expert

PRIMARY RESPONSIBILITIES:

1.  Assist the Board with overseeing the integrity of the Company’s financial statements;

2.  Review management’s assessments and reports relating to the effectiveness of the Company’s internal control over financial reporting;

3.  Appoint, oversee, and evaluate the qualifications, performance, and independence of the independent auditor;

4.  Oversee and evaluate the effectiveness of the Company’s internal audit function;

5.  Review the overall adequacy and effectiveness of the Company’s legal, regulatory, and ethics and compliance programs;

6.  Review significant legal, compliance, or regulatory matters; and

7.  Review the Company’s financial risk exposures and mitigating actions.

ADDITIONAL GOVERNANCE MATTERS:

The Board has determined that each member of the Audit Committee is independent in accordance with the heightened independence standards established by the Securities and Exchange Act of 1934 (the “Exchange Act”) and adopted by the NYSE for audit committee members. The Board has also determined that each Audit Committee member is financially literate, as such qualification is interpreted by the Board in its business judgement, and that each of Messrs. Lynch, Sansone and Slocum is an “audit committee financial expert” under SEC rules. No member of our Audit Committee serves on the audit committee of more than three public companies. The Audit Committee’s report for December 31, 2023, appears under “Audit Committee Report.”

William J. Slocum will not stand for reelection at the Annual Meeting.

TALENT AND COMPENSATION COMMITTEE		2023 Meetings: 7 Average attendance in 2023: 100%
CHAIR Diane H. Gulyas	MEMBERS Jean S. Blackwell Bruce D. Hoechner Frederick J. Lynch Daniel F. Sansone

PRIMARY RESPONSIBILITIES:

1.  Evaluate the CEO’s performance and determine the CEO’s compensation based on such evaluation;

2.  Review and approve the compensation of other executive officers;

3.  Review and recommend to the Board for its approval Non-employee director compensation;

4.  Administer the Company’s equity and other compensation plans and programs;

5.  Review and make recommendations to the Board with respect to talent development and succession planning, diversity, equity, inclusion, and belonging programs, employee engagement initiatives, and corporate culture; and

6.  Review incentive compensation arrangements to confirm that incentive pay aligns with Company goals and outcomes and does not encourage inappropriate risk-taking.

ADDITIONAL GOVERNANCE MATTERS:

The Board has determined that each member of the T&C Committee is (i) an “outside director” under Section 162(m) of the Internal Revenue Code, as amended (the “Code”) and (ii) a “non-employee director” under Section 16b-3(b)(3)(i) promulgated under the Exchange Act.

The T&C Committee’s report for December 31, 2023, appears under “Talent and Compensation Committee Report.”

In July 2023, the T&C Committee changed its name from the Leadership Development & Compensation Committee to the Talent & Compensation Committee and made other amendments to its charter to emphasize its role in talent development, employee engagement and corporate culture in addition to its traditional executive compensation oversight role.

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NOMINATING AND GOVERNANCE COMMITTEE		2023 Meetings: 5 Average attendance in 2023: 100%
CHAIR Luis Fernandez-Moreno	MEMBERS Jean S. Blackwell Diane H. Gulyas Bruce D. Hoechner

PRIMARY RESPONSIBILITIES:

1.  Identify individuals qualified to become Board members and recommend nominees for election to the Board;

2.  Make recommendations to our Board concerning the composition and needs of the Board and its committees;

3.  Maintain a Board succession plan;

4.  Advise our Board on corporate governance matters;

5.  Oversee the annual Board and committee self-evaluation process; and

6.  Review related party transactions.

SUSTAINABILITY AND SAFETY COMMITTEE		2023 Meetings: 5 Average attendance in 2023: 100%
CHAIR Karen G. Narwold	MEMBERS Luis Fernandez-Moreno William J. Slocum Benjamin G. (Shon) Wright

PRIMARY RESPONSIBILITIES:

1.  Oversee and review Ingevity’s integration of economic, environmental, and social principles into its business strategy and decision making;

2.  Oversee Ingevity’s policies, procedures and performance with respect to environmental and corporate social responsibility and sustainability programs;

3.  Review Ingevity’s annual Sustainability Report;

4.  Review and monitor Ingevity’s policies, procedures, and performance relating to matters affecting employee, public, process, and product safety; and

5.  Review and monitor the Company’s policies, procedures, and performance relating to matters affecting community engagement.

ADDITIONAL GOVERNANCE MATTERS:
William J. Slocum will not stand for reelection at the Annual Meeting

EXECUTIVE COMMITTEE		2023 Meetings: 1 Average attendance in 2023: 100%
CHAIR Jean S. Blackwell	MEMBERS Luis Fernandez-Moreno Diane H. Gulyas Karen G. Narwold Daniel F. Sansone

PRIMARY RESPONSIBILITIES AND LIMITATIONS:

The Executive Committee is authorized to exercise certain powers of the Board not otherwise prohibited by law or Ingevity’s Guidelines or governing documents between Board meetings when a meeting of the full Board is impractical or not warranted under the circumstances.

Each of the Audit Committee, T&C Committee, Nominating & Governance Committee, and Sustainability & Safety Committee is responsible for annually reviewing their charter and performance. The Nominating & Governance Committee further reviews each of the committee charters annually, including the Executive Committee charter.

Director Nominees and Selection

The Board strives to select as director candidates a mix of individuals with experience at policy-making levels in substantive areas that are relevant to the Company’s activities, as well as other characteristics that will contribute to the overall ability of the Board to perform its duties and meet changing conditions.

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The Nominating & Governance Committee is responsible for evaluating and recommending qualified director candidates to the Board for its consideration. In evaluating potential director nominees, the Nominating & Governance Committee considers the following, among other things:

■	independence and other related requirements for service on committees;
■	the number of public company boards on which the nominee serves;
■	conflicts of interest and other legal and ethical issues that would interfere with the proper performance of the responsibilities of a director (recognizing that some directors may also be executive officers of the Company);
■	the nominee’s commitment to discharging the duties of a director in accordance with the Guidelines and applicable law and to serving on the Board for an extended period of time;
■	the nominee’s available time and energy to carry out his or her duties effectively;
■	experience that would enable the nominee to meaningfully participate in deliberations of the Board and committees and to otherwise fulfill his or her duties; and
■	whether the nominee will enhance the diversity of the Board based on his or her educational and professional background, experience, racial and ethnic makeup, gender, viewpoints or perspectives.

In addition, the Nominating & Governance Committee also considers character, financial literacy, and relevant skills in light of the Board’s needs.

The Nominating & Governance Committee considers recommendations for director candidates from Board members, stockholders, and other third parties, such as search firms that are engaged to identify candidates. The Nominating & Governance Committee evaluates candidates recommended by stockholders using the same criteria it uses for all other candidates. Any stockholder wishing to recommend a director candidate should provide the Nominating & Governance Committee with the information required by the Company’s Bylaws to be provided with respect to director nominees submitted by stockholders. For more information, see “Questions and Answers Regarding Stockholder Communications, Stockholder Proposals, and Company Documents.”

During 2023, the Board appointed one new director (Bruce D. Hoechner). Mr. Hoechner was recommended by a third-party search firm.

Director independence

Our Guidelines and the NYSE require that a majority of our directors be independent under the applicable rules and regulations of the SEC and the general listing standards of the NYSE. Our Board, with the assistance of the Nominating & Governance Committee, annually (or more frequently if circumstances require) assesses the independence of each director.

In conducting its independence assessment, the Board reviews all relevant facts and circumstances, including each director’s affiliations and relationships, potential conflicts of interest, and all specific criteria included in the NYSE’s general listing standards. An independent director is a director who our Board affirmatively determines has no material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company) other than in connection with his or her role as a director.

In February 2024, the Nominating & Governance Committee and Board conducted their review of each director’s affiliations that are relevant to independence. These affiliations were provided by the directors in their responses to annual questionnaires distributed by the Company in December 2023. Once the Company received the list of affiliations, it conducted additional diligence on each relationship and ran searches against the Company’s books and records to determine whether any financial transactions existed with the affiliates. Results of the diligence and searches were reported to the Nominating & Governance Committee and the Board.

After reviewing the affiliations and report described above, upon the recommendation of the Nominating & Governance Committee, the Board affirmatively determined that all directors other than Mr. Fortson (Ingevity’s President and CEO) are independent, in accordance with applicable rules and regulations of the SEC and the general listing standards of the NYSE.

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Evaluating Board performance and effectiveness

The Nominating & Governance Committee assists the Board in annually assessing the effectiveness of the Board, its committees, and each director in carrying out their respective roles, as described below.

Format	Topics	Presentation of Findings	Feedback Incorporated
The Nominating & Governance Committee determines the format of the evaluations, and annually considers the effectiveness of the evaluation process. Under the current process, each director completes a written questionnaire to provide feedback on various aspects of the Board and the committees on which such director serves, and to provide general feedback on each director. The chair of the Nominating & Governance Committee then reviews each questionnaire with the director who completed it to ensure the feedback given is well understood and to ensure that each director is given the opportunity to provide comprehensive feedback.

Evaluation topics generally include, among other matters:

■  Board composition and structure;

■  Board culture;

■  Information flow and processes;

■  Board oversight of risk management and strategic planning;

■  Compliance and ethics program effectiveness;

■  Succession planning;

■  Access to management; and

■  Individual director effectiveness.

		The Nominating & Governance Committee evaluates the findings and then presents to the Board and each committee chair the results of the evaluations. The Board and committees discuss the results to identify opportunities to enhance effectiveness.	The Board and/or committees implement enhancements and other modifications to their respective policies and procedures as appropriate.

Examples of actions the Board has taken in recent years in response to the annual evaluation process include:

■	establishment of the Sustainability & Safety Committee;
■	assigning oversight of matters relating to the attraction, development, and retention of the Company’s leadership to the T&C Committee;
■	rotating the Chair of the T&C Committee;
■	running certain committee meetings concurrently to maximize Board time at regular meetings;
■	modifying committee meeting content and length to reflect input from committee members; and
■	streamlining the agenda of the Board’s final meeting of the year.

Board meetings and executive sessions

Our Board meets on a regularly scheduled basis during the year to review significant developments affecting Ingevity and to act on matters requiring Board approval. The Board may hold special meetings between scheduled Board meetings when appropriate.

The Board met ten times during 2023. Each director attended at least 75% of the aggregate of (i) the number of meetings of the Board held during the period he or she was a director and (ii) the number of meetings of all committees of the Board held during the period he or she served on such committees. All directors attended the 2023 Annual Meeting of Stockholders.

Our Guidelines require that the non-management members of our Board meet in executive session without management present at each regularly scheduled Board meeting. Likewise, our committees generally meet in executive session without management present at each regularly scheduled committee meeting.

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Board’s role in risk oversight

The Board, acting as a full Board and through its committees, oversees risk management on behalf of the Company. Our Board recognizes the importance of effective risk management in running successful business operations and believes it has effective processes in place to identify and monitor potential material risks facing the Company and to oversee the Company’s aggregate risk profile.

Ingevity’s enterprise risk management (“ERM”) process helps management and the Board identify, prioritize and manage risks that have the potential to present the most significant obstacles to achieving the Company’s business objectives or that otherwise present significant risk to the Company. Key leaders across the business in various functions work together to identify the major risks faced by the Company and its businesses. At least annually, the Company’s management and Board review the major risks identified through the Company’s ERM process along with risk mitigation plans. The ERM process is regularly refreshed to adequately address the overall risk environment and tailor the Company’s priorities and mitigation plans accordingly. Management reports regularly to the Board regarding material changes or developments.

Set forth below are key areas of risk overseen by the Board, directly or through its committees.

Legal, compliance, and regulatory risks

Our Board, both directly and through the Audit Committee, receives regular updates on various legal, compliance and regulatory matters, such as developments in litigation, compliance risks and our compliance programs. In addition, regular updates provided to the Audit Committee by our General Counsel, Chief Compliance Officer, and internal audit function provide insight into our risk assessment and risk management policies and processes.

Financial and accounting risks

The Audit Committee oversees the management of financial, accounting, internal controls, and liquidity risks. This oversight includes interaction at Audit Committee meetings with the Chief Financial Officer; management from our financial, accounting, internal audit, and treasury functions; and representatives from our independent registered public accounting firm. The Audit Committee also discusses with management our major financial risk exposures and the steps management has taken to monitor, control and remediate such exposure.

Governance risks

The Nominating & Governance Committee oversees risks related to Board organization, Board membership (including director refreshment and succession), Board structure and other corporate governance matters.

Executive compensation program risks

The T&C Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and with respect to succession planning for key management. For more information, see “Compensation Discussion and Analysis.”

Sustainability & ESG risks

The Sustainability & Safety Committee reviews and monitors our corporate responsibility and sustainability programs, including environmental, social and governance (“ESG”) matters and oversight of people, product and process safety risk. In addition to reporting to the Sustainability & Safety Committee, management’s practice is to periodically review corporate responsibility and sustainability matters, including ESG programs and policies, in joint session with the full Board. As shown below, although the Sustainability & Safety Committee has primary responsibility for these matters, other committees, and occasionally the full Board, oversee specific sustainability-related matters.

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Sustainability Report/ Other Area for Review		Committee
	Item Description	BoD	S&S	N&G	Audit	T&C
Commitment to Sustainability	Sustainability Rating Agencies, Reporting and Sustainability Groups
Sustainability Materiality Refresh
Goal Setting and Tracking Progress
Manufacture Responsibly	Responsible Care Policy/Program
Prioritize People	Employee Experience
Safety
Personal/Employee Safety
Process Safety
Public Safety/Environmental Sustainability
Emergency Response and Crisis Communication Plans
Culture of Inclusion/Diversity, Equity, Inclusion & Belonging
Talent Attraction
Compensation and Talent Management
Employee Development
Health and Wellness
Supporting our Communities/Community Engagement
Ingevicares/Philanthropic Giving
Pursue Excellence	Commitment to Integrity and Ethical Behavior
Compliance & Ethics – Program Effectiveness, Complaints, Investigations, Financial Related Concerns, Compliance Program
Code of Conduct
Supplier Principles of Conduct, Diversity and Sustainability
Cybersecurity
Intellectual Property
Financial Performance
Governance
Embrace Innovation	Business and Segment Innovation
Other	Emerging Issues, regulations in Sustainability and Safety
Alignment of sustainability and safety programs to company strategy
Enterprise Risk Management

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Cybersecurity risks

The Board oversees our cybersecurity program and management of the associated risks. The Board receives updates at least twice a year from management, including our Chief Information Security Officer, on cybersecurity matters and our risk management program. The Board also receives updates periodically from third-party cybersecurity experts on the risk landscape generally. Cybersecurity risk and risk management is also integrated into our broader enterprise risk management plans and processes to ensure that cybersecurity matters are considered, and our IT department is consulted, during key business decisions that we make.

Board oversight of ESG matters

Under its charter, the Sustainability & Safety Committee has responsibility for overseeing and reviewing the Company’s integration of economic, environmental and social principles into its business strategy and decision making; reviewing and monitoring Ingevity’s policies, procedures and performance with respect to environmental, corporate responsibility and sustainability programs, matters affecting employee, public, process and product safety and matters affecting community engagement; reviewing the Company’s annual Sustainability Report; and making recommendations to the Board regarding the foregoing matters as the Sustainability & Safety Committee deems appropriate. In addition to the reviews completed by the Sustainability & Safety Committee, Ingevity’s management also presents on ESG matters to the full Board at least once annually.

Our latest Sustainability Report and other information regarding our ESG initiatives and progress are available on our website at https://www.ingevity.com/about/sustainability.

Management development and succession planning

One of our Board’s most critical functions is executive succession planning, which is reviewed at least once annually and more often as needed. The T&C Committee, which has the primary responsibility for overseeing the development of succession plans for all of our executive officers, regularly discusses succession in collaboration with our CEO and CHRO, and reports on the discussions to the Board.

Board oversight of DEIB and human capital matters

Under its charter, the T&C Committee is responsible for overseeing and reviewing Ingevity’s policies and programs related to DEIB, and human capital matters, including employee engagement initiatives. The T&C Committee receives periodic updates from management on, and discusses, the Company’s DEIB vision and strategy. At least once a year, the T&C Committee reviews matters related to the Company’s culture, including benefits offered, talent development, and workforce priorities.  The T&C Committee also receives updates on the Company’s implementation of the IngeviWay, a framework which sets forth our purpose, vision and values and guides our behaviors and decision-making, to ensure alignment.

Additional information regarding DEIB and human capital matters are available on our website at https://www.ingevity.com/diversity-equity-inclusion and https://www.ingevity.com/the-ingeviway/.

Director education program

Each director receives educational information about the Company and expectations of their role as part of an orientation upon joining the Board. Once on the Board, directors participate in an ongoing education program that incorporates site visits; management presentations; presentations by the Company’s independent auditors, investment banks and internal and external legal counsel; third-party expert speakers on various topics; and the distribution of analyst reports and pertinent articles on the Company’s business and industry. The Nominating & Governance Committee annually reviews the Board education program and recommends changes that it deems appropriate.

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Retirement age, term limits and significant change in job responsibilities

Under our Guidelines, a director may not stand for reelection for any service year after such director turns 72 in the interest of facilitating Board refreshment. The Board will determine on a case-by-case basis whether to grant an exception to this limitation taking into account such factors as the then current needs of the Board and any particular expertise or unique attributes of the director.

The Board has not established a policy enforcing a term limit because it believes that, on balance, such a policy would sacrifice the contribution of directors who have been able to develop, over a period of time, extensive insight into the Company and its operations. The Board annually evaluates each director’s contributions during the Board and committee evaluation process.

Our Guidelines require any director who has a significant change in his or her full-time job responsibilities to submit a resignation. The Board then considers whether to accept any such resignation taking into account all relevant factors.

Overboarding policy

The Guidelines provide that independent directors generally may not serve on more than five public company boards (including Ingevity’s Board). However, a director who is actively employed as a CEO of a public company may not serve on more than three public company boards (including Ingevity’s Board), and a director who serves as an officer (other than CEO) at another public company may not serve on more than four public company boards (including Ingevity’s Board).

Stockholder outreach and engagement

We value and are committed to regular, meaningful engagement with our stockholders and other stakeholders, including customers, suppliers, employees and our communities. In 2023, we hosted 97 calls with stockholders and potential stockholders and discussed a variety of topics, including capital allocation and leverage, strategy, key raw material costs, and financial results. Senior leadership participated in roughly a third of the calls. In May 2023, we hosted an Investor Day to drive further engagement with our stockholders and to speak with them directly about our strategic initiatives.

97 CALLS WITH STOCKHOLDERS	99 MEETINGS WITH STOCKHOLDERS

In 2023, we also attended 10 conferences/roadshows hosted by analysts resulting in 99 meetings with stockholders or potential stockholders.

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How to contact the Board

Interested parties, including stockholders, may communicate with all or selected members of the Board as follows:

Via Email:	Via Mail:
corporatesecretary@ingevity.com	C/O Corporate Secretary
Ingevity Corporation
4920 O’Hear Ave, Suite 400
N. Charleston, SC 29405

Correspondence should be addressed to the Board or any individual director(s) or group or committee of directors either by name or title (for example, “Chair of the Board,” “Chair of the Nominating & Governance Committee,” or “All Independent Directors”). All such correspondence will be forwarded as directed, except that we reserve the right not to forward any soliciting or advertising materials or any abusive, threatening, or otherwise inappropriate materials.

Code of Conduct

Our Code of Conduct applies to all Ingevity-controlled entities and their respective employees, officers and directors, including the Board. It emphasizes our commitment to doing things the right way to ensure our employees and others understand our “IngeviWay” value for integrity and ethical behavior. The Code of Conduct also contains information to enable better decision making on topics such as employee and leader responsibilities, data privacy and protection, DEIB and third-party interactions.

The Code of Conduct focuses the Board, management and our employees on areas of ethical risk, provides guidance and examples to help personnel recognize and deal with ethical issues, prominently features mechanisms to report unethical conduct, and helps to foster a culture of honesty and accountability. The Code of Conduct is available on our website at http:// ir.ingevity.com/governance/codes-of-conduct. All employees, including executives, and all non-employee directors are required annually to review the Code of Conduct and to participate in Code of Conduct training.

Any waiver for directors or executive officers from the provisions of the Code of Conduct must be made by the Nominating & Governance Committee or by the Board at the recommendation of the Audit Committee or the Nominating & Governance Committee. Any such waiver will be disclosed within four business days of the waiver (or an implicit waiver) on our website at http://ir.ingevity.com/governance/codes-of-conduct, and will remain posted for a period of at least 12 months. Any amendment to the Code of Conduct (other than technical, administrative, or other non-substantive amendments) for which disclosure is required pursuant to Item 5.05 of Form 8-K under the Exchange Act will also be disclosed on that page of our website.

We have provided employees with a number of avenues to report ethics and compliance violations or similar concerns, including an anonymous telephone hotline, with options specific to the countries in which we operate to allow for reporting in local languages.

Governance materials on our website

We maintain several governance documents on our website, which are listed below.

Our Code of Conduct is available at: https://ir.ingevity.com/corporate-governance/codes-of-conduct

The following materials are available at https://ir.ingevity.com/corporate-governance/corporate-governance-documents:

■	Certificate of Incorporation;
■	Bylaws;
■	Governance Guidelines;
■	Committee charters;
■	Anti-Hedging Policy; and
■	Stock Ownership Guidelines.

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The following materials are available at: https://www.ingevity.com/about/sustainability/:

■	Sustainability Reports;
■	Ingevity’s alignment with ten of the United Nations’ Sustainable Development Goals;
■	Human Rights Policy;
■	Modern Slavery Policy;
■	Quality Policy;
■	Responsible Care® Policy; and
■	Supplier Principles of Conduct.

These materials are also available in print at no charge to any stockholder who requests a copy by writing to Corporate Secretary, Ingevity Corporation, 4920 O’Hear Ave, Suite 400, N. Charleston, SC 29405, or by email to: corporatesecretary@ingevity.com.

Related party transactions

The Board evaluates related party transactions consistent with Item 404 of Regulation S-K. Under its charter, the Nominating & Governance Committee is charged with reviewing all potential related party transactions and making recommendations to the Board regarding approval of any such transactions. Each year, the Company solicits information regarding potential related party transactions from directors, director nominees and executive officers, who are also required to promptly notify the Company and the Nominating and Governance Committee of any new affiliations or transactions as they arise.  Transactions and affiliations disclosed by such persons are then reviewed and analyzed by our Law and Compliance department using searches run against the Company’s books and records to determine if there are any financial transactions involving the Company and such affiliates.  The results of such analyses are reported to the Nominating and Governance Committee for review, analysis and determination of whether there are any related party transactions and, if any are found, whether such transactions should be approved or ratified based on the relevant circumstances.

Based on a review of the transactions and affiliations reported by the Company’s directors, director nominees, and executive officers beginning in December 2023, the Nominating & Governance Committee has advised the Board that it has not identified any related party transactions since the beginning of the fiscal year ended December 31, 2023, and none are currently proposed.

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Director Compensation

Ingevity’s Director compensation approval process

The Board annually reviews and approves non-employee director compensation at the recommendation of the T&C Committee. This review involves a survey of director compensation at peer companies and other similarly situated companies and a discussion with our independent compensation consultant, Pearl Meyer, regarding director compensation practices.

2023 Non-employee Director compensation

The 2023 non-employee director compensation program consisted of the following:

Standard Compensation
Cash Retainer	$90,000
Restricted Stock Unit Award	$118,000
TOTAL	$208,000
Additional Cash Retainers for Leadership
Board Chair	$100,000
Lead Independent Director*	$25,000
Audit Committee Chair	$20,000
T&C Committee Chair	$15,000
Nominating & Governance Committee Chair	$12,000
Sustainability & Safety Committee Chair	$12,000
*	The Company did not have a Lead Independent Director in 2023.

Cash retainers

Cash retainers are paid to the non-employee directors quarterly in advance. Non-employee directors may elect to receive their annual cash retainer (both standard and leadership retainers) in the form of deferred stock units (“DSUs”) in lieu of cash under the 2016 Omnibus Incentive Plan, as amended, and the Non-Employee Director Deferred Compensation Plan (“Director DCP”). If a director makes such an election, the cash retainer is converted into an amount of DSUs using the closing price of the Company’s Common Stock on the business day that the cash retainer would have otherwise been paid to the director. DSUs representing cash retainers are fully vested upon grant and are settled when the director terminates his or her service with the Board. DSUs in lieu of cash retainers do not confer voting rights but are entitled to dividend-equivalents, which accrue from the grant date and are delivered in cash when the underlying DSUs are settled.

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Restricted Stock Unit awards

Each non-employee director receives an annual award grant of Ingevity restricted stock units (“DRSUs”) under the 2016 Omnibus Incentive Plan, as amended, equivalent to approximately $118,000 at the time of grant. The grant date for the DRSUs is the business day after the annual stockholders meeting. The DRSUs vest on the first anniversary of the grant date, and shares of Common Stock underlying DRSUs are delivered to the directors as soon as practicable thereafter. DRSUs do not confer voting rights but are entitled to dividend-equivalents, which accrue from the grant date and are delivered in cash when the underlying DRSUs are settled.

If a director with DRSUs ceases to be a director before the vesting date other than due to death, disability, or termination for cause, the director will vest and settle in a pro rata number of the DRSUs (rounded up to the nearest whole number) unless otherwise approved by the Board. If a director with DRSUs ceases to be a director due to death or disability, all DRSUs will vest. If a director with DRSUs is terminated for cause, all unvested and unsettled DRSUs will be forfeited, together with the associated dividend-equivalents.

Non-employee directors may elect to receive their annual DRSU award in the form of DSUs. DRSUs converted into DSUs with respect to the annual stock award are subject to the same conditions for vesting and dividend-equivalents as DRSUs. However, DSUs are not settled until the director terminates service from the Board.

Other compensation

Directors are entitled to reimbursement for out-of-pocket expenses incurred in connection with their Board service. Ingevity does not provide perquisite allowances to non-employee directors.

Stock ownership guidelines; prohibition on hedging

Under our stock ownership guidelines, each non-employee director is expected to hold an amount of Common Stock equal to five times the annual base cash retainer. For 2023, the holding amount is $450,000. Non-employee directors have five years from the date they join the Board to meet the requirement.

Common Stock owned by a director or his or her immediate family members residing in the same household, either outright or in family trusts, and Common Stock held in retirement plan accounts are deemed to be owned for purposes of these guidelines, as are vested and unvested DRSUs and DSUs.

A non-employee director in the first five years of service on the Board who has not yet met these guidelines must hold 50% of his or her vested DSUs and DRSUs. A non-employee director who does not meet these guidelines within five years must hold 100% of his or her vested DSUs or DRSUs until the guidelines are met.

As of December 31, 2023, each non-employee director who has served on the Board for at least five years has attained the minimum stock ownership levels, and the remaining directors are on track for compliance.

Our directors are not permitted to engage in hedging activities with respect to our stock. See “Compensation Discussion and Analysis – Other Compensation Policies and Practices – Anti-hedging” for more information about the Company’s anti-hedging policy.

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2023 Director compensation table

The following table includes information concerning compensation for service as a director paid to or earned by our directors during the fiscal year ended December 31, 2023 (note that Mr. Fortson’s compensation is set forth in the “Summary Compensation Table” and not included below).

2023 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE
	Fees Paid in	Stock	All Other	Total
	Cash(1)	Awards(2)	Compensation(3)	Compensation
Name	($)	($)	($)	($)
Jean S. Blackwell	190,000	118,012	—	308,012
Luis Fernandez-Moreno	102,000	118,012	—	220,012
Diane H. Gulyas	105,000	118,012	—	223,012
Bruce D. Hoechner	90,000	147,597	—	237,597
Frederick J. Lynch	90,000	118,012	—	208,012
Karen G. Narwold	102,000	118,012	—	220,012
Daniel F. Sansone	110,000	118,012	—	228,012
William J. Slocum	—	208,106	—	208,106
Benjamin G. (Shon) Wright	90,000	118,012	—	208,012
(1)	Column includes fees earned or paid in cash, representing the annual retainer and additional leadership retainers.
(2)	Amounts shown in this column represent the aggregate grant date fair market value of DRSUs (for all except Mr. Hoechner, Ms. Narwold, Mr. Slocum, and Mr. Wright) or DSUs (for Mr. Hoechner, Ms. Narwold, Mr. Slocum, and Mr. Wright), who elected DSUs in lieu of DRSUs) granted in 2023 to non-employee directors, computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718. Mr. Hoechner received a prorated grant for three months of service during the 2022-2023 Board term upon his appointment to the Board in February 2023. As of December 31, 2023, each non-employee director (other than Mr. Hoechner) had an aggregate 1,645 unvested RSUs or DSUs in lieu of DRSUs, as applicable, that will vest on April 28, 2024. As of December 31, 2023, Mr. Hoechner had an aggregate 1,971 unvested DSUs in lieu of DRSUs of which 326 vested on February 17, 2024 and the remaining 1,645 will vest on April 28, 2024.
(3)	The amount of perquisites and other personal benefits has been excluded for all non-employee directors as the total value of each director’s perquisites and other personal benefits was less than $10,000.

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PROPOSAL 2 NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF INGEVITY’S NAMED EXECUTIVE OFFICERS (SAY-ON-PAY)

OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

In accordance with the requirements of Section 14A of the Exchange Act, we are asking stockholders to approve, on an advisory basis, the following resolution concerning the compensation of our named executive officers (“NEOs”):

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of our named executive officers as described in this Proxy Statement, including the Compensation Discussion and Analysis and the tabular compensation disclosures and related narrative discussion.

In considering this proposal, we encourage you to review the Compensation Discussion and Analysis (“CD&A”) and the tabular compensation disclosures and accompanying narrative discussion that follow. The CD&A describes our executive compensation philosophy, programs, and objectives, while the tabular compensation disclosures and accompanying narrative discussion provide detailed information on the compensation of our NEOs.

We believe our compensation policies and procedures are competitive, focused on pay-for-performance principles, and strongly aligned with the long-term interests of our stockholders. Our executive compensation philosophy is based on the belief that compensation should be set at levels that enable us to attract and retain employees who are committed to achieving high performance and who demonstrate the ability to do so. We strive to provide executive compensation packages that are driven by Ingevity’s overall financial performance, stockholder value, the success of areas of our business directly impacted by each executive’s performance, and the performance of the individual executive. We view our compensation program as a strategic tool that supports the successful execution of our business strategy and reinforces a performance-based culture. To that end, our executive compensation program emphasizes long-term compensation over short-term compensation, with a significant portion weighted toward equity awards. This approach strongly aligns our executives’ compensation with the interests of our stockholders.

Because your vote is advisory, it will not be binding upon the Board. However, the Board and T&C Committee value stockholders’ opinion as expressed through their votes on this proposal, and will carefully consider the outcome of this proposal in connection with their ongoing evaluation of the Company’s executive compensation program.

Vote required

An affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve, on an advisory basis, the compensation paid to Ingevity’s NEOs.

Recommendation of the Board

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THIS RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S EXECUTIVE COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT.

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Compensation Discussion and Analysis

This section outlines the Company’s executive compensation programs and practices for our NEOs, who are listed below.

2023 Named Executive Officers

JOHN C. FORTSON	MARY DEAN HALL	STACY L. COZAD	S. EDWARD	RICHARD A. WHITE
President, Chief	Executive Vice President &	Executive Vice	WOODCOCK	Senior Vice President &
Executive Officer,	Chief Financial Officer	President,	Executive Vice President &	President, Performance
and Director		General Counsel and	President, Performance	Chemicals
		Secretary	Materials

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Executive Summary

Business Conditions and Company Performance in 2023

Our business was significantly impacted by the extreme price volatility during 2023 of CTO, a key raw material used in our Performance Chemicals (“PC”) segment.

We recognize that a rapid transition to alternative raw materials is essential for the long-term growth of our PC segment, and we took decisive action during 2023 to reduce our exposure to the CTO price volatility, including:

■	Diversifying our feedstocks and focusing on high-margin, high-growth markets,
■	Announcing the closure of our DeRidder, Louisiana, manufacturing site in 2024, which predominately serves lower margin, cyclical markets,
■	Transitioning our Crossett, Arkansas, manufacturing site to produce products derived from alternative feedstocks and enable entry into new markets, and
■	Implementing significant cost savings actions, which helps support the repositioning of our PC Segment.

We were also impacted by the prolonged industrial slowdown across our many end markets and regions. Despite lower volumes from industrial weakness, our Advanced Polymers Technologies (“APT”) segment delivered double-digit segment EBITDA growth through cost initiatives and lower input costs. We remain focused on improving APT’s profitability and driving caprolactone adoption in bioplastics.

Our Performance Materials (“PM”) segment achieved record results as auto production rebounded close to pre-2020 levels, and consumer preference for hybrid electric vehicles increased. To support PM’s growth, we are developing new activated carbon applications aimed at diversifying our portfolio and expanding into related, large-scale opportunities influenced by significant long-term trends.

Based on our three business segments’ performance and the challenging business conditions noted above, our consolidated sales increased 1% to $1.69 billion while adjusted EBITDA* decreased 12% to $396.8 million.

For additional information on Ingevity’s performance in 2023, see the “Proxy Summary,” above.

Fiscal Year 2023 Compensation Highlights

The following summarizes the key compensation decisions for our NEOs for fiscal 2023:

Base Salary: The T&C Committee approved increases to the base salaries for Mr. Fortson and Mr. Woodcock of 6% and 8%, respectively, to better align Mr. Fortson with the market median and to recognize Mr. Woodcock’s individual performance and deep industry expertise. None of the other NEOs received base salary adjustments in 2023.

Short-Term Incentive Plan Awards: Based on our 2023 STIP Adjusted EBITDA* and STIP Adjusted Revenue* results, as well as each NEO’s individual performance achievements, the T&C Committee approved STIP payouts to our NEOs ranging from 15% to 84% of target.

2023 Long-Term Incentive Plan Compensation: In February 2023, our NEOs were granted annual long-term incentive awards comprised of 60% in Performance Stock Units (“PSUs”) and 40% in Restricted Stock Units (“RSUs”). The T&C Committee removed stock options as a form of award under our LTIP, resulting in our LTIP equity mix being less dilutive to stockholders and providing a more compelling long-term incentive plan design for executives. PSUs vest after the completion of a three-year performance period, and the number of shares earned, if any, will be based on our three-year average adjusted return on invested capital (“Average ROIC”*) and cumulative earnings per share (“Cumulative EPS”*) performance relative to pre-established targets. In addition, the program includes a Relative Total Shareholder Return (“rTSR”) modifier, pursuant to which the number of shares earned based on our Cumulative EPS* and Average ROIC* performance will be: (i) increased by 15% if our rTSR performance is above the 75th percentile relative to the combined S&P 400 Chemicals Index and the S&P 600 Chemicals Index (together, the “S&P 1000 Chemicals Index”), or (ii) decreased by 15% if our rTSR performance is below the 25th percentile relative to the S&P 1000 Chemicals Index. RSUs vest ratably over a three-year period on the first three anniversaries of the grant date.

2023 PC Transformation Award: Effective May 1, 2023, Mr. White, our PC segment leader, and 34 other members of the PC team were granted a performance-based equity award (the “PC Transformation Award”) to retain, incentivize, and align the awardees to the critical strategic transformation of our PC segment. As noted earlier, the extreme volatility of CTO prices has impacted Ingevity’s business significantly. Rapid transition to a broader based oleochemical product line model is essential for the long-term growth of the PC segment. This will require a unique and significant end-to-end transformational realization in a short timeframe. The PC Transformation Award has a two-year and eight month performance period from May 1, 2023 through June 30, 2025 with

*	See Appendix A for definitions and reconciliations of these non-GAAP financial measures to the nearest GAAP measures.
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the following weighted measures:

■	50% Oleochemical /alternative fatty acid product volume (“AFA Product Volume”); and
■	50% AFA EBITDA Margin (“AFA EBITDA Margin”*)

The maximum payout under the PC Transformation Award is 100% of the target PSUs.

Payout of 2021 PSU Award: The PSU awards granted in 2021 had Average ROIC* and Cumulative EPS* as the performance metrics for the 2021-2023 performance period. Based on our performance relative to the pre-established targets, the NEOs earned 67% of their target PSUs.

Executive compensation philosophy

Ingevity’s executive compensation program reflects the Company’s “pay-for-performance” philosophy. Compensation is directly linked to business plans and individual performance, with short- and long-term incentive programs based on metrics tied to the achievement of key financial objectives and individual performance. We are focused on achieving long-term, sustainable stockholder value.

We designed our executive compensation program to attract, motivate, and retain highly talented executives. In setting compensation, the T&C Committee considers both our peer group and national survey data (“Comparative Compensation Data”). We also consider other factors, including each executive’s role and level of responsibility, the importance of the executive’s contributions toward meeting the Company’s goals and objectives, individual performance and experience, internal pay equity, and the economic and business environment in which the Company operates.

The Company’s executive compensation program is designed to:

SUPPORT OUR BUSINESS STRATEGY	PAY FOR PERFORMANCE	PAY COMPETITIVELY	ALIGN NEOS’ AND STOCKHOLDERS’ INTERESTS	DISCOURAGE EXCESSIVE RISK-TAKING
Our program aligns with our business strategy, which is focused on long-term earnings, revenue growth and sustained growth in stockholder value, by providing our NEOs with long-term incentives tied to growth and value creation.	A large portion of our executive pay is dependent upon the achievement of corporate and business unit goals and individual performance. We pay higher compensation when goals are exceeded and lower compensation when goals are not met.	We use the market median based on our Comparative Compensation Data as the main reference point for target compensation. Compensation targets for individual executives may differ from the market median based on roles and responsibilities, performance, strategic impact, experience, internal pay equity, special hiring situations, retention concerns, succession planning needs and other relevant considerations.	We provide a significant portion of our NEOs’ overall compensation opportunity in the form of equity-based compensation, including performance stock units with multi-year performance goals that align with the long-term interests of our stockholders.	Our program includes balanced short- and long-term, cash and equity, along with fixed and variable elements to discourage excessive risk-taking.

*	See Appendix A for definitions and reconciliations of these non-GAAP financial measures to the nearest GAAP measures.

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Elements of our compensation program

The major elements of our executive compensation program are summarized below.

Base Salary	Fixed cash compensation that recognizes level of responsibilities, contributions towards meeting the Company’s goals and objectives, individual performance and experience, internal pay equity, the economic and business environment in which the Company operates, and other relevant considerations.	Mr. Fortson and Mr. Woodcock were the only NEOs who received base salary adjustments in 2023 of 6% and 8%, respectively, to better align Mr. Fortson with the market median and to recognize Mr. Woodcock’s individual performance and deep industry expertise. None of the other NEOs received base salary adjustments in 2023.
Short-term Incentive Plan (“STIP”)	Performance-based cash compensation that rewards achievement of key annual financial performance targets for the full Company (in the case of our corporate leadership--CEO, CFO, GC, and CHRO), and a blend of our full Company and applicable business segment results (in the case of our segment presidents) along with achievement of individual performance goals.

2023 STIP performance metrics for corporate leadership were Company STIP-Adjusted EBITDA* (50%), Company STIP-Adjusted Revenue* (30%) and Individual Performance (20%).

2023 STIP performance metrics for the business segment leadership were Company STIP-Adjusted EBITDA* (25%), BU STIP-Adjusted EBITDA* (25%), Company STIP-Adjusted Revenue* (15%), BU STIP-Adjusted Revenue* (15%) and Individual Performance (20%).

Long-Term Incentive Plan (“LTIP”)

Equity compensation that promotes achievement of long-term strategic objectives and aligns the executives’ interests with stockholder interests. The 2023 LTIP opportunity is allocated as folows:

■  60% - Performance Stock Units (“PSUs”)

■  40% - Service-Based Restricted Stock Units (“RSUs”)

2023 PSU performance metrics are Average ROIC* (30%) and Cumulative EPS* (70%). We added a +/-15% relative total shareholder return (“rTSR”) modifier to enhance alignment with stockholder value. The rTSR modifier increases the LTIP payout if we achieve a greater than 75th percentile rTSR as compared with our chosen S&P indices and decreases the LTIP payout if we are below the 25th percentile as compared with such indices.

*	Definitions and reconciliations, if applicable, of the non-GAAP financial measures shown in this column can be found in Appendix A.

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2023 pay mix

The mix of compensation elements awarded in 2023 to our CEO, Mr. Fortson, and the other NEOs is illustrated below. The chart reflects base salary and target STIP and LTIP, and does not include “All Other Compensation” shown in the “Summary Compensation Table” or the one-time PC Transformation Award to Mr. White described above.

CEO	Other NEOs

*	Other NEO chart reflects the average pay mix for the other four NEOs.

Say-On-Pay results

The T&C Committee values the input received from our stockholders on the Company’s executive compensation practices. At the 2023 annual stockholders’ meeting, our stockholders approved the compensation of our NEOs on an advisory basis by 93.6% of the votes cast.

Although the vote was non-binding, the T&C Committee considered the approval rate as an indication that Ingevity stockholders support the Company’s executive compensation philosophy and decisions.

How We Set Compensation

Role of the T&C Committee and the CEO

CEO compensation

The T&C Committee, on behalf of the Board, is responsible for reviewing and approving the goals and objectives of Ingevity’s CEO, evaluating the CEO’s performance in light of such goals and objectives, and setting the CEO’s compensation based on such evaluation. The T&C Committee meets with the CEO to discuss his performance and compensation and seeks feedback on the CEO’s performance from the full Board and from senior management, including the officers that report to the CEO. Ultimately, decisions regarding the CEO’s compensation are made by the T&C Committee, meeting in executive session, without the CEO or any other executive present. In setting compensation for the CEO, the T&C Committee also takes into account other considerations as the committee deems appropriate, including overall leadership and external survey data compiled from our peer group of companies by Pearl Meyer, the T&C Committee’s independent compensation consultant (the “Compensation Consultant”), other Comparative Compensation Data, and the advice of the Compensation Consultant.

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Compensation for other executives

The T&C Committee, on behalf of the Board, is also responsible for reviewing and approving the compensation of senior executives reporting to the CEO, including the other NEOs. In approving compensation for the other NEOs, the T&C Committee takes into account the assessment of their performance by the CEO and other key internal stakeholders, addressing such factors as achievement of individual goals and objectives, contribution to Ingevity’s performance and corporate goals, and other considerations as the committee deems appropriate, including Comparative Compensation Data and the advice of the Compensation Consultant. In making his recommendations to the T&C Committee, the CEO is also supported by the CHRO.

Role of the compensation consultant

The T&C Committee has retained the Compensation Consultant as its independent compensation consultant to advise the T&C Committee on the composition of the compensation peer group, specific compensation levels for the NEOs, and whether the compensation program is appropriately designed to discourage excessive risk-taking, among other compensation related services. The Compensation Consultant also compiles the Comparative Compensation Data. The T&C Committee has the sole discretion and is directly responsible for the appointment, termination, compensation, and oversight of the work of the Compensation Consultant.

Although the T&C Committee retains the Compensation Consultant directly, in carrying out assignments, the Compensation Consultant also interacts with management when appropriate. Specifically, the Compensation Consultant interacts with the CHRO, other leaders in the Company’s human resources organization, and other members of management with respect to compensation and benefits data, best practices, peer group developments, and executive compensation trends. In addition, the Compensation Consultant may seek input and feedback from members of management regarding its consulting work product before presenting it to the T&C Committee to confirm alignment with Ingevity’s business strategy, determine what additional data may be needed, or identify other issues.

The T&C Committee regularly meets with the Compensation Consultant in executive session independent of management. Further, the T&C Committee Chair speaks on occasion with the Compensation Consultant on executive compensation matters independently of management.

The Compensation Consultant does not provide any services to Ingevity other than its consulting services to the T&C Committee related to executive and director compensation. The T&C Committee determined that, in fiscal 2023, the work performed for the T&C Committee by the Compensation Consultant did not raise any conflict of interest. In making its determination, the T&C Committee considered the independence of the Compensation Consultant considering SEC rules and regulations and NYSE listing standards.

Role of peer group analysis

Consistent with Ingevity’s goal to provide compensation that remains competitive, the T&C Committee considers, among other things, the executive compensation practices of companies in a peer group selected based on recommendations from the Compensation Consultant. In selecting the peer group for 2023 executive compensation, the T&C Committee considered such factors as:

i.	revenue size and profit margins;

ii.	industry and business characteristics;

iii.	location and geographic reach, including global operations and/or distribution;

iv.	competition for talent; and

v.	data availability.

The T&C Committee generally targets compensation commensurate with the market median based on our Comparative Compensation Data. Compensation decisions also take into account other relevant factors, including an executive’s role and responsibilities, performance, the importance of the executive’s contributions towards meeting the Company’s goals and objectives, experience and tenure, internal pay equity, special hiring situations, retention concerns, and other relevant factors.

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The peer group is reviewed periodically for appropriateness and comparability. The T&C Committee most recently reviewed peer group composition in April 2023 with the Compensation Consultant and discussed the peer group companies’ businesses, revenues, and relative performance. Following the T&C Committee’s most recent review, the Committee approved the following peer group with respect to the 2023 executive compensation program.(1)

AdvanSix Inc.*	Innospec Inc.
Ashland Inc.*	Koppers Holdings Inc.*
Avient Corp.*	Mativ Holdings, Inc.*
Balchem Corp.	Minerals Technologies Inc.
Cabot Corp.	Orion S.A.*
Ecovyst Inc.	Quaker Chemical Corp.
Element Solutions Inc*	Sensient Technologies Corp.
H.B. Fuller Co.	Stepan Co.
Hexcel Corp.	Tronox Holdings
*	Newly added in 2023 and will be used to evaluate 2024 NEO compensation.
(1)	The T&C Committee excluded the following companies that were part of the Company’s 2022 peer group: CMC Materials, Ferro Corp, and GCP Applied Technologies, Inc. These companies were each excluded because they were acquired by a third party and are no longer public companies. The T&C Committee added the companies indicated by an asterisk because recent industry consolidation had significantly reduced the number of the Company’s peers.

NEO compensation elements

When taken as a whole, along with other elements of our executive compensation program, the pay elements described below are intended to provide a level of compensation sufficient to attract and retain an effective management team, while being generally targeted to the market median based on our Comparative Compensation Data. In addition, our compensation program is designed to discourage excessive risk-taking by using differentiated long-term equity instruments, multiple performance metrics, short- and long-term programs, and active T&C Committee oversight.

Base salary

Base salaries are intended to provide a level of fixed compensation sufficient to attract and retain an effective management team when considered in combination with the long-term and short-term incentive awards and other elements of our executive compensation program. The relative levels of base salary for executive officers are designed to reflect each executive officer’s scope of responsibility, experience and performance, competitive pay levels, market trends, economic conditions, and other relevant factors.

The T&C Committee generally reviews and approves base salaries annually in February, with new salaries effective as of February 1 of the same year. The T&C Committee may make other salary adjustments periodically in connection with promotions or changes in role or responsibilities, to reward individual performance, for reasons related to retention, or to ensure market competitiveness. The committee’s review focuses on whether base salaries are equitably aligned within Ingevity and are at sufficiently competitive levels to attract and retain top talent. In addition, consideration is given to Comparative Compensation Data and such other factors as the T&C Committee considers appropriate. The T&C Committee also reviews base salary compensation with the Compensation Consultant.

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2023 Base Salaries

Our CEO’s base salary was increased to align his pay more closely to the median CEO pay based on our peer group and Comparative Compensation Data. Mr. Woodcock’s salary was increased in acknowledgement of his extensive tenure in the role and deep industry expertise. All other NEO base salaries were unchanged from 2022.

The full-year base salaries for our NEOs in 2023 were as follows:

NEO	2023 Annual Base Salary ($)	2022 Annual Base Salary ($)	% Change
John C. Fortson	1,000,000	940,000	6.0%
Mary Dean Hall	510,000	510,000	0.0%
Stacy L. Cozad	470,000	470,000	0.0%
S. Edward Woodcock	475,000	435,000	8.4%
Richard A. White(1)	460,000	460,000	0.0%
(1)	Mr. White’s 2022 annual base salary was set at $380,000 effective January 1, 2022 and was increased to $460,000 effective November 1, 2022.

Short-Term Incentive Plan and 2023 awards

Ingevity’s STIP consists of an annual cash incentive that is designed to reward participants for achieving Ingevity’s annual financial performance targets and their individual performance goals.

Target STIP payouts

The incentive award range that each NEO may earn is determined near the beginning of the year and expressed as a percentage of such NEO’s base salary. STIP payouts may never exceed 200% of base salary.

For 2023, the T&C Committee established the following threshold, target, and maximum STIP incentive opportunities for the NEOs:

NEO	Threshold (as a percentage of base salary)*	Target (as a percentage of base salary)*	Maximum (as a percentage of base salary)*
Mr. Fortson	25.0%	100%	200%
Ms. Hall	17.5%	70%	140%
Ms. Cozad	16.25%	65%	130%
Mr. Woodcock	16.25%	65%	130%
Mr. White	15.0%	60%	120%
*	Linear interpolation is used to determine awards for performance between the threshold, target, and maximum goals.

Performance metrics

The T&C Committee selected the following metrics as the basis for 2023 STIP because the committee believes they are important and effective measures of short-term performance. The T&C Committee continued to emphasize individual accountability with the inclusion of a 20% individual performance component to STIP, which considers an individual’s success in meeting Company and individual short-term goals.

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	Company-Wide Metrics		Segment Metrics		Individual Performance
NEO	STIP-Adjusted EBITDA*	STIP-Adjusted Revenue*	BU STIP-Adjusted EBITDA*	BU STIP-Adjusted Revenue*
Mr. Fortson	50%	30%	0%	0%	20%
Ms. Hall	50%	30%	0%	0%	20%
Ms. Cozad	50%	30%	0%	0%	20%
Mr. Woodcock (Performance Materials Segment)	25%	15%	25%	15%	20%
Mr. White (Performance Chemicals Segment)	25%	15%	25%	15%	20%
*	See Appendix A for definitions and reconciliations of these non-GAAP financial measures to the nearest GAAP measures.

2023 Financial performance targets and results

In 2023, the Company moved its engineered polymers business line from the Performance Chemicals segment into its own segment designated as Advanced Polymer Technologies.  The performance targets for the Performance Chemicals segment reflect this change.  At the time the T&C Committee set the target performance levels for the Company and each business unit, the goals were believed to be challenging but achievable, and the maximum level of performance was believed to be achievable but only with exceptional performance. During 2023, the Performance Chemicals segment was impacted by the unprecedented and material regulatory-driven cost increase to CTO, a key raw material for its industrial specialties product line. The dramatic cost increase caused a disproportionately negative impact to Performance Chemicals’ and corporate financial results. The terms of the STIP permit the T&C Committee to make certain discretionary adjustments to exclude the effect of certain non-recurring items of gain or loss, or other adjustments reflecting substantial out of the ordinary matters.

The 2023 STIP targets and actual performance and payouts are set forth below.

		Company STIP-Adjusted EBITDA*			Company STIP-Adjusted Revenue*
Performance Level	Payout Range (% of target award)	Goals(1)	Actual Performance	% of Target Achieved/ Payout	Goals(1)	Actual Performance(1)	% of Target Achieved/ Payout
Threshold**	25%	$405.0	$ 398.3	0.0%	$1,690.0	$ 1,688.2	0.0%
Target	100%	$500.0			$1,937.0
Maximum	200%	$600.0			$2,173.0

		Performance Chemicals BU STIP-Adjusted EBITDA*			Performance Chemicals BU STIP-Adjusted Revenue*
Performance Level	Payout Range (% of target award)	Goals(1)	Actual Performance(1)	% of Target Achieved/ Payout	Goals(1)	Actual Performance(1)	% of Target Achieved/ Payout
Threshold**	25%	$130.0	$ 64.9	0.0%	$940.0	$ 900.9	0.0%
Target	100%	$170.0			$1,067.0
Maximum	200%	$230.0			$1,213.0
(1)	Amounts expressed in millions
*	See Appendix A for definitions and reconciliations of these non-GAAP financial measures to the nearest GAAP measures.
**	No payout is earned on a metric if results are below threshold.

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		Performance Materials BU STIP-Adjusted EBITDA*			Performance Materials BU STIP-Adjusted Revenue*
Performance Level	Payout Range (% of target award)	Goals(1)	Actual Performance	% of Target Achieved/ Payout	Goals(1)	Actual Performance	% of Target Achieved/ Payout
Threshold**	25%	$240.0	$288.8	162.5%	$530.0	$586.0	90.0%
Target	100%	$275.0			$595.0
Maximum	200%	$300.0			$650.0
*	See Appendix A for definitions and reconciliations of these non-GAAP financial measures to the nearest GAAP measures.
**	No payout is earned on a metric if results are below threshold.
(1)	Amounts expressed in millions

Individual performance

Performance goals are typically established near the beginning of the year and generally include both leadership objectives and strategic business objectives. Individual NEO performance is evaluated by the T&C Committee by comparing actual performance to the pre-established individual goals, as well as by considering individual accomplishments and other relevant performance criteria.

Against the challenging backdrop of 2023, and based on individual achievements against their goals, the T&C Committee approved STIP funding for the individual performance component of the NEOs STIP awards ranging from 75% to 150% of target.  A description of each NEO’s individual performance achievements with respect to 2023 is set forth below under “NEO Performance and Compensation Decisions.”

2023 STIP Payouts

STIP payouts for our NEOs were as follows:

NEO	STIP	2023 Target(1)	Company STIP- Adjusted EBITDA Funding(2)	BU STIP- Adjusted EBITDA Funding(2)	Company STIP- Adjusted Revenue Funding(2)	BU STIP- Adjusted Revenue Funding(2)	Total 2023 STIP Payout for Financial Metrics(2),(3)	Individual Performance Funding	Total 2023 STIP Payout, Reflecting Financial and Individual Performance Metrics(3)	Total 2023 STIP Payout(4)
Mr. Fortson		$995,000	0.0%		0.0%		0.0%	85.0%	17.0%	$169,150
Ms. Hall		$357,000	0.0%		0.0%		0.0%	100.0%	20.0%	$71,400
Ms. Cozad		$305,500	0.0%		0.0%		0.0%	100.0%	20.0%	$61,100
Mr. Woodcock		$306,584	0.0%	162.5%	0.0%	90.0%	67.6%	150.0%	84.1%	$257,780
Mr. White		$276,000	0.0%	0.0%	0.0%	0.0%	0.0%	75.0%	15.0%	$41,400
(1)	Target represents the target STIP opportunity percentage for each NEO described above multiplied by the amount of salary paid in 2023.
(2)	Percentages reported are equal to the percentage of target achieved for each metric (as shown in the table above). See Appendix A for definitions and reconciliations of these non-GAAP financial measures to the nearest GAAP measures.
(3)	Total 2023 STIP Payout, Reflecting Financial and Individual Performance Metric presents the total 2023 STIP payout percentage for each NEO after weighting the financial metrics percentage at 80% and the individual performance metric at 20%.
(4)	To obtain “Total 2023 STIP Payout,” multiply “2023 STIP Target” by “Total 2023 STIP Payout, Reflecting Financial and Individual Performance Metrics.” Calculated scores are rounded up to the nearest $10.

Long-Term Incentive Plan and 2023 awards

Ingevity’s LTIP is designed to recognize the performance of our executives who drive the development and execution of our long-term business strategies and goals. These awards are designed to further align executives’ interests with those of Ingevity’s stockholders, reward executives for stockholder value creation, maintain the competitiveness of our total compensation packages, foster executive stock ownership, and promote retention. LTIP awards are granted under the 2016 Omnibus Incentive Plan, as amended (the “Omnibus Plan”), which provides for, among other things, “double trigger” vesting of any LTIP awards that qualify as replacement awards in connection with a change of control, as described under the heading “Severance Arrangements.”

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For 2023, the awards granted annually under the Company’s LTIP were delivered in two forms, as described below.

Type of Award	Percentage of Total LTIP Opportunity	Vesting and Payment Terms
PSUs	60%	PSUs vest upon certification by the T&C Committee of the achievement of certain pre-determined performance targets over a three-year performance period, provided the recipient meets the requisite terms, including continued service. Payouts depend on the level of achievement of the performance targets set by the T&C Committee for the related three-year performance period. PSU payouts may be modified +/-15% by the Company’s rTSR performance. The performance metrics and targets and the rTSR modifier are described below.
RSUs	40%	RSUs granted for the annual LTIP opportunity vest ratably in three annual increments beginning on the first anniversary of the grant date, provided the recipient meets the terms, including continued service.

The T&C Committee removed options as a form of award under our LTIP for 2023 and reallocated the respective LTIP compensation value between PSUs and RSUs. The result is a plan that is less dilutive to stockholders and more compelling for attracting, retaining, and motivating executives while also rewarding business outcomes aligned to the stockholder experience. The T&C Committee believes that the current LTIP equity allocation provides a good balance of performance and retention oriented elements.

The target values of individual NEO awards are expressed as a percentage of base compensation and are set early each year by the T&C Committee. The number of RSUs and PSUs awarded is based on the closing price of the Company’s Common Stock on the grant date.

Each NEO’s 2023 total LTIP opportunity prior to application of the rTSR modifier and the breakdown of the LTIP components are shown below.

NEO	Base Salary	Target LTIP Opportunity	RSUs (40%)	PSUs at Target* (60%)
Mr. Fortson	$1,000,000	400%	$1,600,000	$2,400,000
Ms. Hall	$510,000	200%	$408,000	$612,000
Ms. Cozad	$470,000	165%	$310,200	$465,300
Mr. Woodcock	$475,000	150%	$285,000	$427,500
Mr. White	$460,000	150%	$276,000	$414,000
*	PSUs are shown at target but may pay out from 0-230% based on performance and positive application of the rTSR modifier (as further described below) is the only circumstance under which PSUs may pay out in excess of 200%. See “Performance-Based Restricted Stock Units” for more information.

Performance-based Restricted Stock Units

The following performance metrics apply with respect to the PSU awards granted in 2023:

70% - Adjusted three-year cumulative earnings per share (“Cumulative EPS”*); and
30% - Average adjusted return on invested capital (“Average ROIC”*).

Actual PSUs earned are subject to the rTSR modifier based on the percentile ranking of our TSR over the three-year performance period relative to that of the companies comprising the S&P 1000 Chemicals Index. The rTSR modifier increases the PSU payout by 15% if we achieve a greater than 75th percentile rTSR as compared with the S&P 1000 Chemicals Index, and decreases the PSU payout by 15% if we are below the 25th percentile as compared with the S&P 1000 Chemicals Index. The rTSR modifier is not interpolated for performance between the 25th and 75th percentiles. The rTSR modifier is intended to emphasize the importance of maximizing stockholder returns while moderating payouts when financial metrics are achieved but the Company underperforms the market.

The T&C Committee, in consultation with the Compensation Consultant, believes that the performance metrics of Cumulative EPS and Average ROIC*, together with the rTSR modifier, closely align executives’ interests with those of our stockholders and incentivizes long-term value creation.

*	See Appendix A for definitions and reconciliations, if applicable, of these non-GAAP financial measures to the nearest GAAP measures.

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The T&C Committee established threshold, target, and maximum performance targets for the three-year performance period from January 1, 2023, through December 31, 2025, with respect to each metric. At the time the performance levels were set, the target level of performance was believed to be challenging but achievable, and the maximum level was believed to be achievable, but only with exceptional performance. The 2023 PSU awards will vest (or not) after the T&C Committee certifies Ingevity’s performance at the end of the performance period.

There is no payout for performance below threshold. Payout at threshold is at 25% of PSUs granted, at target is 100% of PSUs granted, and at maximum is 200% of PSUs granted. Linear interpolation is used to determine award payouts between these pre-determined points. Payout of PSUs based on performance against the metrics for the performance period is then subject to the rTSR modifier described above. The application of the rTSR modifier could result in payment below 25% of PSUs granted at threshold performance or up to 230% of PSUs granted at maximum performance.

PSU metric adjustments

Under the Omnibus Plan, the T&C Committee may adjust results for PSU metrics from time to time to exclude the effect of certain non-recurring items of gain or loss or other significant out of the ordinary matters (such as mergers, acquisitions, and dispositions; entry into joint ventures; significant restructurings; or changes in accounting rules or tax codes) if they had not been factored in when performance targets were established. Any such adjustments are made to ensure that executives are neither unduly rewarded nor penalized for successfully implementing Board-approved strategic initiatives, or as a result of external events that were unforeseen or outside their control.

2023 PC Transformation Award

In April 2023, Mr. White was granted, along with 34 other members of the PC team, a performance-based equity award (the “PC Transformation Award”) to reward and align the awardees to the strategic transformation of our PC segment.   The volatility of CTO pricing has impacted Ingevity’s business significantly.  Rapid transition to a broader based oleochemical product line model is essential for the long-term growth of the PC segment.  This will require a unique and significant end-to-end transformational realization in a short time-frame by key members of the PC team. To appropriately incentivize and reward this critical segment transformation, the T&C Committee granted a performance-based equity award opportunity that is intended to attract and retain key business, technical, and operational employees and incentivize them to effect the required transformation and drive behaviors aligned with meeting the extraordinary challenge.

Mr. White received a PC Transformation Award effective May 1, 2023 of 13,969 PSUs, with a grant date fair value of $1,000,041. The maximum payout under the PC Transformation Award is 100% of the target PSUs. The T&C Committee believes that Mr. White is critical to the success of the business transformation initiative as the leader of the PC segment, and that his PC Transformation Award is an appropriate acknowledgement of the significant challenge involved in driving both volume growth and margin in the new oleochecmical product line across new markets in a condensed window of time.

The PC Transformation Award has a two-year and eight month performance period from May 1, 2023 through June 30, 2025, and is based on the following performance metrics with respect to Mr. White’s grant:

50% - Oleochemical/alternative fatty acid product volume (“AFA Product Volume”); and
50% - AFA EBITDA Margin (“AFA EBITDA Margin”*).

*	See Appendix A for definitions and reconciliations, if applicable, of these non-GAAP financial measures to the nearest GAAP measures.

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The T&C Committee established challenging goals for each of the performance metrics so that only extraordinary results will result in a payout. The T&C Committee will certify performance results for the established metrics and, if the committee determines that any PSUs are earned as a result, the earned PSUs will vest (if at all) one year from the date that the performance is certified, provided that the awardee continues to be employed by the Company through the vesting date. Note that, if the threshold metrics are met sooner than the end of the performance period, the T&C Committee may certify the results at such time.

The PC Transformation Award grant to Mr. White, which is detailed above, is included in the “Summary Compensation Table” and the “Grant of Plan-Based Awards in 2023” table.

Payout of 2021 PSU award

The PSU awards granted in 2021 (“2021 PSU Awards”) had Average ROIC* and Cumulative EPS* as the performance targets for the related 2021-2023 performance period. The performance targets for these grants were established in the beginning of 2021, reflecting the long-term goals in place at that time, and were recalculated in 2023 to incorporate the financial impact of significant one-time acquisitions and strategic investments occurring during the performance period that were not contemplated in the previously approved 2021 PSU Awards plan. This recalculation increased the target, threshold, and maximum performance goals required to result in a payout.

The T&C Committee approved payment to the NEOs of the 2021 PSU Awards, based upon the achievement of Average ROIC* and Cumulative EPS* performance goals at or around the threshold level for Cumulative EPS* and at or around the target level for Average ROIC*. As a result, these PSUs were paid at 67% of the target amount.

Actual performance, as certified by the T&C Committee is reflected below:

Metric	Threshold	Target	Maximum	Actual Performance	Payout
Cumulative EPS* 50%	$15.05	$16.73	$18.06	$15.11	67%
Average ROIC* 50%	9.4%	12.4%	13.1%	12.5%
*	See Appendix A for more details on the calculation of actual performance on the Cumulative EPS and Average ROIC.

The payment calculation for the 2021 PSU Awards that settled in February 2024 is shown below:

NEO	Target PSUs	Percentage Payable	PSUs Payable*
Mr. Fortson	17,811	67%	11,934
Ms. Hall	2,324	67%	1,558
Ms. Cozad	3,973	67%	2,662
Mr. Woodcock	3,824	67%	2,563
Mr. White	1,260	67%	845
*	The Company does not issue fractional shares. Any fractional amount of PSUs are paid out to the next whole share.

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CEO Pay

The T&C Committee generally targets executive compensation commensurate with the market median based on our Comparative Compensation Data. For this reason, Mr. Fortson’s base salary was raised 6% and his LTIP target increased from 300% to 400% of his base salary in 2023. The T&C Committee set Mr. Fortson’s compensation using the pay elements described below to strike a balance between providing competitive compensation to Mr. Fortson and aligning his pay with stockholder interests and the stockholder experience.

Target vs. Realized Pay

Mr. Fortson’s total compensation package for 2023 includes a mix of long- and short-term variable pay elements that put 84% of his compensation at risk. These pay elements create a compensation structure that ensures a high correlation between ultimate payouts and individual and business performance. In 2023, approximately 68% of Mr. Fortson’s realized pay was delivered in the form of long-term incentives, which strongly aligns his compensation to stockholder interests.

Realized Pay

A significant portion of Mr. Fortson’s target direct compensation is comprised of potential pay that could be realized in future years, depending on our performance against pre-established metrics.  Due to this variable element, the T&C Committee finds it instructive to review Mr. Fortson’s realized pay against his target compensation to ensure that pay is appropriately aligned with performance and stockholder value creation. Realized pay is comprised of actual pay earned, including base salary and STIP payouts, plus the value of stock awards that vested, and options that were exercised, during the period.

2023 Realized Pay vs. Target

The chart below shows that Mr. Fortson’s realized pay in 2023 was approximately 60 percent of his target direct compensation, which illustrates how the “at-risk” nature of a substantial portion of his compensation strongly aligns with Company performance.

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NEO performance and compensation decisions

A description of the performance highlights for 2023 of each NEO and related compensation decisions is set forth below.

John C. FORTSON, President, Chief Executive Officer, and Director
Age: 56

■  Delivered full-year revenue of $1.69B and EBITDA* of $397M, which were both ahead of market estimates

■  Increased sales by 1.4% year over year despite the difficult economic landscape in 2023, including achievement of record results in Performance Materials and Road Technologies

■  Took decisive action to mitigate the impact of unfavorable market conditions by implementing global cost containment strategies

■  Led the strategy transformation efforts to guide the Company in the identification of future growth paths for each business segment

■  Spearheaded Company-wide adoption of a new safety initiative that resulted in a substantial increase in safety hazard identification and near miss reporting

■  Finalized capacity expansion at the Company’s plant in Warrington, UK to deliver significantly more polyol capacity to fuel future growth

■  Drove the Company to place in the 91st percentile among our industry peers in the 2023 S&P Global Corporate Sustainability Assessment ranking

Base Salary: Mr. Fortson’s base salary increased 6.0% to $1,000,000

STIP: Mr. Fortson received a STIP award of $169,150, representing a 17% payout against target. Mr. Fortson’s STIP target remained at 100% of base salary for fiscal year 2023

LTIP: Mr. Fortson’s LTIP target increased from 300% to 400% of base salary for fiscal year 2023

*See Appendix A for definitions and reconciliations, if applicable, of these non-GAAP financial measures to the nearest GAAP measures.

Mary Dean HALL, Executive Vice President & Chief Financial Officer
Age: 67

■  Led the realignment of the Company’s segment reporting structure to move engineered polymers into its own reportable segment, Advanced Polymer Technologies, increasing transparency into how segment operating performance is measured for investors

■  Oversaw the successful completion of the SAP S/4 migration across the Company on schedule and under budget with minimal business disruption

■  Led timely comprehensive and rigorous cost-savings financial analysis, ensuring the ability of management to make sound decisions regarding the business transformation and cost mitigation efforts

■  Redesigned the supply chain function to leverage global footprint and successfully drove significant cost savings initiatives and process efficiency

■  Enhanced risk identification and management processes by implementing a co-sourcing model for internal audit, adding experienced staff, and integrating risk management processes across the Company into a holistic risk management framework, including cybersecurity and enterprise risk management

Base Salary: Ms. Hall’s base salary remained at $510,000

STIP: Ms. Hall received a STIP award of $71,400, representing a 20% payout against target. Ms. Hall’s STIP target remained at 70% of base/salary for fiscal year 2023

LTIP: Ms. Hall’s LTIP target increased from 160% to 200% of base salary for fiscal year 2023

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Stacy L. COZAD, Executive Vice President, General Counsel and Secretary
Age: 53

■  Led improvements in the areas of intellectual property protection and data privacy

■  Oversaw legal, compliance, and government affairs efforts to successfully navigate the restructuring of Performance Chemicals

■  Matured the Company’s ethics and compliance program

■  Ensured strong regulatory advocacy strategies for key opportunities across all three business segments

■  Drove re-envisioning of the Company’s sustainability strategy, including concentrating efforts on customer-focused innovation

Base Salary: Ms. Cozad’s base salary remained at $470,000

STIP: Ms. Cozad received a STIP award of $61,100, representing a 20% payout against target. Ms. Cozad’s STIP target remained at 65% of base salary for fiscal year 2023

LTIP: Ms. Cozad’s LTIP target increased from 130% to 165% of base salary for fiscal year 2023

S. Edward WOODCOCK, Executive Vice President and President, Performance Materials
Age: 58

■  Delivered record financial results despite significant market volatility

■  Oversaw the business segment with the lowest total case incident rate (TCIR) level across the Company’s U.S. locations, demonstrating an excellence in safety culture

■  Advanced the path to successful commercialization of the Nexeon alternative carbon use diversification opportunity

■  Delivered significant annual cost savings by transitioning the U.S. Performance Materials warehouse operations to a new in-house operating model

■  Developed opportunities and broadened sustainability benefits for NeuFuel™ by partnering with American CNG and school districts nation-wide to outfit school bus fleets with technology that enables diesel vehicles to run on natural gas to reduce fleet GHG emissions and operating costs

Base Salary: Mr. Woodcock’s base salary increased 8.4% to $475,000

STIP: Mr. Woodcock received a STIP award of $257,780, representing an 84.1% payout against target. Mr. Woodcock’s STIP target remained at 65% of base salary for fiscal year 2023

LTIP: Mr. Woodcock’s LTIP target increased from 130% to 150% of base salary for fiscal year 2023

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Richard A. WHITE, Senior Vice President, and President, Performance Chemicals
Age: 61

■  Drove record financial performance for Road Technologies business

■  Navigated the Performance Chemicals segment through a challenging year and outlined a path to transform the segment and position it for future growth

■  Oversaw the successful transformation of the Crossett, Arkansas plant from production of CTO-based products to production of oleochemical-based products

■  Led the integration of Ozark Materials and Ozark Logistics into the Ingevity core business

Base Salary: Mr. White’s base salary was remained at $460,000

STIP: Mr. White received a STIP award of $41,400, representing a 15% payout against target. Mr. White’s STIP target remained at 60% of base salary for fiscal year 2023

LTIP: Mr. White’s LTIP target increased from 100% to 150% of base salary for fiscal year 2023. In addition, Mr. White received the one-time PC Transformation Award (see “PC Transformation Award” described above).

Other compensation and benefits

Offer letters

The Company has entered into an offer letter with each of the following NEOs regarding employment terms (“Offer Letters”): Mr. Fortson, Ms. Hall, Ms. Cozad, and Mr. White. The Offer Letters generally list the compensation arrangements for the applicable NEO, including the STIP and LTIP details, details regarding sign-on or one-time equity or cash compensation, and details on stock ownership guidelines and other applicable Company policies. Offer Letters for Mses. Hall and Cozad include assistance with relocation benefits.

Severance arrangements

Severance and change of control agreements

The Company has a Severance and Change of Control agreement with each of the NEOs. The purpose of the agreements is to ensure that Ingevity:

(a)	offers benefits that provide an overall compensation package that is competitive with that offered by other companies with which Ingevity competes for talent;
(b)	can retain and rely upon the undivided focus of its senior executives during and following a change of control; and
(c)	diminishes the inevitable distraction our NEOs will experience due to personal uncertainties and risks created by the potential job loss following a change of control.

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The following is a summary of the benefits provided for upon termination under the Severance and Change of Control agreements.

Involuntary Termination by Company other than for Cause and Absent a Change of Control	Involuntary Termination of Employment other than for Cause, or Termination for Good Reason, in Each Case within two years of a Change of Control	Retirement, Death, Disability, or Termination for Cause or Without Good Reason following a Change of Control

■  Base salary through date of termination;

■  Prorated target STIP for the calendar year in which the termination occurs;

■  Accrued unpaid vacation pay;

■  Severance payment of the following:

–  Mr. Fortson: Two times sum of base salary and target STIP;

–  All other NEOs: Sum of base salary and target STIP;

■  Health benefits – cost of health coverage for:

–  Mr. Fortson: Two years;

–  All other NEOs: One year;

■  Outplacement services; and

■  All other benefits in accordance with the terms of the applicable plans.

■  Base salary through date of termination;

■  Prorated target STIP for the calendar year in which the termination occurs;

■  Accrued unpaid vacation pay;

■  Severance payment of the following:

–  Mr. Fortson: Three times sum of base salary and target STIP;

–  All other NEOs: Two times sum of base salary and target STIP;

■  Health benefits – cost of health coverage for:

–  Mr. Fortson: Three years;

–  All other NEOs: Two years;

■  Outplacement services; and

■  All other benefits in accordance with the terms of the applicable plans, provided that, for any PSU award, the applicable performance goals will be deemed achieved at the greater of target or actual performance levels (if actual performance is determinable by the T&C Committee) with no proration.

No benefits other than outstanding base salary through the date of termination.

The agreements also include one-year post-termination restrictive covenants in the form of non-solicitation of customers and employees and non-competition provisions. All severance payable is further subject to the NEO signing an appropriate release of claims. None of the agreements include any tax gross-ups arising from any excise tax imposed by the Code on excess parachute payments. The benefits to be received are further described under “Potential Payments Upon Certain Termination Events or a Change of Control.”

Equity awards – Omnibus Plan

The treatment of Ingevity’s equity awards in the event of a change of control is governed by the award agreements and our Omnibus Plan. In particular, in the event of a change of control where the NEO receives a “replacement award,” there will be no accelerated vesting, exercisability, or payment of an outstanding award unless the NEO’s employment is terminated without Cause (as defined below), other than as a result of death or disability, or the NEO resigns for Good Reason (as defined below) within two years of the change of control event. In such cases, upon the second trigger, NEO holders of such awards will be entitled to accelerated vesting; awards will be exercisable and/or will be settled. If a NEO does not receive a replacement award or if an award is not otherwise assumed by the acquirer, then upon the occurrence of a change of control, all outstanding unvested awards will be fully vested (with the exception of PSUs, which will vest on a pro-rata basis as further described in the table below) and exercisable.

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A summary of the treatment upon certain termination scenarios appears below.

Type of Award	Upon Involuntary Termination by the Company (other than Change of Control, for Cause, or for Poor Performance)	Termination by Executive due to Retirement (Absent Cause or Poor Performance)	Death or Disability	Change of Control with Qualified Termination, Assuming Replacement Awards are Issued	Change of Control, Assuming No Replacement Awards are Issued
Options	Vest on a pro rata bases beginning on or after the first anniversary of the Award Date. However, Mr. Woodcock’s and Ms. Hall’s options will vest in full because they are each retirement-eligible.		Immediately vest in full.
PC Transformation Award PSUs	Vest immediately after the first anniversary of the Award Date and after actual performance is certified by the T&C Committee.	No vesting	Vest immediately after the first anniversary of the Award Date and after actual performance is certified by the T&C Committee.	Immediately vest in full.	Vest on a pro rata basis, subject to actual performance through the date of the change of control, or based on target performance, if higher than actual performance.
RSUs (3-year ratable vest and 3-year cliff vesting)	Vest on a pro rata basis beginning on or after the first anniversary of the Award Date.			Immediately vest in full.
PSUs	Vest on a pro rata basis beginning on or after the first anniversary of the Award Date, subject to actual performance as certified by the T&C Committee following the end of the performance period.			Immediately vest in full.	Vest on a pro rata basis, subject to actual performance through the date of the change of control, or based on target performance, if higher than actual performance.

Relevant definitions:

■	Retirement is defined as a termination by the grantee, not for Cause or certain other circumstances, upon the date that the grantee reaches Retirement Age. Commencing with awards granted in 2021, “Retirement Age” means on or after age 55 (with at least 20 years of service) or age 65 (with at least 5 years of service) for the participants who received non-grandfathered language. However, certain participants received grandfathered language in their 2021 awards whereby Retirement Age is defined as age 65 (or 55 with at least 20 years of service), which is the same definition in effect for awards issued prior to 2021. Both Mr. Woodcock and Ms. Hall have reached Retirement Age.

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■	Cause is defined as: (a) the willful or gross neglect by the executive to perform his or her employment duties with the Company (or its affiliates) in any material respect; (b) a plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by the executive; (c) a material breach by the executive of a fiduciary duty owed to the Company (or its affiliates); (d) a material breach by the executive of any nondisclosure, non-solicitation or non-competition obligation owed to the Company (or its affiliates); (e) a clearly established, willful and material violation by the executive of the Company’s Code of Conduct; or (f) a willful and material act by the executive that represents a gross breach of trust that is inconsistent with the executive’s position of authority with the Company and is materially and demonstrably injurious to the Company, including through potential loss of reputation.
■	Good Reason (but only after a change of control during the requisite period) means: (a) a material diminution in the executive’s annual base salary; (b) a material diminution in the executive’s authority, duties, or responsibilities; (c) a material change in the geographic location at which the executive must perform services for the Company; or (d) any other action or inaction that constitutes a material breach by the Company of the award agreement.
■	Poor Performance is defined as the continuing failure by the executive to perform the executive’s duties in any material respect, as determined in the sole discretion of the Company, provided, however, that the executive shall be given notice and an opportunity effectuate a cure as determined by the Company in its sole discretion.
■	Qualified Termination means a termination of employment by the Company without Cause, other than as a result of death or disability, or a termination of employment by the executive for Good Reason.

Benefits to be received are further described under “Potential Payments Upon Certain Termination Events or a Change of Control.”

Retirement Savings Plan

The Company maintains the Ingevity Corporation Retirement Savings Plan, adopted as of January 1, 2016 (as amended, the “RSP”). The RSP allows participants to make pay contributions on a pre-tax, Roth, and after-tax basis. The RSP provides for a Company match of up to 6% and an additional 3% automatic non-contributory Company contribution. Contributions and Company matches are 100% vested immediately, while any automatic non-contributory Company contribution is 100% vested after the first 3 years of employment.

Retirement Restoration Plan

The Company maintains a Retirement Restoration Plan that mirrors benefits provided under the WestRock Pension Plan, a qualified defined benefit plan sponsored and maintained by our former parent company, WestRock Company. The Retirement Restoration Plan is a non-qualified plan that was adopted by the Company to honor historical WestRock obligations under an Employee Matters Agreement between WestRock and the Company as part of the separation. Benefit amounts under the plan were frozen at the time of the separation. No additional employees may become participants under the plan and no current participants are accruing any additional benefits (other than what was in place and frozen at the time of separation). Mr. Woodcock is the only NEO with a benefit under the plan.

Nonqualified Deferred Compensation Plan

The Company maintains the Ingevity Corporation Deferred Compensation Plan, effective January 1, 2016 (the “DCP”). The purpose of the DCP is to attract and retain key employees by enabling participants to defer voluntarily the receipt of certain amounts, including compensation not otherwise eligible for deferral under the RSP, to provide matching contributions on certain deferrals, to restore lost defined contribution benefits due to Code limits, and to provide retirement and other benefits to participants through an individual account program. The DCP allows participants to defer up to 80% of their base compensation and 80% of their STIP. The restoration component of the DCP provides for a Company match of up to 6% and an additional 3% automatic non-contributory Company contribution.

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Relocation and other benefits

We provide relocation assistance to employees, including our NEOs. Relocation benefits in the amount of $677.00, including a tax-gross up of $177.00, were paid to Ms. Hall related to her move to permanent housing during 2023 as reflected in “All Other Compensation” in the “Summary Compensation Table.” These expenses were paid pursuant to the Company’s broad-based relocation policy that covers all Company salaried employees and includes a gross-up feature. Ms. Hall was granted an extension to secure permanent housing. Certain reimbursable expenses related to the closing of her home purchase in late 2023 are expected to be reimbursed to Ms. Hall during 2024. No other relocation benefits were provided to a NEO during 2023. We also provide limited other benefits to our executives, including our NEOs, to promote their security and well-being, thereby allowing them to focus on Company business. Other benefits paid to NEOs in 2023 include financial counseling and executive physicals. The value of the benefits is credited to the NEOs as imputed income. Other than with respect to relocation benefits, the Company does not provide any tax gross-ups.

In addition, NEOs participate in each of the benefit plans or arrangements that generally are made available to all U.S.-based salaried employees, including vacation benefits, medical and dental benefits, and life, accidental death and disability insurance.

Other compensation policies and practices

NEO stock ownership policy

Our stock ownership guidelines align the long-term interests of our NEOs with those of our stockholders and discourage excessive risk-taking. Our guidelines require stock ownership levels as a value of Common Stock equal to a multiple of base salary. NEOs must retain 50% of net shares of Common Stock received under LTIP awards until the following stock ownership levels are met:

Position	Required Base Salary Multiple
CEO	5x
Executive Vice Presidents	3x
Senior Vice Presidents	2x

In determining compliance with these guidelines, stock ownership includes fully-vested Common Stock and unvested RSUs. Unvested PSUs and vested but unexercised stock options are not included. Executives generally have five years from the date of their designation to achieve the targeted level of ownership. If the required level of ownership is not achieved within the first five years, the holding requirement increases from 50% to 100% of net shares of Common Stock received under LTIP awards until the ownership levels are met.

As of December 31, 2023, Messrs. Fortson and White, and Mses. Hall and Cozad are on track to achieve their target ownership levels in a timely manner. Mr. Woodcock had previously met the required ownership level on a timely basis, however, due to a decrease in stock price year-over-year, he was below the required ownership level as of December 31, 2023. As permitted by the stock ownership guidelines, the T&C Committee determined that the year-over-year decrease in the Company’s stock price did not cause Mr. Woodcock to violate the guidelines. We expect that Mr. Woodcock will once again meet the target ownership level by the next compliance review date.

Anti-hedging

Ingevity’s insider trading policy prohibits members of our Board, officers, and other employees from trading in options, warrants, puts and calls, or similar instruments involving Company securities or selling Company securities “short.” The policy also prohibits holding Company securities in margin accounts.

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Recoupment policy

We maintain a compensation recoupment policy (“Clawback Policy”) covering our NEOs, which was amended in 2023 to comply with recent SEC and NYSE rules. Under our current Clawback Policy, in the event of a restatement of the Company’s financial statements filed with the SEC due to its material noncompliance with any financial reporting requirement under securities laws, the Board will require reimbursement or forfeiture of any Incentive Compensation (as defined therein) that was received by any current or former Covered Officers (as defined in the policy and required by the SEC and NYSE) during the three-year period preceding the restatement to the extent that such Incentive Compensation was awarded or paid based in whole or in part on the apparent achievement of financial results that were determined by reference to the originally filed financial information, but which financial results were not achieved based on the Company’s restated results. This requirement applies regardless of fault or misconduct on the part of a Covered Officer.

Equity grant practices

The T&C Committee has adopted guidelines for the granting of equity-based compensation, including, among other things, a requirement that annual awards be approved by the T&C Committee at a regularly scheduled first quarter committee meeting, and a prohibition on back-dating of awards.

Risk analysis

At least annually, the T&C Committee reviews Ingevity’s executive and non-executive compensation programs to assess whether they encourage or create excessive risk-taking not in the best interest of the Company or its stockholders. The most recent assessment occurred in April 2023.

In conducting this assessment, the T&C Committee reviewed various components and design features of all of the Company’s executive and non-executive plans and programs as presented by management and the Compensation Consultant, and analyzed them in the context of risk mitigation. Management and the Compensation Consultant presented their conclusions to the T&C Committee, which were that Ingevity’s compensation arrangements are not constructed or administered in a way that is likely to create risks that could materially and adversely affect the Company.

Among the factors considered in the assessment and reviewed by the T&C Committee were:

■  the balance of the Company’s overall program design, including the mix of cash and equity compensation;

■  the mix of fixed and variable compensation;

■  the balance of short-term and long-term objectives of our incentive compensation;

■  the performance metrics, performance targets, threshold performance requirements, and capped payouts related to our incentive compensation;

■  the Company’s share ownership guidelines, including share ownership levels, retention practices, and prohibitions on hedging and other derivative transactions related to Ingevity stock;

■  the T&C Committee’s ability to exercise discretion regarding the amount of the annual and long-term incentive awards;

■  the existence of a clawback policy; and

■  internal controls and oversight structures in place at the Company.

Based on its review, the T&C Committee’s deliberations, and such other matters as the T&C Committee deemed relevant, the T&C Committee believes Ingevity’s well-balanced mix of salary and short-term and long-term incentives, as well as the performance metrics that are included in the incentive programs, are appropriate and consistent with the Company’s risk management practices and overall strategies.

Tax and accounting considerations

The T&C Committee considers tax and accounting considerations in structuring our executive compensation program.

Section 162(m) of the Code generally disallows tax deductions for compensation paid by public companies to certain executive officers for compensation over $1 million in any year. Nonetheless, the T&C Committee believes that stockholder interests are best served if the T&C Committee’s discretion and flexibility in awarding compensation are not restricted, even though some compensation awards may result in non-deductible compensation expenses. Thus, the T&C Committee reserves the ability to approve compensation that is not deductible for income tax purposes, when the T&C Committee determines that such compensation is appropriate.

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Talent and Compensation Committee Report

The T&C Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the T&C Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for fiscal 2023.

THE TALENT AND COMPENSATION COMMITTEE

Diane H. Gulyas, Chair
Jean S. Blackwell
Bruce D. Hoechner
Frederick J. Lynch
Daniel F. Sansone

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Compensation Tables and Other Matters

Summary Compensation Table

The table below includes the total compensation of our NEOs for the fiscal year ended December 31, 2023.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Comp.(4) ($)	Change in Pension Value and Nonqualified Deferred Comp. Earnings ($)(5)	All Other Comp.(6) ($)	Total ($)
John C. Fortson	2023	995,000		4,000,032		169,150		126,880	5,291,062
President & Chief Executive Officer	2022	930,233		2,115,062	705,003	1,525,580		118,592	5,394,470
	2021	825,000		1,856,297	618,757	1.414,050		108,184	4,822,288
Mary Dean Hall	2023	510,000		1,020,029		71,400		77,366	1,678,795
EVP, Chief Financial Officer & Treasurer	2022	509,151		612,023	204,015	584,500		46,406	1,956,096
	2021	352,273		1,548,099	85,067	599,900		75,471	2,660,809
Stacy L. Cozad	2023	470,000		775,569		61,100		84,649	1,391,318
EVP, General Counsel & Secretary	2022	469,151		608,339	152,754	500,110		81,125	1,811,478
	2021	421,667	350,000	914,112	138,007	498,690		123,089	2,445,565
S. Edward Woodcock	2023	471,667		712,658		257,780	26,704	94,358	1,563,167
EVP & President, Performance Materials	2022	434,151		424,254	141,402	445,870		80,959	1,526,636
	2021	425,000		898,585	132,815	250,160		156,413	1,862,973
Richard A. White	2023	460,000		1,690,160		41,400		74,165	2,265,725
SVP & President, Performance Chemicals	2022	392,945		285,065	95,021	389,020		72,915	1,234,966

(1)	Amounts reported in this column represent salaries before contributions to the Company’s RSP and DCP.
(2)	2023 values represent the aggregate grant date fair value of the 2023 RSU and PSU awards computed in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair value of the RSUs and PSUs are set forth in Note 11 to our audited consolidated financial statements for the year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 22, 2024. For RSUs (including special awards), the grant date fair value per share is equal to the closing price of Ingevity’s Common Stock on the NYSE on the grant date. For PSUs, the grant date fair value is reported assuming the target level of performance is achieved. For Mr. White, amounts include a special award of PSUs that is more fully described under “Compensation Discussion & Analysis - Other compensation and benefits.” If the maximum level of performance was achieved with respect to the PSUs, the grant date fair value would be: Mr. Fortson - $4,800,038; Ms. Hall - $1,224,035; Ms. Cozad – $930,616; Mr. Woodcock - $855,156; and Mr. White - $1,828,118.

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(3)	No options were awarded in 2023
(4)	2023 values represent cash payments made to NEOs under the STIP. See “Compensation Discussion and Analysis – Short-Term Incentive Plan and 2023 Awards” for additional information regarding the plan design, 2023 actual performance, and payouts authorized under the STIP.
(5)	The Company does not maintain a qualified defined benefit pension plan for any of our salaried employees, including our NEOs. However, the Company maintains a Retirement Restoration Plan that mirrors benefits provided under a qualified defined benefit plan sponsored and maintained by our former parent company, WestRock. See Pension Benefits Table - 2023 below. The amount in this column represents the actuarial increase in the present value of Mr. Woodcock’s benefits under this non-qualified Retirement Restoration Plan maintained by the Company during the 12-months ended December 31, 2023. The present value of accumulated benefits is based on benefits payable at age 65 using a discount rate of 3.10 percent and mortality based on the ’‘Pri-2012 Private Retirement Plans White Collar Mortality Table. While this amount appears as a lump sum, the normal form of payment is an annuity. These amounts are ’‘pension accounting values’’ and were not realized by Mr. Woodcock during 2023. No above market or preferential earnings are provided to any NEO on non-qualified deferred compensation.
(6)	Amounts shown in the “All Other Compensation” column for 2023 are derived as follows:

	John C. Fortson ($)	Mary Dean Hall ($)	Stacy L. Cozad ($)	S. Edward Woodcock ($)	Richard A. White ($)
Financial Planning/Counseling(a)	17,285	17,693	17,693	17,693	17,603
RSP Contributions(b)	29,700	14,694	29,700	29,700	29,700
DCP Contributions(c)	75,450	40,994	35,250	43,936	24,104
Life Insurance Premiums	2,487	1,349	88	1,152	1,005
Executive Long-Term Disability(d)	1,957	1,958	1,918	1,877	1,752
Relocation Expenses(e)		677
TOTAL OTHER COMPENSATION	126,880	77,366	84,649	94,358	74,165

(a)	Company provided financial planning including service fees and travel expenses.
(b)	Annual matching and non-contributory contributions by the Company to the RSP.
(c)	Annual matching and non-contributory contributions by the Company to the DCP.
(d)	Annual long-term disability premium paid by the Company.
(e)	Includes tax gross-up of $177
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Grants of Plan-Based Awards in 2023

The following table reports plan-based awards granted to the NEOs during fiscal 2023. The material terms of our short- and long-term incentive compensation awards are described in “Compensation Discussion and Analysis — Compensation Design; Pay Elements.”

Name	T&C Committee Approval Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise Or Base Price of Option Awards ($/ Sh)	Grant Date Fair Market Value of Stock and Option Awards(5) ($)
		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

John C. Fortson
STIP			248,726	995,000	1,989,808
PSUs	02/16/2023	02/28/2023				7,268	29,070	58,140				2,400,019
RSUs	02/16/2023	02/28/2023							19,380			1,600,013
Options
Mary Dean Hall
STIP			89,250	357,000	714,000
PSUs	02/16/2023	02/28/2023				1,853	7,413	14,826				612,017
RSUs	02/16/2023	02/28/2023							4,942			408,012
Options
Stacy L. Cozad
STIP			76,375	305,500	611,000
PSUs	02/16/2023	02/28/2023				1,409	5,636	11,272				465,308
RSUs	02/16/2023	02/28/2023							3,758			310,260
Options
S. Edward Woodcock
STIP			76,635	306,584	613,084
PSUs	02/16/2023	02/28/2023				1,295	5,179	10,358				427,578
RSUs	02/16/2023	02/28/2023							3,453			285,080
Options
Richard A. White
STIP			69,000	276,000	552,000
PSUs	02/16/2023	02/28/2023				1,254	5,015	10,030				414,038
RSUs	02/16/2023	02/28/2023							3,344			276,081
Options
PC Transformation Award PSUs
	04/07/2023	05/01/23				11,175	13,969	13,969				1,000,041
(1)	Columns reflect threshold, target, and maximum amounts potentially payable under the STIP if certain performance criteria are satisfied during the 2023 fiscal year, subject to continued employment with the Company. See “Compensation Discussion and Analysis – Short-Term Incentive Plan and 2023 Awards” for additional detail regarding the performance targets and amounts that were actually earned for 2023 performance.
(2)	Columns reflect threshold, target, and maximum number of shares that may be earned for 2023 PSUs awarded under the LTIP if certain performance goals are satisfied as of December 31, 2024, subject to continued employment with the Company. See “Compensation Discussion and Analysis – Long-Term Incentive Plan and 2023 Awards” regarding the performance targets and amounts that may be earned. The PC Transformation Award PSUs columns reflect threshold, target, and maximum number of shares that may be earned by Mr. White if certain performance goals are satisfied as of June 30, 2025, or sooner if the T&C Committee certifies achievement of the performance metrics after the first anniversary of the grant date. The PC Transformation Award PSUs are further described in “Compensation Discussion & Analysis - Other compensation and benefits.”
(3)	RSU awards to our executives generally vest ratably in one-third increments over a three-year period from the grant date.
(4)	No options were awarded in 2023
(5)	Represents the grant date fair value of equity awards (PSUs and RSUs) computed in accordance with FASB ASC Topic 718. The value of the PSUs is calculated at target.

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Outstanding Equity Awards at 2023 Fiscal Year End

The table below shows the equity awards that have been awarded by the Company to our NEOs and which remained outstanding as of December 31, 2023. Market and payout values are based on $47.22, the closing price of the Company’s Common Stock on December 29, 2023, the last business day of 2023.

		Option Awards(1)					Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested(2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(3) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights that Have Not Vested ($) (j)
John C. Fortson
	05/27/2016	27,115			27.90	05/27/2026
	02/27/2017	10,357			53.11	02/27/2027
	02/28/2018	8,661			74.91	02/28/2028
	02/28/2019	5,792			115.22	02/28/2029
	02/28/2020	14,749			45.04	02/28/2030
	02/26/2021	12,871	6,435		69.48	02/26/2031	2,969	140,196	17,811	841,035
	02/28/2022	8,426	16,852		68.23	02/28/2032	6,888	325,251	20,666	975,849
	02/28/2023						19,380	915,124	29,070	1,372,685
Mary Dean Hall
	04/19/2021	1,679	840		73.21	04/19/2031	387	18,274	2,324	109,739
	04/19/2021						4,415	208,476
	02/28/2022	2,439	4,876		68.23	02/28/2032	1,993	94,109	5,980	282,376
	02/28/2023						4,942	233,361	7,413	350,042
Stacy L. Cozad
	02/01/2021						2,419	114,225
	02/26/2021	2,871	1,435		69.48	02/26/2031	662	31,260	3,973	187,605
	02/28/2022	1,826	3,651		68.23	02/28/2032	1,492	70,452	4,478	211,451
	02/28/2022						2,199	103,837
	02/28/2023						3,758	177,453	5,636	266,132

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		Option Awards(1)					Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested(2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(3) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights that Have Not Vested ($) (j)
S. Edward Woodcock
	02/27/2017	2,897			53.11	02/27/2027
	02/28/2018	3,235			74.91	02/28/2028
	02/28/2019	2,556			115.22	02/28/2029
	02/28/2020	8,369			45.04	02/28/2030
	02/26/2021						7,197	339,842
	02/26/2021	2,763	1,381		69.48	02/26/2031	637	30,079	3,824	180,569
	02/28/2022	1,690	3,380		68.23	02/28/2032	1,382	65,258	4,145	195,727
	02/28/2023						3,453	163,051	5,179	244,552

Richard A. White
	02/28/2020	819			45.04	02/28/2030
	02/26/2021	911	455		69.48	02/28/2031	210	9,916	1,260	59,497
	07/01/2021						609	28,757
	02/28/2022	1,136	2,271		68.23	02/28/2032	928	43,820	2,785	131,508
	02/28/2023						3,344	157,904	5,015	236,808
	05/01/2023								13,969	659,616
(1)	Options granted since 2019 vest ratably in one-third increments over a three-year period from the grant date. Options granted prior to 2019 vested in full on the third anniversary of the grant date.
(2)	The RSU awards reported in column (g) generally vest ratably in one-third increments over a three-year period tied to the grant date. However, the following RSU awards have alternative vesting schedules: (i) Ms. Hall received a sign-on award of 17,660 RSUs of which 50% vested on April 19, 2022, 25% vested on April 19, 2023, and 25% will vest on April 19, 2024; (ii) Ms.Cozad received a special RSU award that will vest in full on February 28, 2025; (iii) Mr. Woodcock received a special RSU award that vests in full on February 26, 2024; and (iv) Mr. White received a special RSU award that vests in full on July 1, 2024.
(3)	Column (i) includes PSU awards granted on February 28, 2022, which will vest as determined by the T&C Committee based on the Company’s attainment of pre-established financial metrics relating to Average ROIC and Cumulative EPS for the performance period beginning January 1, 2022 through December 31, 2024, and PSU awards granted on February 28, 2023, which will vest as determined by the T&C Committee based on the Company’s attainment of pre-established financial metrics relating to Average ROIC and Cumulative EPS for the performance period beginning January 1, 2023 through December 31, 2025. With respect to Mr. White, column (i) also includes a special PSU award granted on May 1, 2023, which will vest as determined by the T&C Committee based on the Company’s attainment of pre-established metrics relating to AFA Product Volume and AFA EBITDA Margin for the performance period beginning May 1, 2023 through June 30, 2025.
The number of PSU shares for the awards granted in 2021, 2022, and 2023 shown at target based on interim performance through the end of fiscal 2023. Cumulative EPS, Average ROIC, and AFA EBITDA Margin are all non-GAAP financial measures. Please see Appendix A for definitions and reconciliations of these non-GAAP financial measures, as applicable.
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Option Exercises and Stock Vested During Fiscal 2023

This table shows the stock options that were exercised by, and the RSUs that vested for, each of our NEOs during 2023.

			Option Awards			Stock Awards
Name	Award	Grant Date	Exercise or Vest Date, As Applicable	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized Upon Vesting(3) ($)
John C. Fortson
	PSU	02/28/2020	02/16/2023			8,835	792,234
	PSU	09/01/2020	02/16/2023			10,430	935,258
	RSU	02/28/2020	02/28/2023			1,732	142,994
	RSU	02/26/2021	02/26/2023			2,968	260,620
	RSU	02/28/2022	02/28/2023			3,445	284,419
Mary Dean Hall
	RSU	04/19/2021	04/19/2023			4,415	317,218
	RSU	04/19/2021	04/19/2023			387	27,806
	RSU	02/28/2022	02/28/2023			997	82,312
Stacy L. Cozad
	RSU	02/01/2021	02/01/2023			2,418	200,380
	RSU	02/26/2021	02/26/2023			662	58,130
	RSU	02/28/2022	02/28/2023			747	61,672
S. Edward Woodcock
	PSU	02/28/2020	02/16/2023			5,014	449,605
	RSU	02/28/2020	02/28/2023			983	81,156
	RSU	02/26/2021	02/26/2023			637	55,935
	RSU	02/28/2022	02/28/2023			691	57,049
Richard A. White
	PSU	02/28/2020	02/16/2023			1,473	132,084
	RSU	02/28/2020	02/28/2023			289	23,860
	RSU	02/26/2021	02/26/2023			210	18,440
	RSU	02/28/2022	02/28/2023			465	38,390
(1)	The value realized on exercise of an Option equals the number of shares for which the Option was exercised multiplied by the excess of the closing market price of our Common Stock on the exercise date over the exercise price per share.
(2)	Amounts reflect the number of shares relating to RSUs that vested on the applicable vesting date prior to withholding of any shares to satisfy taxes for each of the NEOs affected.
(3)	Column represents the value of the awards using the closing price of Common Stock on the date of settlement (or vesting, as applicable). For the awards vesting on February 26, 2023, the closing price of Common Stock on February 27, 2023 was used for valuation.

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Pension Benefits Table – 2023

The following table provides information with respect to the Company’s non-qualified defined benefit plan (which we refer to as the “Retirement Restoration Plan”). The Company maintains the Retirement Restoration Plan, a non-qualified plan that mirrors benefits provided under a qualified defined benefit pension plan sponsored and maintained by our former parent, WestRock (the “WestRock Pension Plan”). The Retirement Restoration Plan was adopted by the Company to honor obligations under the Employee Matters Agreement between the Company and WestRock to pay certain assumed historic liabilities transferred as a result of the separation of WestRock and the Company.

Mr. Woodcock is the only NEO who has a benefit under the Retirement Restoration Plan. None of our other NEOs currently accrues a benefit under this plan with respect to service with the Company.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
S. Edward Woodcock	Retirement Restoration Plan	27.83	341,670	–
(1)	The accumulated benefits included in this column were computed through December 31, 2023, using the assumptions stated in Note 14 to the Company’s audited consolidated financial statements for the year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 22, 2024.

Understanding our Pension Benefits Table

The WestRock Pension Plan (now frozen) provides an unreduced benefit payable at age 65 (or 62, if the employee has 20 years of service). The retirement benefit payable is equal to 1.6% of final average earnings (or pay) times years of benefit service (up to a maximum of 40 years), minus an employee’s primary social security benefit multiplied by 1.25% times years of benefit service (up to a maximum of 40 years of service). The formula is illustrated below:

[1.6% x Years of Benefit x Final Average Pay] Service (up to 40)

Less

[1.25% x Years of Benefit x Primary Social Security Benefit] Service (up to 40)

The Retirement Restoration Plan mirrors benefits provided under the WestRock Pension Plan following the same formula but recognizing compensation in excess of Code limits. Mr. Woodcock, while a participant in this plan, no longer accrues any benefit under this plan. Benefits are payable in annuity form only, and a lump sum is not available. The underlying plan, the WestRock Pension Plan, to which our Retirement Restoration Plan relates, was frozen on December 31, 2015. Accordingly, the values above represent a historic liability accrued under the WestRock Pension Plan with respect to service performed for WestRock, not Ingevity.

Non-Qualified Deferred Compensation at 2023 Fiscal Year End

The Company maintains a non-qualified deferred compensation plan that permits executives to defer up to 80% of their base salary and 80% of their short-term incentive compensation. The plan also operates as an excess benefit plan enabling employees to defer salary, Company matching, and other non-contributing contributions in excess of Code limits that apply to the RSP. The DCP provides for a Company match of up to 6% and an additional 3% automatic non-contributory Company contribution.

There is no guaranteed investment return with respect to any of these funds. The funds mirror those options available to all employees who participate in the Company’s broad-based qualified RSP including two additional funds. The Company adopted the use of a Rabbi Trust, which is funded through the purchase of Company-owned life insurance.

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The table below includes information on each of our NEO’s non-qualified deferred compensation plan accounts for 2023.

	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End(3) ($)
John C. Fortson	50,300	75,450	156,493		1,163,632
Mary Dean Hall	322,327	40,994	103,610		480,592
Stacy L. Cozad	47,000	35,250	23,086		169,472
S. Edward Woodcock	140,900	43,936	316,622		2,131,384
Richard A. White	38,410	24,104	9,810		260,163

(1)	Amounts for each NEO represents contributions made by such NEO during 2023 and is reported as 2023 compensation under “Salary” in the Summary Compensation Table.
(2)	Amounts represent Company contributions during 2023 that exceeded the qualified plan contribution and compensation limits applicable to matching, nonelective, and transition contributions that would otherwise have been made to the RSP, but for the limits applicable to the RSP. These amounts are reported as “All Other Compensation” in the Summary Compensation Table.
(3)	Represents the balance of each participating NEO’s account under the DCP as of December 31, 2023. For each NEO, the portion of the aggregate balance at 2023 fiscal year end that was reported in the Summary Compensation Table for prior fiscal years is as follows: Mr. Fortson $881,389, Ms. Hall $13,661, Ms. Cozad $64,136, Mr. Woodcock $1,629,926, and Mr. White $187,839.

Potential Payments Upon Certain Termination Events or a Change of Control

Please refer to “Compensation Discussion & Analysis – Other Compensation and Benefits – Severance Arrangements” for a discussion of the benefits payable to our NEOs upon certain termination events and the definition of certain capitalized terms below.

The table below shows the benefits that would be payable to each of our NEOs if he or she had experienced the termination or change of control events indicated below on December 31, 2023. The table below does not include amounts under the RSP or DCP, accrued but unused vacation, disability benefits, or other benefits payable to the Company’s full-time U.S. employees. Actual amounts to be received on a termination event will vary based upon the closing price of the Company’s Common Stock on the date of termination, applicable proration requirements, and performance achievement for certain incentive awards. Further, the amounts below do not give any impact to the payment timing or other requirements under Section 409A of the Code, as amended. Other than as described below, no NEOs would receive any payments in the event they were terminated for “cause” or left voluntarily.

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	Involuntary Termination by Company other than for Cause (or Poor Performance) and Absent a Change of Control ($)	Voluntary Termination by Executive; Termination Due to Retirement (Absent Cause or Poor Performance) ($)	Termination Due to Death or Disability ($)	Change of Control with Qualified Termination (Assuming Replacement Awards Issued)(1) ($)	Change of Control with No Replacement Awards Issued(1) ($)
John C. Fortson
Cash Severance(2)	4,000,000			6,000,000
Target STIP(3)	1,000,000			1,000,000
Options(4), (5)
RSUs(4), (5)	585,373		585,373	1,380,571	1,380,571
PSUs(4), (5)	1,771,965		1,771,965	3,189,569	1,771,965
Health Benefits(6)	48,739			73,109
Outplacement Services(7)	40,000			40,000
TOTAL COMPENSATION	7,446,077		2,357,338	11,683,250	3,152,536
Mary Dean Hall(8)
Cash Severance(2)	867,000			1,734,000
Target STIP(3)	357,000			357,000
Options(4), (5)
RSUs(4), (5)	323,890	323,890	323,890	554,221	554,221
PSUs(4), (5)	367,343	367,343	367,343	742,157	367,343
Health Benefits(6)	9,549			19,099
Outplacement Services(7)	40,000			40,000
TOTAL COMPENSATION	1,964,782	691,233	691,233	3,446,476	921,564
Stacy L. Cozad
Cash Severance(2)	775,500			1,551,000
Target STIP(3)	305,500			305,500
Options(4), (5)
RSUs(4), (5)	293,205		293,205	497,227	497,227
PSUs(4), (5)	380,328		380,328	665,188	380,328
Health Benefits(6)	21,629			43,258
Outplacement Services(7)	40,000			40,000	40,000
TOTAL COMPENSATION	1,816,162		673,533	3,102,173	917,555
S. Edward Woodcock(8)
Cash Severance(2)	783,750			1,567,500
Target STIP(3)	308,750			308,750
Options(4), (5)
RSUs(4), (5)	434,542	434,542	434,542	598,230	598,230
PSUs(4), (5)	358,080	358,080	358,080	620,849	358,080
Health Benefits(6)	22,952			45,904
Outplacement Services(7)	40,000			40,000
TOTAL COMPENSATION	1,948,074	792,622	792,622	3,181,233	956,310

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	Involuntary Termination by Company other than for Cause (or Poor Performance) and Absent a Change of Control ($)	Voluntary Termination by Executive; Termination Due to Retirement (Absent Cause or Poor Performance) ($)	Termination Due to Death or Disability ($)	Change of Control with Qualified Termination (Assuming Replacement Awards Issued)(1) ($)	Change of Control with No Replacement Awards Issued(1) ($)
Richard A. White(9)
Cash Severance(2)	736,000			1,472,000
Target STIP(3)	276,000			276,000
Options(4), (5)
RSUs(4), (5)	103,971		103,971	240,397	240,397
PSUs(4), (5)	330,596		330,596	1,087,429	330,596
Health Benefits(6)	22,680			45,361
Outplacement Services(7)	40,000			40,000
TOTAL COMPENSATION	1,509,247		434,567	3,161,187	570,993
(1)	Under the “change of control with qualified termination (assuming replacement awards issued)” column, reflects payout upon a change of control and either a termination by the Company, other than for Cause, or a termination by the executive for Good Reason, in each case within the two-year period following such change of control, under the terms of the Severance and Change of Control agreements and Omnibus Plan. Under the “change of control with no replacement awards issued” column, reflects payout upon a change of control with no replacement awards on December 31, 2023 under the terms of the Omnibus Plan .
(2)	With respect to an involuntary termination of employment by the Company, other than for Cause, absent a change of control, the Severance and Change of Control agreements provide for the payment of cash severance in the amount of two times the sum of the executive’s base salary and target STIP for Mr. Fortson, and one times the sum of the executive’s base salary and target STIP for all other NEOs. With respect to an involuntary termination of employment by the Company, other than for Cause, or a Good Reason termination by the executive, in each case within the two-year period following a change of control, the Severance and Change of Control agreements provide for the payment of cash severance in the amount of three times the sum of the executive’s base salary and target STIP for Mr. Fortson, and two times the sum of the executive’s base salary and target STIP for all Other NEOs.
(3)	Represents the value of STIP (assuming target performance levels) payable upon termination under the Severance and Change of Control agreements. Actual payout for 2023 was at 17.0% of target for Mr. Fortson, 20.0% of target for Ms. Hall, 20.0% of target for Ms. Cozad, 84.1% of target for Mr. Woodcock, and 15.0% of target for Mr. White. Because this table depicts a termination on December 31, 2023, the amounts are not prorated. In the event an NEO departed the Company prior to the last day of the year, the amounts would be prorated.
(4)	The treatment of Options, RSUs, and PSUs on the termination events is set forth under “Compensation Discussion and Analysis – Other Compensation and Benefits – Severance Arrangements – Equity Awards – Omnibus Plan.”
(5)	RSU amounts shown are the sum of the amount of the award vesting multiplied by a stock price of $47.22, which was the closing price of the Company’s Common Stock on December 29, 2023, the last business day of 2023. PSU amounts shown are the sum of the amount of the award vesting multiplied by $47.22, which was the closing price of the Company’s Common Stock on December 29, 2023, the last business day of 2023, multiplied by the expected performance outcome, which is target performance for PSU awards granted on February 26, 2021, April 19, 2021, February 28, 2022, February 28, 2023, and May 1, 2023. The outstanding options held by each NEO have no intrinsic value as they are underwater. For this reason, no amount has been reported in the table for each triggering event. The number of underwater options held by each NEO at December 31, 2023 is as follows: Mr. Fortson (23,287); Ms. Hall (5,716); Ms. Cozad (5,086); Mr. Woodcock (4,761); and Mr. White (2,726).
(6)	With respect to an involuntary termination of employment by the Company, other than for Cause, absent a change of control, the Severance and Change of Control agreements provide for the payment of the cost of two-years of health coverage for Mr. Fortson, and one year of health coverage for all other NEOs. With respect to an involuntary termination of employment by the Company, other than for Cause, or a Good Reason termination by the executive, within the two year period following a change of control, the Severance and Change of Control agreements provide for the payment of the cost of three years of health coverage for Mr. Fortson, and two years of health coverage for all other NEOs.
(7)	This represents the value of twelve months of outplacement services ($25,000), a benefit that is also provided for under the terms of the Severance and Change of Control agreements, as well as one year of financial counseling ($15,000).
(8)	Both Mr. Woodcock and Ms. Hall are entitled to benefits upon Retirement.

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CEO Pay Ratio—2023

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of the Company’s median employee. The ratio is a reasonable estimate calculated in a manner consistent with SEC rules and the methodology described below.

We calculated each employee’s annual total cash compensation as of December 31, 2023 to identify our median employee. The following pay elements were included in determining the annual total cash compensation for each employee.

■	Salary, base wages and/or overtime received (as applicable)
■	Annual incentive payments received for performance in the 2023 year
■	Other cash payments (including payments related to shift differential, holiday, or vacation)

Our calculation includes all full-time, part-time and temporary employees of the Company and its subsidiaries (except the CEO) as of December 31, 2023. Our total U.S. and Non-U.S. employee population was 1,892 as of December 31, 2023.

We applied a foreign currency exchange rate as of December 31, 2023 to all compensation elements paid in currencies other than U.S. Dollars.

After calculating the annual total cash compensation described above for each employee, we removed the CEO from the listing and found the employee with the median total cash compensation. Once this individual was determined we calculated that employee’s annual total compensation in the same manner as the “Total Compensation” shown for our CEO in the “Summary Compensation Table.”

The annual total compensation for 2023 for our CEO was $5,291,062 and for the Median Employee was $86,705. The resulting ratio of our CEO’s total compensation to the Median Employee for 2023 is 61:1.

We believe this pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K, the applicable SEC regulation, based on our payroll and employment records and the methodology described above.

Given the varying methodologies used to determine pay ratio estimates, the Company’s pay ratio reported above should not be used as a basis for comparison between companies.

Pay Versus Performance

The table below includes the compensation of our NEOs and company performance metrics for fiscal years ended December 31, 2023, 2022, 2021, and 2020.

	Summary Compen-	Summary Compen- sation	Summary Compen-	Compen-	Compen- sation	Compen-	Average Summary Compen- sation	Average Compen- sation	Value of Initial Fixed $100 Investment Based on:
Year	sation Table Total for First PEO	Table Total for Second PEO	sation Table Total for Third PEO	sation Actually Paid to First PEO	Actually Paid to Second PEO	sation Actually Paid to Third PEO	Table Total for Non-PEO NEOs	Actually Paid to Non-PEO NEOs	Total Shareholder Return	Peer Group Shareholder Return(1)	Net Income(2)	Diluted EPS
2023	5,291,042	n/a	n/a	(1,274,980)	n/a	n/a	1,718,066	190,758	54	130	(2.2)	(0.07)
2022	5,394,470	n/a	n/a	7,321,335	n/a	n/a	1,632,294	1,902,483	81	124	211.6	5.50
2021	4,822,288	n/a	n/a	3,458,254	n/a	n/a	2,158,730	1,915,624	82	146	118.1	2.95
2020	2,831,502	1,736,323	146,618	2,393,213	1,843,148	(7,807,582)	1,576,121	1,106,292	87	117	181.4	4.37
(1)	The peer group used for this purpose is the following published industry index: S&P 600 Chemicals Index.
(2)	Represents the amount of Net Income reflected in the Company’s audited financial statements for the applicable year. In FY23, the Company experienced a net loss due to lower operating earnings and restructuring combined with a higher interest expense associated with the Ozark acquisition. Overall, weak industrial demand reduced production volume.

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The table below shows the additions and deductions to calculate Compensation Actually Paid as well as the executives covered in each fiscal year.(1)

	2020				2021		2022		2023
	1st PEO	2nd PEO	3rd PEO	Average Non-PEO NEO	1st PEO	Average Non-PEO NEO	1st PEO	Average Non-PEO NEO	1st PEO	Average Non-PEO NEO
	John C. Fortson	Richard B. Kelson	D. Michael Wilson	Michael P. Smith; S. Edward Woodcock; Katherine P. Burgeson.	John C. Fortson	Mary Dean Hall; Stacy L. Cozad; Michael P. Smith; S. Edward Woodcock	John C. Fortson	Mary Dean Hall; Stacy L. Cozad; S. Edward Woodcock; Rich White	John C. Fortson	Mary Dean Hall; Stacy L. Cozad; Rich White; S. Edward Woodcock
SCT Total	2,831,502	1,736,323	146,618	1,576,121	4,822,288	2,158,730	5,394,470	1,632,294	5,291,042	1,718,066
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(1,636,289)	(113,246)	0	(533,400)	(2,475,054)	(1,077,066)	(2,820,065)	(630,718)	(4,000,032)	(1,049,604)
Increase of Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	2,727,897	220,071	0	719,028	2,360,413	1,051,388	3,312,410	735,497	1,227,626	282,949
Increase of Fair Value of Awards Granted during Applicable FY that Vested as of Applicable FY End, determined as of Applicable FY End	0	0	0	73,511	0	0	0	0	0	0
Increase/deduction for Awards Granted during Prior FYs that were Outstanding and Unvested as of Applicable FY End, determined based on change in Fair Value from Prior FY End to Applicable FY End	(672,008)	0	0	(259,354)	(1,109,324)	(178,326)	1,512,795	196,153	(3,874,416)	(824,666)
Increase/deduction for Awards Granted during Prior FYs that Vested During Applicable FY, determined based on change in Fair Value from Prior FY End to Vesting Date	(857,888)	0	(978,694)	(321,375)	(140,069)	(39,102)	(78,275)	(30,741)	286,706	81,323
Deduction of Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	0	0	(6,975,507)	(66,686)	0	0	0	0	(205,906)	(17,310)
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	0	0	0	0	0	0	0	0	0	0
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	0	0	0	0	0	0	0	0	0	0

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	2020				2021		2022		2023
	1st PEO	2nd PEO	3rd PEO	Average Non-PEO NEO	1st PEO	Average Non-PEO NEO	1st PEO	Average Non-PEO NEO	1st PEO	Average Non-PEO NEO
	John C. Fortson	Richard B. Kelson	D. Michael Wilson	Michael P. Smith; S. Edward Woodcock; Katherine P. Burgeson.	John C. Fortson	Mary Dean Hall; Stacy L. Cozad; Michael P. Smith; S. Edward Woodcock	John C. Fortson	Mary Dean Hall; Stacy L. Cozad; S. Edward Woodcock; Rich White	John C. Fortson	Mary Dean Hall; Stacy L. Cozad; Rich White; S. Edward Woodcock
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	0	0	0	(81,553)	0	0	0	0	0	0
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	0	0	0	0	0	0	0	0	0	0
Total Adjustments	(438,289)	106,825	(7,954,200)	(469,829)	(1,364,034)	(243,106)	1,926,865	270,190	(6,566,022)	(1,527,308)
Compensation Actually Paid	2,393,213	1,843,148	(7,807,582)	1,106,292	3,458,254	1,915,624	7,321,335	1,902,483	(1,274,980)	190,758

(1)	Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

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Descriptions between Compensation Actually Paid and Company and Peer Group Performance

The charts below provide an illustration of the relationship between Compensation Actually Paid, Ingevity TSR, Peer Group TSR, Ingevity GAAP Net Income, and Ingevity Diluted EPS for fiscal years 2020 through 2023.

Compensation Actually Paid vs Company and Peer Group Shareholder Return
8,000
6,000
4,000
2,000
0
-2,000
-4,000
-6,000
-8,000
175
150
125
100
75
50
25
0
Compensation Actually Paid ($000)
Total Shareholder Return
2,393.2
1,843.1
1,106.3
-7,807.6
3,458.3
1,915.6
7,321.3
1,902.5
-1,275.0
190.8
117
146
124
130
87
82
81
54
2020
2021
2022
2023
Compensation Actually Paid to First PEO
Compensation Actually Paid to Second PEO
Total Shareholder Return
Compensation Actually Paid to Third PEO
Average Compensation Actually Paid to Non-PEO NEOs
Peer Group Shareholder Return

Compensation Actually Paid vs Net Income
8,000
6,000
4,000
2,000
0
-2,000
-4,000
-6,000
-8,000
250
200
150
100
50
0
-50
Compensation Actually Paid ($000)
Net Income ($M)
2,393.2
1,843.1
1,106.3
-7,807.6
3,458.3
1,915.6
7,321.3
1,902.5
-1,275.0
190.8
181
118
212
-2
2020
2021
2022
2023
Compensation Actually Paid to First PEO
Compensation Actually Paid to Second PEO
Net Income
Compensation Actually Paid to Third PEO
Average Compensation Actually Paid to Non-PEO NEOs

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Tabular List

The table below represents the most important financial performance measures used by Ingevity to link compensation actually paid to our named executive officers to company performance for FY23, as discussed further in our Compensation Discussion and Analysis (CD&A).

STIP Adjusted EBITDA*
STIP Adjusted Revenue*
Diluted EPS

*	Definitions and reconciliations, if applicable, of the non-GAAP financial measures shown above can be found in Appendix A.

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PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

OUR BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR FISCAL 2024.

The Audit Committee is directly responsible for appointing, retaining, fixing the compensation of, and overseeing the work of our independent registered public accounting firm. PricewaterhouseCoopers LLC (“PwC”) acted as our independent registered public accounting firm for the fiscal year ended December 31, 2023 and the Audit Committee has retained PwC to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Although it is not legally required to do so, the Board has elected to seek stockholder ratification of the appointment of PwC as a matter of good corporate governance. If stockholders do not ratify the appointment of PwC, the Audit Committee will reconsider the appointment. Regardless of the outcome of this proposal, the Audit Committee may, in its discretion, select a new independent registered public accounting firm at any time during the year if it believes such a change would be in the Company’s best interest.

Representatives of PwC will be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

Vote required:

An affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for the ratification of the appointment of PwC as our independent registered public accounting firm for fiscal 2024.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PWC AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

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Audit Committee Matters

Audit and other fees

The following table shows the fees paid by the Company to PwC for audit and other services provided for the fiscal years 2023 and 2022.

Amounts Shown in $	2023	2022
Audit Fees	2,375,000	2,551,000
Audit-Related Fees	189,530	769,967
Tax Fees	-	-
All Other Fees	10,000	317,778
TOTAL	2,574,530	3,638,745

Audit fees

Amount includes fees for professional services performed for the integrated audit of the Company’s annual consolidated financial statements included in the Company’s Form 10-K filing and review of financial statements included in the Company’s Form 10-Q filings. Amount also includes other services that are normally provided by PwC in connection with statutory and regulatory filings or engagements.

Audit-related fees

Amount includes fees paid for services that are reasonably related to the performance of the audit or review of the Company’s financial statements. For 2023 and 2022, amount includes services provided in connection with the Company’s implementation of a new enterprise resource planning system.

Tax fees

Amount includes fees and expenses for U.S. federal, state, and international tax planning and tax compliance services. There were no tax fees for 2023 or 2022.

All other fees

Amount includes fees for services in connection with attestations by PwC that are required by statute or regulation. Additionally, for 2022, amount includes services provided in connection with the Company’s implementation of a new enterprise resource planning system.

Pre-approval policy and procedures

The Audit Committee’s pre-approval policy requires that all services to be performed by the Company’s independent registered public accounting firm be pre-approved either on a case-by-case basis by the Audit Committee or its delegate or on a categorical basis based on the Audit Committee’s prior approval of a specific category of service and the expected cost thereof. Any request for services involving less than $150,000 may be approved by the Chair of the Audit Committee, provided that any such approval is presented to the full Audit Committee at its next regularly scheduled meeting.

The Audit Committee pre-approved all of the audit fees, audit-related fees, and all other fees paid to PwC in fiscal 2023.

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Audit Committee Report

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2023, including management’s annual assessment of and report on the Company’s internal control over financial reporting, with management and with PwC, the Company’s independent auditor. The Audit Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also received from PwC the written disclosures and letter required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and has discussed with PwC the issue of their independence from the Company.

Based on the foregoing, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

THE AUDIT COMMITTEE

Daniel F. Sansone, Chair
Frederick J. Lynch
Karen G. Narwold
William J. Slocum
Benjamin G. Wright

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PROPOSAL 4

APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE EXCULPATION OF CERTAIN OFFICERS FROM LIABILITY IN LIMITED CIRCUMSTANCES

OUR BOARD RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION.

Overview

The State of Delaware enacted legislation in 2022 that enables Delaware companies to limit the liability of certain officers in the event of a claim of breach of the duty of care under limited circumstances. We are asking our stockholders to approve an amendment (the “Charter Amendment”) to Ingevity’s Certificate of Incorporation (our “Charter”) to permit Ingevity to limit the liability of certain of Ingevity’s officers* in the specific circumstances permitted by the recent Delaware law, which is a limit that already applies to Ingevity’s directors under our existing Charter. In addition to the amendment described below, we will also make a minor amendment to update the Company’s registered address within Delaware.

Delaware law

The Delaware legislation only permits exculpation for direct claims for certain breaches of the duty of care does not permit the elimination of liability of certain officers for:

■	breaches of the duty of loyalty;
■	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; or
■	any transaction in which the officer derived an improper personal benefit.

The new law does not affect the right of stockholders to bring derivative claims on behalf of the Company against officers for breach the duty of care. Limiting the scope of liability of certain officers in this manner allows Ingevity to strike an appropriate balance between stockholders’ interest in incentivizing reasonable and sound business decisions and driving accountability on the one hand, and stockholders’ interest in Ingevity being able to attract and retain quality individuals to serve as its officers on the other hand.

Charter amendment rationale

The Board believes that the Charter Amendment is advisable and in the best interest of our stockholders because the scope of the limited liability is narrow and it helps protect our officers (in addition to our directors) from the risk of financial ruin from carrying out their duties. Further, the Board believes that the Charter Amendment will enhance Ingevity’s ability to attract and retain talented officers. In light of the benefits to Ingevity, its officers and its stockholders, and upon the recommendation of the Nominating & Governance Committee, the Board recommends that the stockholders adopt the Charter Amendment to provide the exculpation of certain officers* to the extent permitted by Delaware law.

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Proposed amendment

The proposed amendment to Article VIII of the Charter to permit the exculpation discussed above is as follows:

~~A~~ No director or officer of the Corporation shall ~~not~~ be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection of any director or officer of the Corporation ~~existing hereunder~~ in respect of any act or omission occurring prior to such amendment or repeal.

This summary of the proposed amendment is not intended to be complete and is qualified in its entirety by the full text of the Third Amended and Restated Certificate of Incorporation, a copy of which is included as Appendix B to this Proxy Statement.

We ask our stockholders to vote on the following resolution:

“RESOLVED, that the Company’s stockholders approve the Company’s Third Amended and Restated Certificate of Incorporation as set forth in Appendix B to this Proxy Statement.”

Effective date of the charter amendment

If the proposed Charter Amendment is adopted by the required vote of stockholders, it will become effective on the date that the Company’s Third Amended and Restated Certificate of Incorporation reflecting the Charter Amendment is filed with the Secretary of State of the State of Delaware. The Board reserves the right, notwithstanding stockholder approval of the Charter Amendment, and without further action by the stockholders, to elect not to proceed with the Charter Amendment if, at any time prior to filing, the Board determines that it is no longer in the best interests of the Company and its stockholders to proceed with the Charter Amendment.

Vote required:

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote on the matter at the Annual Meeting is required for the approval of the Charter Amendment.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE CHARTER AMENDMENT.

*	Officers covered by the limit of liability proposed in the Charter Amendment would include our NEOs, chief accounting officer, treasurer, and certain other officers who have consented (or deemed to have consented) to be identified as an officer and to accept service of process.

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Ownership of Equity Securities

Principal stock owners

The following table lists any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who, to our knowledge, was the beneficial owner as of February 26, 2024, of more than 5% of our outstanding Common Stock.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned	Percentage of our Common Stock	Sole Voting Shares	Shared Voting Shares	Sole Investment Shares	Shared Investment Shares
BlackRock, Inc.(1) 55 East 52nd Street New York, New York 10055	6,003,674	16.6%	5,934,518		6,003,674
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	3,743,322	10.33%		67,220	3,639,887	103,435
Inclusive Capital Partners, L.P.(3) Jeffrey W. Ubben 1170 Gorgas Avenue San Francisco, CA 94129	2,401,405	6.6%		2,401,405		2,401,405
Wellington Management Group LLP(4) c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	2,148,379	5.93%		1,905,361		2,148,379
Victory Capital Management Inc.(5) 4900 Tiedeman Road 4th Floor Brooklyn, OH 44144	1,854,554	5.12%	1,839,610		1,854,554
(1)	Information provided is based solely on an amendment to Schedule 13G filed on January 22, 2024.
(2)	Information provided is based solely on an amendment to Schedule 13G filed on February 13, 2024.
(3)	Information provided is based solely on an amendment to Schedule 13D filed on May 30, 2023.
(4)	Information provided is based solely on a Schedule 13G filed on February 8, 2024.
(5)	Information provided is based solely on a Schedule 13G filed on February 7, 2024.

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Executive Officers and Directors

The following table shows how much of our Common Stock our current directors, NEOs, and all executive officers and directors as a group beneficially owned as of March 3, 2024. Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares of Common Stock a director or officer can vote or transfer and any security the director or officer has the right to vote or transfer within 60 days. Except as described further below, each stockholder listed in the table has sole voting and investment power for all shares of Common Stock shown as beneficially owned by him or her. Each individual director and executive officer owns less than 1% of the shares of Common Stock outstanding as of March 3, 2024(1). Directors and executive officers as a group beneficially own 1.1% of the Common Stock outstanding as of March 3, 2024.

Name of Beneficial Owner	Common Stock Beneficially Owned(2)	Stock Vesting within 60 Days	Options Exercisable within 60 Days	Total Common Stock Beneficially Owned(2)	Vested but Unsettled DSUs (including vesting within 60 days) (“Vested DSUs”)(3)	Total Common Stock Beneficially Owned Plus Vested DSUs(2)
Independent Directors
Jean S. Blackwell	15,857	1,645	—	17,502	—	17,502
Luis Fernandez-Moreno	17,907	1,645	—	19,552	—	19,552
Diane H. Gulyas	8,129	1,645	—	9,774	—	9,774
Bruce D. Hoechner	326	—	—	326	1,645	1,971
Frederick J. Lynch	17,857	1,645	—	19,502	—	19,502
Karen G. Narwold	2,695	—	—	2,695	7,444	10,139
Daniel F. Sansone	10,209	1,645	—	11,854	4,995	16,849
William J. Slocum(4)	1,542	—	—	1,542	3,492	5,034
Benjamin G. Wright	1,542	—	—	1,542	1,645	3,187
Executive Officers
John C. Fortson	84,837	—	102,832	187,669	—	187,669
Mary Dean Hall	12,495	4,802	7,396	24,693	—	24,693
Stacy L. Cozad	9,256	—	7,958	17,214	—	17,214
S. Edward Woodcock	20,592	—	24,581	45,173	—	45,173
Richard A. White	3,153	—	4,457	7,610	—	7,610
Directors and Officers as a group (16 persons)	208,593	13,027	148,200	369,820	19,221	389,041
(1)	As of March 3, 2024, there were 36,280,935 shares of Common Stock outstanding.
(2)	Includes shares of Common Stock held directly and indirectly.
(3)	For information on DSU vesting, voting rights, and payment, please see “Director Compensation,” above.
(4)	Mr. Slocum is deemed to hold the shares of Common Stock listed in the table for the benefit of certain funds managed by Inclusive Capital Partners, L.P. and indirectly, for the benefit of Inclusive Capital Partners, L.P. Mr. Slocum disclaims beneficial ownership of the equity listed in the table, except to the extent of his pecuniary interest therein, if any.

Delinquent Section 16(a) reports

To the Company’s knowledge, based solely on a review of the copies of the reports furnished to the Company and the reporting persons’ written representations that no additional reports were required, the Company believes that, during 2023, all persons required to report complied with the Section 16(a) requirements.

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Questions and Answers About the Annual Meeting, Proxy Solicitation, and Voting Information

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 23, 2024 (the “Annual Meeting”): Our proxy statement for the Annual Meeting (the “Proxy Statement”) and Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (“Annual Report”) are available at www.proxyvote.com.

Why did I receive these materials?

You received these materials (the “Proxy Materials”) because you owned shares of the Company’s Common Stock, par value $0.01 (the “Common Stock”) as of the close of business on February 26, 2024 (the “Record Date”) and are, therefore, entitled to vote at the Annual Meeting.

Why did I receive a Notice Regarding the Availability of Proxy Materials instead of printed Proxy Materials?

Most of our stockholders received a Notice Regarding the Availability of Proxy Materials (the “Notice”) instead of a full set of printed Proxy Materials. The Notice provides access to our Proxy Materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, and cuts costs associated with mailing these materials to stockholders. On or around March 11, 2024, we began mailing the Notice to holders of our Common Stock as of the Record Date and posted our Proxy Materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, stockholders may choose to access our Proxy Materials on the website or may request to receive a printed set of our Proxy Materials. The Notice and website provide information regarding how you may request to receive Proxy Materials in printed form by mail or electronically by email for this Annual Meeting and on an ongoing basis.

What is included in the Proxy Materials?

The Proxy Materials include the Notice of the Annual Meeting, the Proxy Statement, and our Annual Report. These materials provide you with important information about the Company, the Annual Meeting, and the proposals to be voted on at the Annual Meeting.

What is a proxy and a proxy statement?

A proxy is your legal designation of another person to vote the shares of Common Stock you own as of the Record Date in the manner you direct. The person you designate to vote your shares of Common Stock is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated Stacy L. Cozad, our Executive Vice President, General Counsel, and Secretary, and Ryan C. Fisher, our Vice President and Deputy General Counsel, to serve as proxies for the Annual Meeting. The proxies also may be voted at any adjournments or postponements of the meeting. The Board is soliciting proxies for use at the Annual Meeting. A proxy statement is a document we give you when we are soliciting your vote pursuant to SEC regulations.

What is the difference between a stockholder of record and a beneficial owner?

If your shares of Common Stock are registered in your name on the books and records of our transfer agent, you are a “stockholder of record.” We therefore sent the Notice or Proxy Materials directly to you.

If your shares of Common Stock are held for you in the name of your broker or bank, your shares are held in “street name” and you are considered the “beneficial owner” of your shares and the broker or bank is considered to be the stockholder of record.

If you are a beneficial owner, the Notice or Proxy Materials have been forwarded to you by the broker or bank that holds your shares of Common Stock, and, as the beneficial owner, you have the right to direct your broker or bank on how to vote your shares by using the voting instruction form provided to you by your broker or bank.

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How do I vote?

Your voting method depends on whether you are a stockholder of record or a beneficial owner.

Stockholder of record

If you are a stockholder of record, you may vote using one of the following methods:

ONLINE	BY PHONE	BY MOBILE DEVICE	BY MAIL	DURING THE VIRTUAL MEETING
Before the Annual Meeting, vote online at www.proxyvote.com	Call 1-800-690-6903	Scan the QR code on your proxy card or Notice	If you received a printed version of these proxy materials, you may vote by mail	Vote online during the meeting at www.virtualshareholdermeeting.com/ NGVT2024 by entering your 16-digit control number and following the site instructions

Even if you plan to attend the Annual Meeting virtually, we encourage you to vote your shares ahead of time.

Beneficial owner

If you are a beneficial owner, you may vote by following the instructions on the voting instruction form or notice provided to you by the bank or broker that holds your shares.

May I revoke my proxy and change my vote?

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting by doing one of the following:

■	Voting again by telephone or via the Internet prior to 11:59 p.m., Eastern Time, on April 22, 2024;
■	Giving written notice to the Corporate Secretary of the Company;
■	Delivering a later-dated proxy to the Company; or
■	Voting during the Annual Meeting by following the instructions available on the meeting website, www.virtualshareholdermeeting.com/NGVT2024.

If you are a beneficial owner, please check your voting instruction form or contact the bank or broker that holds your shares for instructions on how to revoke or change your voting instruction.

Who is entitled to vote at the Annual Meeting?

All Ingevity stockholders who owned Common Stock as of the close of business on the Record Date are entitled to vote at the Annual Meeting.

How many votes are entitled to be cast at the Annual Meeting?

Each Ingevity stockholder is entitled to one vote for each share of Common Stock owned as of the Record Date. There were 36,247,546 shares of Common Stock outstanding on the Record Date. There is no cumulative voting.

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When and where is the Annual Meeting, and may I attend?

In order to allow greater access to the meeting to our stockholders and lower the barriers to stockholder participation, our Annual Meeting will be held in a virtual meeting format only with no physical meeting location, which will enable stockholders to participate from any location and at no cost.

To participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form. The meeting will begin promptly at 9:30 a.m., Eastern Time, and we encourage stockholders to access the meeting prior to the start time. Technical assistance will be available on the day of the Annual Meeting. If you experience difficulties joining the Annual Meeting, please call 844-986-0822 in the U.S., or 303-562-9302 for International assistance.

How may I ask a question during the Annual Meeting?

We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate in the Annual Meeting as they would at an in-person meeting. You will be able to attend the Annual Meeting online, vote your shares of Common Stock electronically, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/NGVT2024 and entering the 16-digit control number included on your Notice, proxy card, or voting instruction form.

We will try to answer as many stockholder-submitted questions as time permits, and in the event we receive more questions than we can answer during our allotted period of time, we will answer them in the order received. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business, or that do not comply with the Annual Meeting rules of conduct. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. To the extent you have a question that was not answered during the Annual Meeting, please contact our Investor Relations team at investors@ingevity.com.

How many votes must be present to hold the Annual Meeting?

In order for us to conduct the Annual Meeting, a majority of the shares of Common Stock outstanding as of the Record Date must be present at the meeting (including by proxy). This is referred to as a quorum. If a share is represented for any matter at the Annual Meeting, it is deemed to be present for quorum purposes. Abstentions and shares of Common Stock held of record by a bank or broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of shares present at the Annual Meeting. However, broker non-votes will not be included in determining whether a quorum is present at such meeting.

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What proposals will be voted on at the Annual Meeting, what are the Board’s voting recommendations, and what is required for a proposal to pass?

The following table summarizes the Board’s voting recommendations for each proposal, the vote required for each proposal to pass, and the effect of abstentions and uninstructed shares on each proposal. If you are a stockholder of record who submits a proxy card without selecting an option for any of the proposals, the proxy holders will vote in accordance with the Board recommendations in the table below.

Proposal	Description	Board Voting Recommendation	Vote Required to Pass(1)	Effect of Abstentions on Votes Cast(2)	Effect of Broker Non-votes(3)
1	Election of Nine Directors	FOR all director nominees	Majority of the votes cast	None	None
2	Advisory Vote on Compensation of our Named Executive Officers (Say-On-Pay)	FOR	Majority of shares present	Counts as a vote against the proposal	None
3	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024	FOR	Majority of shares present	Counts as a vote against the proposal	Broker may vote in its discretion
4	Amendment of the Company’s Certificate of Incorporation to provide for the exculpation of certain officers from liability in limited circumstances	FOR	Majority of shares present	Counts as a vote against the proposal	None

(1)	For Proposal 1, majority of votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” the director nominee. For Proposals 2-4, “shares present” includes abstentions.
(2)	Abstentions are considered present and entitled to vote.
(3)	Brokers only have authority to vote in their discretion for routine matters. All of the proposals, except for Proposal 3, are considered non-routine matters. If you are a beneficial owner holding shares through a broker and you do not specify a choice to your broker for a non-routine proposal, the broker is not entitled to vote in its discretion and this is considered a broker non-vote.

Will there be any other matters of business addressed at the Annual Meeting?

As of the date of this Proxy Statement, we are not aware of any other matter that will be properly brought before the Annual Meeting. If other matters are properly introduced, the persons named in the proxy as the proxy holders will vote on such matters in their discretion using their best judgment.

Who bears the expenses of solicitation?

We will bear the cost of solicitation of proxies by the Board in connection with the Annual Meeting. We will reimburse brokers, fiduciaries, and custodians for reasonable expenses incurred by them in forwarding Proxy Materials to beneficial owners of Common Stock held in their names. Proxies may be solicited by mail, in person, by telephone, facsimile, or other means of communication by our officers and other employees. These people will receive no additional compensation for these services but will be reimbursed for any expenses incurred by them in connection with these services. In addition, Ingevity’s officers, directors, and employees may solicit proxies but will receive no additional or special compensation for such work.

What is Ingevity’s principal executive office address?

The address of Ingevity’s principal executive office is: 4920 O’Hear Avenue, Suite 400, North Charleston, South Carolina 29405.

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What is “householding” and how does it affect me?

“Householding” refers to a procedure allowed by the SEC to reduce the number of copies of the Notice or Proxy Materials mailed to holders of our Common Stock residing at the same address. Under this procedure, we will deliver one Notice or one set of printed Proxy Materials to beneficial holders of our Common Stock residing at the same address, unless their broker, bank, or other nominee has received contrary instructions from any beneficial holder at that address. Likewise, we will deliver one Notice or one set of printed Proxy Materials to record holders of our Common Stock residing at the same address, unless we receive instructions from such stockholders to the contrary. If you reside at the same address as other stockholders of record and would like to receive a separate Notice or set of Proxy Materials, please contact us at 1-844-643-8489 (1-84-INGEVITY) or at Ingevity Corporation, 4920 O’Hear Avenue, Suite 400, North Charleston, South Carolina 29405, Attn: Corporate Secretary, and we will promptly deliver a separate set to you. If you and other stockholders of record residing at the same address received multiple Notices or sets of the Proxy Materials and would like to receive a single Notice or set in the future, please contact us as described above. Beneficial holders with questions about combined mailings should contact the bank or broker holding their shares.

What if a director is not elected?

Any director who is not elected at the Annual Meeting shall offer to tender his or her resignation to the Chair of the Board and the Nominating & Governance Committee. The Nominating & Governance Committee will promptly consider the resignation offer and make a recommendation to the Board as to whether to accept or reject the tendered resignation and whether other action should be taken. The Board will act on the tendered resignation within 90 days following the stockholders’ meeting at which the election occurred. The Nominating & Governance Committee, in making its recommendation, and the Board, in making its decision, may consider all the information, factors, and alternatives it considers appropriate. Any director who offers his or her resignation pursuant to this provision may not participate in the Nominating & Governance Committee deliberations and recommendation or in the Board’s deliberations and decision whether to accept or reject the resignation offer.

When will the voting results from the Annual Meeting be disclosed?

The Company will file a Current Report on Form 8-K with the SEC and post the filing to the Company’s website within four business days following the Annual Meeting.

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Questions and Answers Regarding Stockholder Communications, Stockholder Proposals, and Company Documents

How can I obtain copies of Ingevity’s Annual Report?

We will provide without charge, at the written request of any stockholder of record as of the Record Date, a copy of our Annual Report, including the financial statements, as filed with the SEC, excluding exhibits. We will provide copies of the exhibits to eligible stockholders making such a request.

Requests for copies of our Annual Report should be mailed to: Ingevity Corporation, 4920 O’Hear Avenue, Suite 400, North Charleston, South Carolina 29405, Attn: Corporate Secretary. You may also access a copy of our Annual Report via the Internet by visiting www.proxyvote.com.

How do I submit a proposal for inclusion next year’s proxy statement?

Under SEC rules, a proposal that a stockholder wishes to include in our proxy statement for the 2025 annual meeting of stockholders must be received by our Corporate Secretary no later than the close of business on November 10, 2024. Proposals must be in writing and delivered to: Ingevity Corporation, 4920 O’Hear Avenue, Suite 400, North Charleston, South Carolina 29405, Attn: Corporate Secretary. In addition, proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. Accordingly, stockholders wishing to submit a proposal should refer to Rule 14a-8 of the Exchange Act, which sets standards for eligibility and specifies the types of proposals that are not appropriate for inclusion in our proxy statement.

How do I nominate a director for election at next year’s annual meeting of stockholders?

Under our Bylaws, any stockholder of record may nominate persons for election as directors at an annual meeting of our stockholders by providing written notice of their intent to do so to our Corporate Secretary no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. If the annual meeting is held on a date that is more than 30 days before, or more than 60 days after, such anniversary, then such notice must instead be provided no earlier than the close of business on the 120th day prior to the meeting and no later than the close of business on the later of: (i) the 90th day prior to the meeting; or (ii) the seventh day following the day on which public announcement of the date of the meeting is first made by the Company. We anticipate holding our 2025 annual meeting of stockholders on or about the one-year anniversary of this year’s meeting. This means that written notice of any nominations intended to be made at our 2025 annual meeting of stockholders must be delivered to our Corporate Secretary no earlier than the close of business on December 24, 2024 and no later than the close of business on January 23, 2025. Any such notice must contain the information and conform to the requirements specified in our Bylaws. In addition, the Company will only consider nominations from a stockholder who is a stockholder of record: (i) at the time of giving such notice; (ii) on the record date for the determination of stockholders entitled to vote at the annual meeting; and (iii) at the time of the annual meeting.

In addition to the requirements in the preceding paragraph, stockholders who intend to solicit proxies in support of director nominees other than Ingevity’s nominees through the use of a “universal proxy card” must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than February 22, 2025, which is 60 days prior to April 23, 2025, the one-year anniversary of the Annual Meeting.

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How do I bring other business before next year’s annual meeting of stockholders?

Under our Bylaws, any stockholder of record who wishes to present a matter for consideration (other than the nomination of a director or matters that have been submitted for inclusion in our proxy statement for such annual meeting) at an annual meeting of our stockholders must provide written notice of their intent to do so to our Corporate Secretary no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. If the annual meeting is held on a date that is more than 30 days before, or more than 60 days after, such anniversary, then such notice must instead be provided no earlier than the close of business on the 120th day prior to the meeting and no later than the close of business on the later of: (i) the 90th day prior to the meeting; or (ii) the seventh day following the day on which public announcement of the date of the meeting is first made by the Company. We anticipate holding our 2025 annual meeting of stockholders on or about the one-year anniversary of this year’s meeting. This means that any notice regarding matters to be presented at our 2025 annual meeting of stockholders must be delivered to our Corporate Secretary no earlier than the close of business on December 24, 2024 and no later than the close of business on January 23, 2025. Any such notice must contain the information and conform to the requirements specified in our Bylaws.

In addition, the Company will only consider proposals from a stockholder who is a stockholder of record: (i) at the time of giving such notice; (ii) on the record date for the determination of stockholders entitled to vote at the annual meeting; and (iii) at the time of the annual meeting.

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Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements generally include the words “will,” “plans,” “intends,” “targets,” “expects,” “outlook,” “guidance,” “believes,” “anticipates” or similar expressions. Forward-looking statements may include, without limitation, anticipated timing, charges and costs of the closure of our DeRidder, Louisiana plant; the potential benefits of any acquisition or investment transaction, expected financial positions, guidance, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost-reduction initiatives, plans and objectives; litigation related strategies and outcomes; and markets for securities. Actual results could differ materially from the views expressed. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, charges, costs or actions, including adverse legal or regulatory actions, resulting from, or in connection with, the closure of our DeRidder, Louisiana plant; losses due to resale of CTO at less than we paid for it; adverse effects from general global economic, geopolitical and financial conditions beyond our control, including inflation and the Russia-Ukraine war and Israel-Gaza war; risks related to our international sales and operations; adverse conditions in the automotive market; competition from substitute products, new technologies and new or emerging competitors; worldwide air quality standards; a decrease in government infrastructure spending; adverse conditions in cyclical end markets; the limited supply of or lack of access to sufficient raw materials, or any material increase in the cost to acquire such raw materials; issues with or integration of future acquisitions and other investments; the provision of services by third parties at several facilities, including the impact of WestRock’s shutdown of its North Charleston paper mill; supply chain disruptions; natural disasters and extreme weather events; or other unanticipated problems such as labor difficulties (including work stoppages), equipment failure or unscheduled maintenance and repair; attracting and retaining key personnel; dependence on certain large customers; legal actions associated with our intellectual property rights; protection of our intellectual property and other proprietary information; information technology security breaches and other disruptions; complications with designing or implementing our new enterprise resource planning system; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies, tariffs and the chemicals industry; and losses due to lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes, and the other factors detailed from time to time in the reports we file with the Securities and Exchange Commission (the “SEC”), including those described in Part I, Item 1A. Risk Factors in our most recent Annual Report on Form 10-K as well as in our other filings with the SEC. These forward-looking statements speak only to management’s beliefs as of the date of this Proxy Statement. Ingevity assumes no obligation to provide any revisions to, or update, any projections and forward-looking statements contained in this Proxy Statement.

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Appendix A: Non-GAAP Financial Measures and Reconciliation Tables

Non-GAAP financial measures used in this proxy statement

Ingevity has presented certain financial measures in this Proxy Statement, defined below, which have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) These financial measures are not meant to be considered in isolation or as a substitute for the most directly comparable financial measure calculated in accordance with GAAP.

Metrics used in “2023 Business Highlights” and “NEO Performance and Compensation Decisions”

Adjusted EBITDA and Adjusted EBITDA Margin	Definitions. “Adjusted EBITDA” is defined as net income (loss) plus interest expense, net, provision (benefit) for income taxes, depreciation, amortization, restructuring and other (income) charges, net, including inventory lower of cost or market charges associated with restructuring actions, acquisition and other-related (income) costs, litigation verdict charges, gain on sale of strategic investment, loss on CTO resales, and pension and postretirement settlement and curtailment (income) charges, net. “Adjusted EBITDA Margin” is defined as Adjusted EBITDA divided by Net sales.

Reason Used. We believe these non-GAAP financial measures provide management as well as investors, potential investors, securities analysts and others with useful information to evaluate the performance of the business, because such measures, when viewed together with our financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance and projected future results. We believe Adjusted EBITDA and Adjusted EBITDA Margin are useful measures because they exclude the effects of financing and investment activities as well as non-operating activities.

Reconciliation. The table below reconciles Adjusted EBITDA to net income (loss), the most comparable financial measure calculated in accordance with GAAP.

Free Cash Flow	Definition. “Free Cash Flow” is defined as net cash provided by operating activities less capital expenditures.

Reason Used. Management believes that free cash flow is an important liquidity measure for the Company and that it is useful to investors and management as a measure of the ability of our business to generate cash.

Reconciliation. The table below reconciles Free Cash Flow to net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP.

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Metrics used in “Short-Term Incentive Plan and 2023 Awards”

Company STIP-Adjusted EBITDA	Definition. “Company STIP-Adjusted EBITDA” is defined as Adjusted EBITDA (as defined above), plus or minus the impact of certain non-cash gains or charges as determined in the T&C Committee’s sole discretion. Excluded items may include the cumulative effect of accounting changes, the effect of new accounting pronouncements, last-in, first-out (LIFO) adjustment (income) expense, (gain) loss on currency translation and hyperinflation (gain) loss per share, and certain other adjustments reflecting substantial or out of the ordinary matters.

Reason Used. Company STIP-Adjusted EBITDA was selected as a performance measure under the 2023 STIP because Adjusted EBITDA is the primary performance measurement of the Company’s earnings guidance and drives behavior consistent with the stockholders’ interests. Additionally, for compensation award purposes, eliminating the other certain non-cash gains or losses was appropriate because the impacts of both were primarily driven by external market conditions and not by decisions management could directly influence.

Reconciliation. The table below reconciles Company STIP-Adjusted EBITDA to net income (loss), the most comparable financial measure calculated in accordance with GAAP.

Business Unit STIP-Adjusted EBITDA (“BU STIP-Adjusted EBITDA”)	Definition. “BU STIP-Adjusted EBITDA” is defined as Segment EBITDA, as defined under ASC 280, plus or minus the impact of certain non-cash gains or charges as determined in the T&C Committee’s sole discretion. Excluded items may include the cumulative effect of accounting changes, the effect of new accounting pronouncements, last-in, first-out (LIFO) adjustment (income) expense, (gain) loss on currency translation and hyperinflation (gain) loss per share, and certain other adjustments reflecting substantial or out of the ordinary matters.

Reason Used. BU STIP-Adjusted EBITDA was selected as a performance measure under the 2023 STIP because Segment EBITDA is the primary performance measurement of the Company’s segment earnings and drives behavior consistent with the stockholders’ interests. Additionally, for segment compensation award purposes, eliminating the fair market gain or loss from other certain non-cash gains or losses was appropriate because the impacts of both were primarily driven by external market conditions and not by decisions management could directly influence.

Reconciliation. The table below reconciles Performance Chemicals’ BU STIP-Adjusted EBITDA and Performance Materials’ BU STIP-Adjusted EBITDA to Segment EBITDA, respectively, the most comparable financial measure calculated in accordance with GAAP under ASC 280.

Company STIP-Adjusted Revenue	Definition. Company STIP-Adjusted Revenue is defined as revenue in accordance with GAAP, plus or minus the impact of certain non-recurring items including, without limitation, currency impacts, discontinued or sold operations, acquisition impacts, and new accounting pronouncements.

Reason Used. Company STIP-Adjusted Revenue was selected as a performance measure under the 2023 STIP to drive behaviors consistent with our Ingevity 2.0 Strategy, which is to drive sustainable revenue growth to achieve enduring enterprise success and create long-term stockholder value.

Reconciliation. The table below reconciles Company STIP-Adjusted Revenue to the Company’s revenue, the most comparable financial measure calculated in accordance with GAAP.

Business Unit STIP-Adjusted Revenue (“BU STIP-Adjusted Revenue”)	Definition. “BU STIP-Adjusted Revenue” is defined as segment revenue in accordance with GAAP, plus or minus the impact of certain non-recurring items including, without limitation, currency impacts, discontinued or sold operations, acquisition impacts, and new accounting pronouncements.

Reason Used. BU STIP-Adjusted Revenue was selected as a performance measure under the 2023 STIP to drive behaviors within each segment consistent with our Ingevity 2.0 Strategy, which is to drive sustainable revenue growth to achieve enduring enterprise success and create long-term stockholder value.

Reconciliation. The table below reconciles Performance Chemicals’ BU STIP-Adjusted Revenue and Performance Materials’ BU STIP-Adjusted Revenue to each segment’s revenue, respectively, the most comparable financial measure calculated in accordance with GAAP.

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Metrics used in “Long-Term Incentive Plan and 2023 Awards” and “Payout of 2021 PSU Award”

Cumulative Earnings (Loss) per Share (“Cumulative EPS”)	Definition. “Cumulative EPS” is defined as continuing operations diluted EPS attributable to Ingevity stockholders plus restructuring and other (income) charges, net, including inventory lower of cost or market charges associated with restructuring actions, per share, acquisition and other-related (income) costs per share, pension and postretirement settlement and curtailment (income) charges, net per share, loss on CTO resales per share, gain on sale of strategic investment per share, debt refinancing fees per share, litigation verdict charges per share, tax expense (benefit) recorded as a result of legislative tax rate changes and certain discrete tax items such as excess tax benefits on share-based compensation vesting per share, and certain non-cash (income) charges per share (which includes: cumulative effect of accounting changes per share, the effect of new accounting pronouncements per share, last-in, first-out (LIFO) adjustment (income) expense per share, (gain) loss on currency translation and hyperinflation (gain) loss per share, and the income tax expense (benefit) per share on these items.

Reason Used. Cumulative EPS was selected as a performance measure because Cumulative EPS is a primary performance measurement of the Company’s profitability over the performance period.

Reconciliation. The table below reconciles Cumulative EPS to diluted earnings per share, the most directly comparable financial measure calculated in accordance with GAAP.

Average Return on Invested Capital (“Average ROIC”)	Definitions. “Average ROIC” is defined as the average of the Return on Invested Capital (“ROIC”) for each of the three years within the performance period of the PSU award. ROIC is defined as net operating profit after tax (NOPAT) divided by the average Invested Capital for the period using an average ROIC from each of the three plan years. NOPAT is defined as net income (loss) from continuing operations plus interest expense (income), net, restructuring and other (income) charges, including inventory lower of cost or market charges associated with restructuring actions, acquisition and other-related (income) costs, loss on CTO resales, gain on sale of strategic investment, debt refinancing fees, litigation verdict charges, pension settlement and curtailment (gain) loss, and the income tax expense (benefit) on these items, including the tax expense (benefit) recorded as a result of legislative tax rate changes, and certain discrete tax items such as excess tax benefits on share-based compensation vestings. Invested Capital is defined as total debt including financing lease obligations (including the amounts recorded as the result of adoption of new accounting standards), less the financing lease restricted investment plus total Ingevity stockholders’ equity. Average Invested Capital for each year will be defined as a two (2) point average: (beginning calendar year Invested Capital plus end of calendar year Invested Capital) divided by two.

Reason Used. Average ROIC has been selected as a performance measure commencing with the 2021 PSUs because it aligns with shareholder interests and promotes capital discipline. The T&C Committee believes that the use of an average calculation drives management accountability consistently throughout the performance period.

Reconciliation. The table below calculates the Average ROIC for the 2021 PSUs and reconciles NOPAT (Average ROIC numerator) to net income attributable to Ingevity’s stockholders, the most comparable measure calculated in accordance with GAAP, and calculates Average Invested Capital (Average ROIC denominator) using the balance sheet.

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AFA EBITDA and AFA EBITDA Margin	Definitions. “AFA EBITDA” is defined as net income (loss) plus interest expense, net, provision (benefit) for income taxes, depreciation, amortization, restructuring and other (income) charges, net, including inventory lower of cost or market charges associated with restructuring actions, acquisition and other-related (income) costs, litigation verdict charges, gain on sale of strategic investment, loss on CTO resales, and pension and postretirement settlement and curtailment (income) charges, net for alternative fatty acid (“AFA”) products sold from the Company’s plants in North Charleston, South Carolina and Crossett, Arkansas (together, the “Performance Plants”). “AFA EBITDA Margin” is defined as AFA EBITDA divided by net sales of AFA products from the Performance Plants.

Reason Used. AFA EBITDA Margin was selected as a performance measure for the PC Transformation Award PSUs because it is a good indicator of whether the Company’s efforts to accelerate the transition of our PC segment to a broader based oleochemical product line is being accomplished on a profitable basis. We believe these non-GAAP financial measures provide management as well as investors, potential investors, securities analysts and others with useful information to evaluate the performance of the strategic transformation of our PC segment to diversify our feedstocks from CTO-based products to oleochemical products, because such measures, when viewed together with our financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance and projected future results. We believe AFA EBITDA and AFA EBITDA Margin are useful measures because they exclude the effects of financing and investment activities as well as non-operating activities.

Reconciliation. When performance under the PC Transformation Award PSUs is certified, the Company will provide a table that reconciles AFA EBITDA to net income (loss), the most comparable financial measure calculated in accordance with GAAP.

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Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP) to Company STIP-Adjusted EBITDA (Non-GAAP)

In millions, unaudited	Year Ending 2023	Year Ending 2022	Year Ending 2021
Net income (loss) (GAAP)	(5.4)	$211.6	$118.1
Interest expense	93.3	61.8	51.7
Interest income	(6.3)	(7.5)	(4.0)
Provision (benefit) for income taxes	(4.7)	58.0	44.7
Depreciation and amortization	122.8	108.8	109.9
Restructuring and other (income) charges, net	189.9	13.8	16.2
Acquisition and other-related (income) costs	4.5	5.9	0.6
Gain on sale of strategic investment	(19.3)	—	—
Loss on CTO resales	22.0	—	—
Litigation verdict charge	—	—	85.0
Pension and postretirement settlement and curtailment charges (income), net	—	0.2	—
Adjusted EBITDA (Non-GAAP)(1)	$396.8	$452.6	422.2
Certain non-cash charges(2)	1.5	(1.7)	1.8
Company STIP-Adjusted EBITDA (Non-GAAP)	$398.3	$450.9	$424.0
Net Sales	$1,692.1	$1,668.3	1,391.5
Adjusted EBITDA Margin (Non-GAAP)	23.5%	27.1%	30.3%

(1)	For more information on the adjustments from Net income (loss) to Adjusted EBITDA, refer to the Company’s Annual Report on Form 10-K filed with the SEC on February 22, 2024, Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.
(2)	Represents certain non-cash costs primarily including non-cash income resulting from inventory adjustments recorded during the period in accordance with last-in, first-out (“LIFO”) inventory accounting, certain acquisitions and strategic investments, and non-cash translation impacts associated with currency exchange rate fluctuations.

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Free Cash Flow (Non-GAAP)

In millions, unaudited	Year Ending 2023	Year Ending 2022
Net Cash Provided by Operating Activities (GAAP)	$205.1	$313.4
Capital expenditures	(109.8)	(142.5)
Free Cash Flow (Non-GAAP)	$95.3	$170.9

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Reconciliation of Segment EBITDA (GAAP) to BU STIP-Adjusted EBITDA (Non-GAAP)

	Year Ending 2023
In millions, unaudited	Performance Chemicals	Performance Materials	Advanced Polymer Technologies
Segment EBITDA (GAAP)	$65.7	$286.6	$44.5
Certain non-cash charges(1)	(0.8)	2.2	0.1
BU STIP-Adjusted EBITDA (Non-GAAP)	$64.9	$288.8	$44.6

(1)	Represents certain non-cash costs primarily including non-cash income resulting from inventory adjustments recorded during the period in accordance with last-in, first-out (“LIFO”) inventory accounting, and translation impacts associated with foreign currency exchange rate fluctuations.

Reconciliation of Revenue (GAAP) to Company STIP-Adjusted Revenue (Non-GAAP)

In millions, unaudited	Year Ending 2023
Revenue	$1,692.1
Certain non-recurring items(1)	(3.9)
Company STIP-Adjusted Revenue (Non-GAAP)	$1,688.2

(1)	Represents certain non-cash income (cost) translation impacts associated with foreign currency exchange rate fluctuations.

Reconciliation of Segment Revenue (GAAP) to BU STIP-Adjusted Revenue (Non-GAAP)

	Year Ending 2023
In millions, unaudited	Performance Chemicals	Performance Materials	Advanced Polymer Technologies
Segment Revenue (GAAP)	$902.1	$586.0	204.0
Certain non-recurring items(1)	(1.2)	—	(2.7)
BU STIP-Adjusted Revenue (Non-GAAP)	$900.9	$586.0	201.3

(1)	Represents certain non-cash income (cost) translation impacts associated with currency exchange rate fluctuations.

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Reconciliation of Diluted EPS (GAAP) to Cumulative EPS (Non-GAAP)

Shares In millions, unaudited	Year Ending 2023	Year Ending 2022	Year Ending 2021
Diluted earnings (loss) per common share (GAAP)	$(0.15)	$5.50	2.95
Restructuring and other (income) charges, net	5.17	0.36	0.40
Acquisition and other-related (income) costs	0.12	0.14	0.01
Litigation verdict charge	—	—	2.12
Debt refinancing fees	—	0.13	—
Pension and postretirement settlement and curtailment charges (income)	—	0.01	—
Gain on sale of strategic investment	(0.52)	—	—
Loss on CTO resales	0.60	—	—
Tax effect on items above	(1.26)	(0.15)	(0.59)
Tax benefit from legislative tax rate changes, including certain discrete tax items(1)	(0.02)	0.02	0.34
Diluted adjusted earnings (loss) per share (Non-GAAP)	$3.94	$6.01	$5.23
Adjustments:
Certain non-cash (income) charges(2)	0.04	(0.17)	0.04
Tax effect on items above	(0.01)	0.04	(0.01)
Diluted adjusted earnings (loss) per share, net of adjustments	$3.97	$5.88	$5.26
Cumulative EPS (Non-GAAP)(3)		$15.11

(1)	Represents certain discrete tax items such as excess tax benefits on stock compensation and impacts of changes associated with U.S. Tax Reform. Management believes excluding these discrete tax items assists investors, potential investors, securities analysts, and others in understanding the tax provision and the effective tax rate related to continuing operating results thereby providing useful supplemental information about operational performance.
(2)	Represents certain non-cash costs primarily including non-cash income resulting from inventory adjustments recorded during the period in accordance with last-in, first-out (“LIFO”) inventory accounting, and non-cash translation impacts associated with foreign currency exchange rate fluctuations.
(3)	Sum of 2021, 2022, and 2023.

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Reconciliation of Net Income (Loss) (GAAP) to NOPAT (Non-GAAP)

In millions, unaudited	Year Ending 2023	Year Ending 2022	Year Ending 2021
Net income (loss) (GAAP)	$(5.4)	$211.6	$118.1
Restructuring and other (income) charges, net	189.9	13.8	16.2
Acquisition and other-related (income) costs	4.5	5.9	0.6
Debt refinancing fees	—	5.1	—
Pension and postretirement settlement and curtailment charges (income)	—	0.2	—
Litigation verdict charge	—	—	85.0
Gain on sale of strategic investment	(19.3)	—	—
Loss on CTO resales	22.0	—	—
Tax effect on items above	(46.4)	(5.9)	(23.8)
Tax benefit from legislative tax rate changes, including certain discrete tax items(1)	(0.6)	0.7	13.4
Adjusted earnings (loss) (Non-GAAP)	$144.7	$231.4	$209.5
Adjustments:
Interest expense, net	$87.0	$49.2	$47.7
Certain miscellaneous (income)/charges(2)	1.5	(6.6)	1.8
Tax effect on items above	(20.8)	(10.0)	(0.4)
NOPAT (Non-GAAP) (Average ROIC numerator)	$212.4	$264.0	$258.6

(1)	Represents certain discrete tax items such as excess tax benefits on stock compensation and impacts of changes associated with U.S. Tax Reform. Management believes excluding these discrete tax items assists investors, potential investors, securities analysts, and others in understanding the tax provision and the effective tax rate related to continuing operating results thereby providing useful supplemental information about operational performance.
(2)	Represents the sum of the following two adjustments: non-cash income resulting from inventory adjustments recorded during the period in accordance with last-in, first-out (“LIFO”) inventory accounting, and non-cash translation impacts associated with currency exchange rate fluctuation.

Calculation of Average Invested Capital  (Non-GAAP)

	December 31,
In millions, unaudited	2023	2022	2021	2020
Total Ingevity Stockholders’ Equity	$631.4	$698.3	$673.8	$642.1
Total Debt including capital lease obligation	1,472.5	1,479.9	1,280.5	1,306.5
Less: Restricted Investment, gross of allowance for expected credit losses	(79.3)	(78.6)	(76.6)	(74.5)
Less: Restricted Cash	(0.6)	(0.6)	(0.6)	(0.7)
Invested Capital (Non-GAAP)	$2,024.0	$2,099.0	$1,877.1	$1,873.4
Average Invested Capital (Non-GAAP) (Average ROIC denominator)	$ 2,061.5	$ 1,988.1	$ 1,875.3

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Calculation of Average ROIC (Non-GAAP)

In millions, unaudited	2023	2022	2021
NOPAT (Non-GAAP) (Average ROIC numerator)	$212.4	$264.0	$258.6
Average Invested Capital (Non-GAAP) (Average ROIC denominator)	2,061.5	1,988.1	1,875.3
Period-End ROIC (Non-GAAP)	10.3%	13.3%	13.8%
Average ROIC (Non-GAAP)		12.5%

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Appendix B: Third Amended and Restated Certificate of Incorporation

THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF INGEVITY CORPORATION

The present name of the corporation is Ingevity Corporation. The corporation was incorporated under the name MWV CATALYST SPINCO, INC. on March 27, 2015 by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware. This Third Amended and Restated Certificate of Incorporation of the corporation, which both amends and restates the provisions of the corporation’s Second Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. The Second Amended and Restated Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the corporation (which is hereinafter referred to as the “Corporation”) is: Ingevity Corporation

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1521 Concord Pike, Suite 201, Wilmington, New Castle County, Delaware, 19803. The name of the Corporation’s registered agent at such address is United Agent Group Inc.

ARTICLE III

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of stock which the Corporation shall have authority to issue is 350,000,000 shares, consisting of 50,000,000 shares of preferred stock, par value $.01 per share (hereinafter referred to as “Preferred Stock”), and 300,000,000 shares of common stock, par value $.01 per share (hereinafter referred to as “Common Stock”).

Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and special rights of the shares of each such series and the qualifications, limitations and restrictions thereof, and increase and decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may be provided in the Certificate of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

ARTICLE V

In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal the By-Laws of the Corporation; provided, however, that the By-Laws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto.

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ARTICLE VI

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

ARTICLE VII

Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors constituting the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”) shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board.

Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, directors shall be elected for a term of office to expire at the next annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, any vacancy resulting from death, resignation, retirement, disqualification, removal from office or other cause, and any newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and any director so chosen shall hold office for the remainder of the term that was being served by the director whose absence creates the vacancy, or, in the case of a vacancy created by an increase in the number of directors, a term expiring at the next annual meeting of stockholders, and in each case until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the total number of directors which the Corporation would have if there were no vacancies shall shorten the term of any incumbent director.

Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws.

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE VIII

No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection of any director or officer of the Corporation in respect of any act or omission occurring prior to such amendment or repeal.

INGEVITY | 2024 Proxy Statement	102

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ARTICLE IX

Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX; provided, however, that any amendment or repeal of Article VIII of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; provided, further, that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

This Third Amended and Restated Certificate of Incorporation shall become effective at 11:59 p.m., Eastern Time, on [xxx, 2024] (the “Effective Time”).

IN WITNESS WHEREOF, the Corporation has caused this Third Amended and Restated Certificate of Incorporation to be signed by Stacy L. Cozad, its Executive Vice President, General Counsel and Secretary, this [xxx day of xxx, 2024].

INGEVITY CORPORATION

By: /s/ Stacy L. Cozad

Name: Stacy L. Cozad
Title: Executive Vice President, General Counsel and Secretary

INGEVITY | 2024 Proxy Statement	103

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Ingevity Corporation
4920 O'Hear Avenue
Suite 400
North Charleston, SC
29405
844 643 8489

ingevity.com

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SCAN TO VIEW MATERIALS & VOTE

INGEVITY CORPORATION
SHAREOWNER SERVICES
P.O. BOX 64945
ST. PAUL, MN 55164-0945

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Time on April 22, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NGVT2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on April 22, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V29233-P04963 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INGEVITY CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of the below Director nominees, each for a one-year term and until his or her successor is duly elected and qualified:

Nominees:	For	Against	Abstain
1a. Jean S. Blackwell	☐	☐	☐
1b. Luis Fernandez-Moreno	☐	☐	☐
1c. John C. Fortson	☐	☐	☐
1d. Diane H. Gulyas	☐	☐	☐
1e. Bruce D. Hoechner	☐	☐	☐
1f. Frederick J. Lynch	☐	☐	☐
1g. Karen G. Narwold	☐	☐	☐
1h. Daniel F. Sansone	☐	☐	☐
1i. Benjamin G. (Shon) Wright	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain
2. Advisory vote on compensation of our Named Executive Officers (Say-on-Pay).	☐	☐	☐
3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2024.	☐	☐	☐
4. Amendment to the Company's Certificate of Incorporation to provide for the exculpation of certain officers from liability in limited circumstances.	☐	☐	☐

NOTE: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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V29234-P04963

INGEVITY CORPORATION
VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
Tuesday, April 23, 2024 at 9:30 AM Eastern Time

INGEVITY CORPORATION
4920 O'Hear Ave, Suite 400, North Charleston, SC 29405
This proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders on Tuesday, April 23, 2024.

The undersigned hereby appoints Stacy L. Cozad and Ryan C. Fisher, and both of them, proxies, with full power of substitution in each, to represent, and to vote the common stock of INGEVITY CORPORATION, which the undersigned is entitled to vote at the 2024 Annual Meeting of Stockholders scheduled to be held at 9:30 AM Eastern Time on April 23, 2024, virtually at www.virtualshareholdermeeting.com/NGVT2024, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted as specified on the reverse side. If no specification is made, this proxy will be voted "FOR" each of the director nominees listed in Proposal 1, and "FOR" Proposals 2, 3 and 4, and in the discretion of the proxies, upon such other business as properly comes before the Annual Meeting.

Continued and to be signed on reverse side